                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant          /X/

Filed by a Party other than the Registrant          / /

Check the appropriate box:

/ / Preliminary Proxy Statement                / / Confidential, For Use of
                                                 the Commission Only (as permit-
                                                 ted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12

                       UNION SQUARE HOTEL PARTNERS, L.P.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                       UNION SQUARE HOTEL PARTNERS, L.P.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

    / / No fee required.

    /X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which the transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(a)(Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: $126,900,000(purchase price)

(5) Total fee paid: $25,380

/X/ Fee paid previously with preliminary materials: $25,380

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offset was paid previously. Identify the previous filing by registration statement number, the form or schedule and the date of its filing.

(1) Amount previously paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

                       UNION SQUARE HOTEL PARTNERS, L.P.
                      3 WORLD FINANCIAL CENTER, 29TH FLOOR
                            NEW YORK, NEW YORK 10285

                                                                January 10, 1997

Dear Unitholders:


    A Special Meeting of Union Square Hotel Partners, L.P., a Delaware limited partnership formerly known as Shearson Union Square Associates, L.P. (the "Partnership"), will be held at 10:00 a.m. local time, on February 7, 1997, at 3 World Financial Center, 26th Floor, New York, New York 10285 (including any adjournments or postponements thereof, the "Special Meeting"). The enclosed Proxy Statement contains important information concerning the matters to be voted upon at the Special Meeting and should be reviewed carefully. Your vote is important. I urge you to complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Returning a signed proxy card will not prevent you from attending the Special Meeting or voting in person, but it will assure that your vote is counted if you are unable to attend the Special Meeting.


    At the Special Meeting you will be asked to consider a proposal to approve the sale of the Partnership's principal asset, the real property located at 345 Stockton Street, San Francisco, California and the related improvements and personalty commonly known as the "Grand Hyatt San Francisco" (collectively, the "Hotel"), to an affiliate of California Hyatt Corporation (the operator of the Hotel), for $126.9 million in cash and the assumption of certain debts and obligations. This sale, as fully described in the Partnership's accompanying Proxy Statement, which you are urged to read, is referred to herein as the "Transaction."

    In view of the Partnership's aggregate indebtedness, the net proceeds from the Transaction would not be sufficient to both repay the Partnership's existing debt and make distributions to Unitholders. Any distributions are possible only because the General Partner has entered into agreements with certain of the Partnership's lenders that will permit the Partnership to distribute to Unitholders an estimated $9 to $12 million, or between $1.25 to $1.67 per Unit, assuming that the Transaction is completed on or prior to March 31, 1997.

    As you know, the Partnership has suffered continuing losses which, combined with the Partnership's increasing aggregate indebtedness and the imminent maturity of the Partnership's three secured loans have raised serious uncertainty about the Partnership's ability to continue as a going concern. Although the Partnership has received limited extensions of the maturity of certain of its indebtedness to provide time for the consummation of the Transaction, the General Partner believes that if the Unitholders fail to approve the Transaction, a bankruptcy of the Partnership or a foreclosure of the Hotel is likely, and in either of such events, it is unlikely the Unitholders will receive any cash distribution in respect of their Units. Upon completion of the Transaction, the Partnership will be dissolved, and the General Partner intends to make liquidating distributions in accordance with the Partnership Agreement.

    Schroder Wertheim & Co. Incorporated, as investment bankers, have given their opinion that the allocation of certain of the proceeds from the Transaction between the Partnership and one of its major secured debtholders, an affiliate of the General Partner, is fair, from a financial point of view, to the Unitholders, and in that context, the amount of the allocation is at least as favorable to the Partnership as might have been obtained if the allocation had been made with an unaffiliated lender in similar circumstances.

    THE GENERAL PARTNER HAS CAREFULLY REVIEWED THE VARIOUS ALTERNATIVES AVAILABLE TO THE PARTNERSHIP, AND HAS DETERMINED THAT THE TRANSACTION REPRESENTS THE BEST COURSE OF ACTION FOR, AND THAT THE TRANSACTION IS IN THE BEST INTERESTS OF, THE PARTNERSHIP AND THE UNITHOLDERS. ACCORDINGLY, THE GENERAL PARTNER HAS APPROVED THE TRANSACTION AND RECOMMENDS THAT UNITHOLDERS USE THE ENCLOSED PROXY CARD TO VOTE FOR APPROVAL OF THE TRANSACTION.

    The affirmative vote of the holders of a majority of outstanding Units is required to direct Union Square Depositary Corp., the "assignor limited partner" under the Partnership Agreement, to approve the Transaction. Not voting will have the same effect as voting against the proposal, so I once again urge you to complete, sign, and date the enclosed proxy card and return it in the enclosed postage-paid envelope at your earliest convenience. If you have any questions, or would like more information regarding the Proxy Statement, please call the Partnership's Solicitation Agent for this proxy solicitation, D.F. King & Co., Inc. at (800) 347-4750.

                                          Sincerely,
                                          UNION SQUARE/GP CORP.
                                          General Partner

                                                         [LOGO]

                                          By: Jeffrey C. Carter
                                             President and
                                             Chief Financial Officer

                       UNION SQUARE HOTEL PARTNERS, L.P.

                      3 WORLD FINANCIAL CENTER, 29TH FLOOR

                            NEW YORK, NEW YORK 10285

                    NOTICE OF SPECIAL MEETING OF UNITHOLDERS


                         TO BE HELD ON FEBRUARY 7, 1997


To the Unitholders:


    A Special Meeting of Union Square Hotel Partners, L.P., a Delaware limited partnership formerly known as Shearson Union Square Associates, L.P. (the "Partnership"), will be held at 10:00 a.m. local time, on February 7, 1997, at 3 World Financial Center, 26th Floor, New York, New York 10285 (including any adjournments or postponements thereof, the "Special Meeting"), for the following purposes:


        1. To consider a proposal to approve the sale of the Partnership's principal asset, the real property located at 345 Stockton Street, San Francisco, California and the related improvements and personalty commonly known as the "Grand Hyatt San Francisco" (collectively, the "Hotel"), pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 4, 1996, providing for (x) the sale of the Hotel by the Partnership to HT-Hotel Equities, Inc. ("HT-Hyatt"), an affiliate of California Hyatt Corporation (the operator of the Hotel), subject to certain conditions, for $126,900,000 in cash and the assumption by HT-Hyatt of the Partnership's outstanding nonrecourse indebtedness in favor of Hyatt Corporation, which indebtedness is secured by a third deed of trust on the Hotel, and (y) the assumption by HT-Hyatt of all obligations of the Partnership under the lease arrangement pursuant to which California Hyatt Corporation operates the Hotel (collectively, the "Transaction"), all as more fully described in the enclosed Proxy Statement; and

        2. To transact such other business as may properly come before the Special Meeting.

    Only Unitholders of record at the close of business on January 10, 1997, shall be entitled to notice of the Special Meeting and to direct the vote at the Special Meeting of Union Square Depositary Corp., a Delaware corporation, which serves as the "assignor limited partner" (the "Assignor Limited Partner"). Unitholders will not be entitled to dissenters' rights of appraisal under Delaware law or the Second Amended and Restated Agreement of Limited Partnership of the Partnership in connection with the Transaction. The affirmative vote of the holders of a majority of outstanding Units is required to direct the Assignor Limited Partner to approve the Transaction.

    Information regarding the Transaction and related matters is contained in the enclosed Proxy Statement and the annexes thereto, which are incorporated by reference herein and form a part of this notice.

    Please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. It is important that your interests be represented at the Special Meeting. Returning a signed proxy card will not prevent you from attending the Special Meeting or directing the vote of the Assignor Limited Partner in person, but it will assure that your vote is counted if you are unable to attend the Special Meeting.

                                          By Order of the General Partner,

                                          UNION SQUARE/GP CORP.

                                          General Partner

                                                         [LOGO]

                                          Jeffrey C. Carter

                                          President and

                                          Chief Financial Officer

New York, New York

January 10, 1997

                       UNION SQUARE HOTEL PARTNERS, L.P.
                                PROXY STATEMENT
              SPECIAL MEETING OF UNION SQUARE HOTEL PARTNERS, L.P.
                         TO BE HELD ON FEBRUARY 7, 1997



    This Proxy Statement and the accompanying Annual Report on Form 10-K, Quarterly Report on Form 10-Q and form of proxy are being mailed to holders ("Unitholders") of the economic and certain other rights attributable to the limited partnership interests (each, a "Unit") in Union Square Hotel Partners, L.P., formerly known as Shearson Union Square Associates L.P. (the "Partnership"), in connection with the solicitation by Union Square/GP Corp. (the "General Partner"), a Delaware corporation and the general partner of the Partnership, of proxies for use at a special meeting of Unitholders of the Partnership to be held at 10:00 a.m. local time, on February 7, 1997, at 3 World Financial Center, 26th Floor, New York, New York 10285 (including any adjournments or postponements thereof, the "Special Meeting").


    At the Special Meeting, Unitholders will, in accordance with the provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), have the opportunity to direct Union Square Depositary Corp. (the "Assignor Limited Partner") to (i) vote upon a proposal to approve the sale of the Partnership's principal asset, the real property located at 345 Stockton Street, San Francisco, California and the related improvements and personalty commonly known as the "Grand Hyatt San Francisco" (collectively, the "Hotel"), and (ii) to transact such other business as may properly come before the Special Meeting. On November 5, 1996, the Partnership entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the "Purchase and Sale Agreement"), providing for (x) the sale of the Hotel by the Partnership to HT-Hotel Equities, Inc. ("HT-Hyatt"), an affiliate of California Hyatt Corporation ("California Hyatt"), the operator of the Hotel, subject to certain conditions, for $126,900,000 in cash and the assumption by HT-Hyatt of the Partnership's outstanding nonrecourse indebtedness in favor of Hyatt Corporation (the "Third Mortgage Note"), which indebtedness is secured by a third deed of trust on the Hotel (the "Third Mortgage") and (y) the assumption by HT-Hyatt of all obligations of the Partnership under the lease arrangement (the "Operating Lease"), pursuant to which California Hyatt operates the Hotel (collectively, the "Transaction"), all as more fully described in this Proxy Statement.

    If the Transaction is approved at the Special Meeting, upon completion of the Transaction, the Partnership will be dissolved, and the General Partner intends to make distributions in liquidation thereof in accordance with the terms of the Partnership Agreement. See "THE TRANSACTION--The Liquidation of the Partnership." Such distributions will be made only after (i) satisfaction or discharge of all debts, liabilities and obligations of the Partnership, (ii) payment of other expenses of the Transaction and of the dissolution and liquidation of the Partnership, and (iii) the establishment of such reserve as the General Partner deems necessary for ascertained but as yet unpaid Partnership liabilities, for estimated Partnership liabilities, and for contingent (whether known or unknown) Partnership liabilities, which reserve will be determined only after the completion of the Transaction (the "Reserve"). The General Partner estimates that proceeds available for liquidating distributions to Unitholders will be approximately $9 million to $12 million, or $1.25 to $1.67 per Unit, assuming that the Transaction is completed on or prior to March 31, 1997. See "THE TRANSACTION--The Liquidation of the Partnership." Certain Unitholders that are non-residents of the State of California will be subject to California withholding which will reduce the cash distribution paid to such Unitholders accordingly. See "THE TRANSACTION--Certain Federal Income Tax Consequences." The General Partner anticipates that any liquidating distributions will be paid within 120 days of completion of the Transaction. The actual amount of net proceeds to be derived from the Transaction will not be known at the time of the Special Meeting, and no assurance may be given that either the obligations of the Partnership or the Reserve will not exceed current expectations or that the amount of liquidating distributions will be equal to the estimates specified herein.

    Enclosed with this Proxy Statement is a Notice of the Special Meeting, together with a proxy for your signature. Failure to return a properly executed and dated proxy card and failure to vote in person at the Special Meeting will have the same effect as a vote "AGAINST" the Transaction. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted at the Special Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the General Partner stating that the proxy is revoked or (iii) attending the Special Meeting and directing in person the vote of the Assignor Limited Partner. Units represented by properly executed proxies received prior to or at the Special Meeting that have not been revoked will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the Units represented by such proxy will be voted by the Assignor Limited Partner "FOR" approval of the Transaction.

    This Proxy Statement is accompanied by the Partnership's latest Annual Report on Form 10-K, the Partnership's latest Quarterly Report on Form 10-Q and a form of proxy, each of which is first being mailed to Unitholders on or about January 10, 1997.

    Under the Partnership Agreement, no business may be transacted at the Special Meeting except as set forth in the notice of the Special Meeting accompanying this Proxy Statement or as properly brought before the meeting by or at the direction of the General Partner. Unitholders representing a majority of outstanding Units shall constitute a quorum for conducting business at the Special Meeting. If any other matters are properly presented to the Special Meeting for consideration (such as consideration of a motion to adjourn the Special Meeting to another time or place including, without limitation, for the purpose of soliciting additional proxies), the Assignor Limited Partner will have discretion to vote on such matters in accordance with its best judgment. As of the date hereof, the General Partner knows of no such other matters.

             THE DATE OF THIS PROXY STATEMENT IS JANUARY 10, 1997.

                               TABLE OF CONTENTS

SUMMARY...................................................................     1
THE SPECIAL MEETING.......................................................     6
  General.................................................................     6
  Record Date and Outstanding Units; Voting Rights........................     6
  Quorum; Vote Required...................................................     6
  Voting and Revocation of Proxies........................................     6
  Solicitation of Proxies.................................................     6
THE TRANSACTION...........................................................     7
  Overview................................................................     7
  Background of the Transaction...........................................     8
  Recommendation of General Partner; Reasons for the Transaction..........     9
  Opinion of the Partnership's Financial Advisor..........................    11
  The Liquidation of the Partnership......................................    13
  Certain Federal Income Tax
    Consequences..........................................................    15
    Gain On Sale..........................................................    16
      Depreciation Recapture..............................................    16
      Section 1231 Gain...................................................    16
      Transaction Proceeds and Cancellation of Unsecured Notes............    16
    Cash Distributions....................................................    16
    Passive Activity Losses...............................................    17
    California Income Tax.................................................    17
    Exempt Employee Trusts and
      Individual Retirement Accounts......................................    17
    Estimated Taxable Gain and Income.....................................    17
  Accounting Treatment....................................................    18
  Reason for Obtaining Unitholder Approval................................    18
  Absence of Dissenters' Rights of Appraisal..............................    18
  Regulatory Matters......................................................    18
THE PURCHASE AND SALE AGREEMENT...........................................    19
  The Purchase and Sale...................................................    19
  Prorations and Apportionments...........................................    19
  Representations and Warranties..........................................    20
  Title...................................................................    20
  Conditions Precedent....................................................    20
  Assignment..............................................................    20
  Risk of Loss; Condemnation..............................................    21
  Fifth Amendment to Operating Lease......................................    21
  Termination.............................................................    21
THE ALLOCATION AND RELEASE AGREEMENT......................................    22
  The Allocation..........................................................    22
  Extension of Maturity of
    Second Mortgage Note..................................................    22
  Conditions Precedent....................................................    23
THE CONSENT AND RELEASE AGREEMENT.........................................    23
INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION...........................    23
  Lehman Brothers Inc. and Related Entities...............................    24
  D.F. King & Co., Inc....................................................    24
PRO FORMA FINANCIAL DATA..................................................    25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................    29
ACCOUNTANTS...............................................................    29
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    29
OTHER MATTERS.............................................................    29
ANNEXES:
A-- Purchase and Sale Agreement and Joint Escrow Instructions
B--Allocation and Release Agreement
C--Consent and Release Agreement
D-- Opinion of Schroder Wertheim & Co. Incorporated
E-- Second Amended and Restated Agreement of Limited Partnership

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND IS PRESENTED HEREIN SOLELY TO FURNISH LIMITED INTRODUCTORY INFORMATION REGARDING THE TRANSACTION AND THE PARTIES THERETO. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE ANNEXES HERETO, TO WHICH REFERENCE IS MADE FOR A COMPLETE STATEMENT OF THE MATTERS DISCUSSED BELOW. UNITHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, INCLUDING THE ANNEXES HERETO, IN THEIR ENTIRETY AND TO CONSIDER THEM WITH CARE. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THE PROXY STATEMENT.

    THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE MATERIAL SET FORTH UNDER "SUMMARY," "THE TRANSACTION" AND "PRO FORMA FINANCIAL DATA" AS WELL AS WITHIN THE PROXY STATEMENT GENERALLY. IN ADDITION, WHEN USED IN THIS PROXY STATEMENT, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE FACTORS SET FORTH IN THE PROXY STATEMENT GENERALLY. THE PARTNERSHIP FURTHER CAUTIONS UNITHOLDERS THAT THE DISCUSSION OF THESE FACTORS MAY NOT BE EXHAUSTIVE. THE PARTNERSHIP UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

                              THE SPECIAL MEETING


    The Special Meeting will be held on February 7, 1997, at 3 World Financial Center, 26th Floor, New York, New York 10285, commencing at 10:00 a.m. local time. The purpose of the Special Meeting is to consider a proposal to approve the Transaction and to transact such other business as may properly come before the Special Meeting. Only Unitholders of record at the close of business on January 10, 1997 (the "Record Date"), shall be entitled to notice of, and to direct the vote of the Assignor Limited Partner at, the Special Meeting. As of the Record Date, there were approximately 5,766 Unitholders of record with 7,174,100 Units issued and outstanding. Each Unitholder shall be entitled to direct the Assignor Limited Partner to cast one vote per Unit held of record by such Unitholder. The presence at the Special Meeting, in person or by proxy, of Unitholders representing a majority of outstanding Units is required to constitute a quorum for the transaction of business. In order for the Transaction to be approved, Unitholders representing a majority of the outstanding Units must direct the Assignor Limited Partner to approve the Transaction. In determining whether the Transaction has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Transaction. All properly executed proxies that are not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If a Unitholder executes and returns a proxy and does not specify otherwise, the Units represented by such proxy will be voted by the Assignor Limited Partner "FOR" approval of the Transaction. A Unitholder who has executed and returned a proxy may revoke it at any time before it is voted at the Special Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the General Partner stating that the proxy is revoked or (iii) attending the Special Meeting and directing in person the vote of the Assignor Limited Partner.


                                THE PARTNERSHIP

    The Partnership was formed in June 1986. The General Partner of the Partnership (formerly named Shearson Union Square/GP Corp.) is an affiliate of Lehman Brothers Inc. ("Lehman"), formerly named Shearson Lehman Brothers Inc. See "THE PARTNERSHIP" and "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION." The Partnership was formed to acquire the Hotel, a 693-room hotel located on Stockton Street between Post Street and Sutter Street in the Union Square area of San Francisco. The Hotel includes 22,000 square feet of meeting rooms, conference and banquet facilities, two full-service restaurants and one lounge. During the period of the Partnership's ownership, the Hotel has been operated under the long-term Operating Lease by California Hyatt, a subsidiary of Hyatt Corporation ("Hyatt").

    The principal executive offices of the Partnership are located at 3 World Financial Center, 29th Floor, New York, New York 10285 and its telephone number is (212) 526-3237.

                                THE TRANSACTION

OVERVIEW

    Subject to receiving the requisite approval of the Assignor Limited Partner, as directed by Unitholders holding a majority of outstanding Units, the Partnership will sell the Hotel to HT-Hyatt for a purchase price in cash of $126,900,000 (the "Purchase Price"), and the assumption by HT-Hyatt of the Partnership's approximately $3,900,000 of outstanding nonrecourse indebtedness in favor of Hyatt under the Third Mortgage Note, which indebtedness is secured by the Third Mortgage, and HT-Hyatt will assume all the obligations of the Partnership with respect to the Operating Lease. The Partnership has agreed to an amendment to the Operating Lease to increase the early termination fee provided therein in the event the Transaction is not consummated under certain circumstances (including a failure to obtain Unitholder approval thereof). See "THE PURCHASE AND SALE AGREEMENT."

    The proceeds of the Transaction, after payment of transaction costs and the making of closing adjustments, will be applied as follows: first, toward repayment in full of a first deed of trust note held by Bank of Nova Scotia ("BNS"), which was scheduled to mature on January 2, 1997 but has been extended to April 2, 1997 to provide time for the consummation of the Transaction (the "First Mortgage Note") and which is secured by a first deed of trust on the Hotel (the "First Mortgage"); next, to repay (in accordance with the terms of the Allocation and Release Agreement described below) amounts due to Capital Growth Mortgage Investors, L.P. ("Capital Growth") with respect to (a) a second deed of trust note held by Capital Growth (the "Second Mortgage Note"), which indebtedness is secured by a second deed of trust on the Hotel (the "Second Mortgage"), and (b) two unsecured promissory notes held by Capital Growth (the "Capital Growth Unsecured Notes"); and finally, after the Partnership has paid all of its expenses and satisfied or reserved for all of its other obligations, the General Partner intends to make liquidating distributions to Unitholders and the General Partner. See "THE TRANSACTION--The Liquidation of the Partnership" and "THE ALLOCATION AND RELEASE AGREEMENT."

    Following the payment by the Partnership to BNS on January 2, 1997 of the minimum quarterly interest payment of approximately $1,333,000 and a $2,000,000 accrued interest payment required pursuant to the terms of the extension referred to above, the full satisfaction of the First Mortgage Note will require a payment in the approximate amount of $86,381,000, plus all accrued and unpaid interest to the date of repayment. After transaction costs and adjustments are deducted and the First Mortgage Note is repaid, the remaining proceeds that the Partnership expects to receive from the sale of the Hotel will be insufficient to both retire in full the Second Mortgage Note and the Capital Growth Unsecured Notes and to also make liquidating distributions to the Unitholders and the General Partner. As a result, and in consideration of the Partnership's efforts and undertakings in connection with the sale of the Hotel, Capital Growth has agreed to accept a reduced amount in satisfaction of the Partnership's obligations to Capital Growth. Pursuant to an Allocation and Release Agreement (the "Allocation and Release Agreement") between the Partnership and Capital Growth, and subject to the conditions of that agreement, Capital Growth will accept $30,000,000 (subject to adjustment under certain circumstances) in full satisfaction of the obligations evidenced by the Second Mortgage Note and the Capital Growth Unsecured Notes and for costs incurred in connection therewith (irrespective of the actual amounts of such costs). Absent the Allocation and Release Agreement, the amounts that would have been due at January 2, 1997 under the Second Mortgage Note and the Capital Growth Unsecured Notes would have been approximately $42,184,000 and $4,645,000, respectively. In addition, the Partnership will pay up to an additional $250,000 to reimburse Capital Growth for its cost in obtaining a fairness opinion in connection with the

Transaction. The opinion is required under the partnership agreement of Capital Growth because CG Realty Funding, Inc. ("CG Realty"), the general partner of Capital Growth, is an affiliate of the General Partner. See "THE ALLOCATION AND RELEASE AGREEMENT."

    Pursuant to a Consent and Release Agreement (the "Consent and Release Agreement") among Lehman Lending Corp., formerly known as Shearson Lending Corp. ("Lehman Lending"), Lehman Brothers Holdings Inc., formerly known as Shearson Lehman Brothers Holdings Inc. ("Holdings"), and the Partnership, upon the consummation of the Transaction and the payment to Capital Growth in accordance with the Allocation and Release Agreement, Lehman Lending and Holdings shall cause all of the Partnership's obligations under two outstanding unsecured notes (collectively, the "Lehman Unsecured Notes") held by those parties, in the original principal amounts of $1,000,000 and $10,000,000, respectively, to be fully and unconditionally released and forgiven. Further, after making the payments described above, the Partnership shall have the absolute right to retain any and all remaining proceeds from the Transaction, free from any claim of Lehman Lending or Holdings. See "THE CONSENT AND RELEASE AGREEMENT."

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    Certain affiliates of Holdings, including the General Partner, Lehman, Lehman Lending and CG Realty, have certain interests in the Transaction, including interests of Lehman Lending in the First Mortgage Note. See "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION."

THE LIQUIDATION OF THE PARTNERSHIP

    The Partnership Agreement provides that upon the disposition of all or substantially all of the assets of the Partnership, as is contemplated by the Transaction, the Partnership shall be dissolved and its business affairs wound-up.

    Upon such dissolution and after (i) satisfaction or discharge of all the debts, liabilities and obligations of the Partnership, (ii) payment of other expenses of the Transaction and of the dissolution and liquidation, and (iii) the establishment of the Reserve, distributions in liquidation of the Partnership shall be made in the manner set forth in the Partnership Agreement, a copy of which is attached hereto as Annex E. The General Partner estimates that amounts available for liquidating distributions to Unitholders will be approximately $9 million to $12 million, or $1.25 to $1.67 per Unit, assuming that the Transaction is completed on or prior to March 31, 1997. The General Partner believes that if the Unitholders fail to approve the Transaction, a bankruptcy of the Partnership or a foreclosure of the Hotel is likely, and in either of such events, it is unlikely the Unitholders will receive any distribution in respect of their Units. The General Partner anticipates that liquidating distributions will be paid within 120 days of the completion of the Transaction. The actual amount of net proceeds to be derived from the Transaction will not be known at the time of the Special Meeting, and no assurance may be given that either the obligations of the Partnership or the Reserve will not exceed current expectations or that the amount of liquidating distributions will be equal to the estimates specified herein. See "THE TRANSACTION--The Liquidation of the Partnership."

    Set forth below is a summary of all per Unit distributions previously made by the Partnership:

                                                   DOLLAR AMOUNT
                                                    DISTRIBUTED
YEAR ENDED DECEMBER 31,                            PER $10 UNIT*
------------------------------------------------  ---------------
  1986..........................................        --
  1987..........................................     $     .80
  1988..........................................           .20
  1989..........................................        --
  1990..........................................        --
  1991..........................................           .10**
  1992..........................................           .30**
  1993..........................................           .40**
  1994..........................................        --
  1995..........................................        --
  1996..........................................        --
                                                         -----
      Total.....................................     $    1.80
                                                         -----
                                                         -----

------------------------

* Represents the $10 per Unit price paid by investors in the Partnership's 1986 Initial Offering.

** These distributions represented payments in settlement of a class action suit and were not made by the Partnership.

OPINION OF THE PARTNERSHIP'S FINANCIAL ADVISOR

    On November 1, 1996, Schroder Wertheim & Co. Incorporated ("Schroder") delivered its written opinion to the General Partner to the effect that the allocation of sales proceeds to be made between the Partnership and Capital Growth (the "Allocation") pursuant to the Allocation and Release Agreement is fair, from a financial point of view, to the Unitholders and, in that context, the amount of the Allocation is at least as favorable to the Partnership as might have been obtained if the Allocation had been made with an unaffiliated lender in similar circumstances. See "THE TRANSACTION--The Opinion of the Partnership's Financial Advisor." A copy of the Schroder opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Annex D. THE SCHRODER OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY BY UNITHOLDERS.

RECOMMENDATION OF THE GENERAL PARTNER

    The General Partner has determined that the Transaction represents the best course of action for, and that the Transaction is in the best interests of, the Partnership and the Unitholders. Accordingly, the General Partner has approved the Transaction and recommends that Unitholders use the enclosed proxy card to direct the Assignor Limited Partner to vote "FOR" approval of the Transaction.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    GENERAL

    The Transaction will constitute a taxable event and will result in the Partnership and the Unitholders recognizing gain, the majority of which will be ordinary income from the recapture of depreciation. In addition, the Partnership intends to treat as capital gain the unpaid amount of the nonrecourse Second Mortgage Note that is discharged in the Transaction, and to treat the portion of proceeds to be received by the Partnership for its undertakings and efforts in connection with the Transaction as ordinary income. Unitholders may generally use all previously suspended losses from the Partnership, along with any other current or suspended passive losses, to offset income and gain recognized as a result of the Transaction and the liquidation of the Partnership.

    ESTIMATED TAXABLE GAIN AND INCOME

    Based upon the description of the Transaction contained in this Proxy Statement and assuming the Transaction is consummated and the liquidation of the Partnership occurs on or before March 31, 1997, the Partnership's independent accountants have advised the Partnership that Unitholders will recognize gain for Federal income tax purposes in 1997 of approximately $6.09 per Unit, net of syndication costs. Most of the gain, approximately $5.47 per Unit, will be characterized as ordinary income as a result of the recapture of prior depreciation deductions and the amounts received under the Allocation and Release Agreement for the Partnership's undertakings and efforts in connection with the Transaction. The balance of such gain is expected to constitute "Section 1231" gain, which should generally be treated as long-term capital gain. Such income and gain may be offset, in part, by each Unitholder's allocable share of the ordinary loss recognized by the Partnership in 1997 prior to the Transaction, which is expected to be approximately $0.22 per Unit (assuming no consummation of the Transaction until March 31, 1997), as well as any prior suspended passive losses from the Partnership or other investments as noted above.

    THE ESTIMATES OF TAXABLE INCOME AND GAIN PROVIDED HEREIN ARE HYPOTHETICAL AMOUNTS BASED UPON A NUMBER OF ASSUMPTIONS WHICH MAY NOT BE CORRECT FOR ANY GIVEN UNITHOLDER, ARE PRELIMINARY, AND ARE FOR ILLUSTRATIVE PURPOSES ONLY. IN ADDITION, THESE ESTIMATES ARE BASED ON UNAUDITED INFORMATION REGARDING THE PARTNERSHIP'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION AS OF SEPTEMBER 30, 1996, AND PROJECTIONS OF SUCH RESULTS OF OPERATION AND FINANCIAL CONDITION THROUGH THE ANTICIPATED CLOSING OF THE TRANSACTION, WHICH MAY NOT BE COMPLETE IN A NUMBER OF MATERIAL RESPECTS. THUS, THE ACTUAL INCOME AND GAIN RECOGNIZED BY ANY UNITHOLDER CANNOT BE DETERMINED WITH CERTAINTY, IS LIKELY TO VARY MATERIALLY FOR ANY SPECIFIC UNITHOLDER, PARTICULARLY A UNITHOLDER WHO ACQUIRED ITS UNITS SUBSEQUENT TO THE PARTNERSHIP'S 1986 INITIAL OFFERING, AND MAY BE SIGNIFICANTLY GREATER OR LESS THAN THAT DESCRIBED HEREIN. RULINGS AND OPINIONS HAVE NOT AND WILL NOT BE REQUESTED FROM THE INTERNAL REVENUE SERVICE OR PROVIDED BY COUNSEL TO THE PARTNERSHIP WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. CONSEQUENTLY, UNITHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. See "THE TRANSACTION--Certain Federal Income Tax Consequences."

                              THE SPECIAL MEETING

GENERAL


    The Special Meeting will be held on February 7, 1997, at 3 World Financial Center, 26th Floor, New York, New York 10285, commencing at 10:00 a.m. local time. The purpose of the Special Meeting is to (i) consider a proposal to approve the Transaction, and (ii) transact such other business as may properly come before the Special Meeting.


RECORD DATE AND OUTSTANDING UNITS; VOTING RIGHTS

    Only Unitholders of record at the close of business on January 10, 1997, the Record Date, shall be entitled to notice of and to direct the vote of the Assignor Limited Partner at the Special Meeting. As of the Record Date, there were approximately 5,766 Unitholders of record with 7,174,100 Units issued and outstanding. Each Unitholder shall be entitled to direct the Assignor Limited Partner to cast one vote per Unit owned by such Unitholder. Neither the General Partner nor any of its affiliates shall be permitted to direct the vote of any Units, but any individual officer, director or stockholder of the General Partner or its affiliates who holds any Units in an individual capacity shall be entitled to direct the vote of the Units held in such individual capacity.

QUORUM; VOTE REQUIRED

    The presence at the Special Meeting, in person or by proxy, of Unitholders representing a majority of outstanding Units is required to constitute a quorum for the transaction of business. In order for the Transaction to be approved, Unitholders representing a majority of the outstanding Units must direct the Assignor Limited Partner to approve the Transaction. In determining whether the Transaction has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Transaction.

VOTING AND REVOCATION OF PROXIES

    All properly executed proxies that are not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If a Unitholder executes and returns a proxy and does not specify otherwise, the Units represented by such proxy will be voted by the Assignor Limited Partner "FOR" approval of the Transaction. A Unitholder who has executed and returned a proxy may revoke it at any time before it is voted at the Special Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the General Partner stating that the proxy is revoked or
(iii) attending the Special Meeting and directing in person the vote of the Assignor Limited Partner.

SOLICITATION OF PROXIES

    Proxies are being solicited hereby by the General Partner. The Partnership will bear the cost of the solicitation of proxies from the Unitholders. In addition to solicitation by mail, directors, officers, employees and agents of the General Partner may solicit proxies from Unitholders in person, by telephone or facsimile, or by other means of communication. Such directors, officers, employees and agents will not be additionally compensated for such solicitation but may be reimbursed for the reasonable out-of-pocket expenses incurred in connection therewith. The Partnership will make arrangements with custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of Units held of record by such persons, and the Partnership will reimburse such custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

    The Partnership has retained D.F. King & Co., Inc. ("King") to assist in the solicitation of proxies, for which King will receive reasonable and customary compensation, which is not anticipated to exceed $50,000, plus out-of-pocket expenses.

                                THE TRANSACTION

OVERVIEW

    Subject to receiving requisite approval of the Transaction by the Assignor Limited Partner, as directed by Unitholders representing a majority of outstanding Units, the Partnership will sell the Hotel to HT-Hyatt for a purchase price in cash of $126,900,000, and the assumption by HT-Hyatt of the Partnership's approximately $3,900,000 of outstanding nonrecourse indebtedness in favor of Hyatt under the Third Mortgage Note, which indebtedness is secured by the Third Mortgage, and HT-Hyatt will assume all of the obligations of the Partnership with respect to the Operating Lease. See "THE PURCHASE AND SALE AGREEMENT."

    Upon completion of the Transaction, the Partnership will dissolve and the General Partner intends to make liquidating distributions in accordance with the provisions of the Partnership Agreement. The General Partner estimates that such distributions to Unitholders will be approximately $9 million to $12 million, or $1.25 to $1.67 per Unit, and distributions to the General Partner will be approximately $90,000 to $120,000, reflecting the General Partner's 1% economic interest in the Partnership. See "THE TRANSACTION--The Liquidation of the Partnership."

    The proceeds of the Transaction, after payment of transaction costs and the making of closing adjustments, will be applied as follows: first, toward repayment in full of the First Mortgage Note; next, to repay (in accordance with the terms of the Allocation and Release Agreement) amounts due to Capital Growth with respect to (a) the Second Mortgage Note and (b) the Capital Growth Unsecured Notes; and finally, after the Partnership has paid all of its expenses, and satisfied or reserved for all of its other obligations, the General Partner intends to make liquidating distributions to Unitholders and the General Partner. See "THE TRANSACTION--The Liquidation of the Partnership" and "THE ALLOCATION AND RELEASE AGREEMENT."

    Following the payment by the Partnership to BNS on January 2, 1997 of the minimum quarterly interest payment of approximately $1,333,000 and a $2,000,000 accrued interest payment required pursuant to the terms of the extension referred to below, the full satisfaction of the First Mortgage Note will require a payment in the approximate amount of $86,381,000, plus all accrued and unpaid interest to the date of repayment. On December 31, 1996, to provide time to consummate the Transaction, BNS agreed to extend the maturity date of the First Mortgage Note to April 2, 1997 in consideration for, among other things, a $165,000 extension fee and the reimbursement of up to $6,000 of out-of-pocket expenses. During the extension period, interest on the First Mortgage Note will accrue at varying floating rates which are expected to be lower in the aggregate than the previously existing 9.699% interest rate. On January 2, 1997, the Partnership paid BNS the required extension fee.

    After transaction costs and adjustments are deducted and the First Mortgage
Note is repaid, the remaining proceeds that the Partnership expects to receive from the sale of the Hotel will be insufficient to both retire in full the Second Mortgage Note and the Capital Growth Unsecured Notes and to make liquidating distributions to the Unitholders and the General Partner. As a result, and in consideration of the Partnership's efforts and undertakings in connection with the sale of the Hotel, Capital Growth has agreed to accept a reduced amount in satisfaction of the Partnership's obligations to Capital Growth. Pursuant to the Allocation and Release Agreement, and subject to the conditions of that agreement, Capital Growth will accept $30,000,000 (subject to adjustment under certain circumstances) in full satisfaction of the obligations evidenced by the Second Mortgage Note and the Capital Growth Unsecured Notes and for costs and expenses incurred in connection therewith (irrespective of the actual amounts of such costs). Absent the Allocation and Release Agreement, the amounts that would have been due at January 2, 1997 under the Second Mortgage Note and the Capital Growth Unsecured Notes would have been approximately $42,184,000 and $4,645,000, respectively. In addition, the Partnership will pay up to an additional $250,000 to reimburse Capital Growth for its cost in obtaining a fairness opinion in connection with the Transaction. The opinion is required under the partnership agreement of Capital Growth because

CG Realty, the general partner of Capital Growth, is an affiliate of the General Partner. See "THE ALLOCATION AND RELEASE AGREEMENT."

    Pursuant to the Consent and Release Agreement, upon the consummation of the Transaction and the payment to Capital Growth in accordance with the Allocation and Release Agreement, Lehman Lending and Holdings shall cause all of the Partnership's obligations under the Lehman Unsecured Notes to be fully and unconditionally released and forgiven. Further, after making the payments described above, the Partnership shall have the absolute right to retain any and all remaining proceeds from the Transaction, free from any claim of Lehman Lending or Holdings. See "THE CONSENT AND RELEASE AGREEMENT."

    Certain affiliates of Holdings, including the General Partner, Lehman, Lehman Lending and CG Realty, have certain interests in the Transaction, including interests of Lehman Lending in the First Mortgage Note. See "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION."

BACKGROUND OF THE TRANSACTION

    The Partnership has suffered continuing losses which, combined with the Partnership's increasing aggregate indebtedness and the imminent maturity of the Partnership's three secured loans, have raised serious uncertainty about the Partnership's ability to continue as a going concern. The General Partner believes that the prinicipal causes of these losses include the highly competitive market in which the Hotel competes and the adverse market conditions which have until recently adversely affected properties such as the Hotel. For a more detailed discussion of the reasons for such losses, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995, a copy of which has been mailed herewith. The General Partner, as part of its ongoing oversight and planning, has from time-to-time explored various alternatives that might be available with respect to the impending maturity of the Partnership's debt, including a sale or other disposition of the Hotel. After receiving several unsolicited offers to purchase the Hotel, the General Partner interviewed in March 1996 a number of real estate advisory firms to explore the Partnership's strategic alternatives, including selling or refinancing the Hotel. In May 1996, the Partnership retained Eastdil Realty Company, L.L.C. ("Eastdil") as its exclusive sales agent.

    During late May and early June 1996, the General Partner met with representatives of Eastdil on a number of occasions to discuss various alternatives that might be available to the Partnership to increase the Partnership's value, including selling the Hotel or refinancing the Partnership's existing indebtedness. The General Partner concluded that no opportunity to refinance the Partnership's entire indebtedness was reasonably available and that the equity markets for hotel properties represented an attractive opportunity relative to the possibilities likely to be afforded by the debt markets, particularly given that the aggregate amount of the Partnership's indebtedness that would have had to be refinanced was estimated to substantially exceed the value of the Hotel. In these circumstances the General Partner reached the view that a refinancing would not result in any current proceeds to Unitholders. The General Partner determined to further review available sales alternatives and directed Eastdil to prepare marketing materials.

    In June 1996, Eastdil presented the General Partner with a list of more than 30 potential purchasers to whom Eastdil proposed to make formal presentations. After reviewing the list, the General Partner authorized Eastdil to, and during the month of June 1996 Eastdil did, make formal presentations to such potential purchasers. Personal presentations were made to high-net worth investors in Southeast Asia, as well as to domestic hotel companies and fund sponsors. All presentations to prospective purchasers were completed in late June and early July. The presentations were well-received by investors, given the strength in the lodging markets and pent-up demand for well-located San Francisco hotels.

    On August 8, 1996, the General Partner met with representatives of Eastdil to discuss the status of Eastdil's marketing efforts. At that meeting, Eastdil indicated that in response to a late July request by

Eastdil for proposals, it had received 10 indications of interest to purchase the Hotel from qualified investors, including U.S. and Asia-based hotel companies, fund managers, and high-net worth individuals. Eastdil then reviewed with the General Partner the degree of interest expressed by, and the financial capacity of, each prospective purchaser.

    After considering the information presented by Eastdil at the August 8, 1996 meeting, the General Partner determined that further discussions should continue with the three prospective purchasers that made the highest offers and directed Eastdil to present counter-offers to, and requests for additional bids from, each of such prospective purchasers. After reviewing the additional bids that were received, the General Partner determined that the bid presented by Hyatt was most likely to result in the Partnership receiving the largest amount of net proceeds from among the three top offers. Thereafter, the General Partner directed Eastdil to pursue negotiations with Hyatt with respect to a sale of the Hotel.

    On August 23, 1996, the General Partner was able to obtain a formal offer from Hyatt to purchase the Hotel for a total consideration of $132 million in cash. On August 29, 1996, the Partnership and Hyatt entered into a letter agreement (the "Exclusivity Agreement") pursuant to which the parties agreed to negotiate exclusively with one another for a period of 30 days. Concurrently therewith, the Partnership and Hyatt executed a Fourth Amendment to Operating Lease which granted the Partnership greater flexibility in providing notice to Hyatt of any early termination of the Operating Lease by the Partnership, and eliminated the requirement that the Partnership place into an escrow account within 10 days of giving any such termination notice, the fee for terminating the Operating Lease prior to its stated expiration date (the "Early Termination Fee"). On September 6, 1996, the General Partner sent a letter to the Unitholders announcing the execution of the Exclusivity Agreement without naming HT-Hyatt as the prospective purchaser.

    During the 30-day exclusivity period commencing on August 30, 1996, the General Partner presented Hyatt with a draft purchase and sale agreement and the parties proceeded to negotiate the terms of a definitive purchase and sale agreement. During this period, Hyatt continued to conduct and completed its formal due diligence review of the Hotel. On September 30, 1996, the exclusivity period expired but the parties determined to continue their negotiations. After completing its due diligence review, Hyatt requested a reduction of $7.0 to $8.0 million in the offered purchase price, based upon, among other reasons, Hyatt's claimed inability to cost-effectively utilize and expand the retail space at the Hotel and the physical condition of the Hotel. Ultimately, the parties reached agreement on a reduction of $5.1 million in the original purchase price, resulting in Hyatt's revised offer of $126.9 million (which continued to represent a larger amount of net proceeds to the Partnership than the other two top offers). On November 5, 1996, the Partnership and HT-Hyatt entered into the Purchase and Sale Agreement. The Partnership has subsequently received informal inquiries from time-to-time on behalf of other parties regarding their possible interest in purchasing the Hotel. No such inquiry has resulted in meaningful discussions regarding additional offers for the Hotel.

RECOMMENDATION OF GENERAL PARTNER; REASONS FOR THE TRANSACTION

    The General Partner has determined that the Transaction represents the best course of action for, and that the Transaction is in the best interests of, the Partnership and Unitholders. Accordingly, the General Partner has approved the Transaction and recommends that the Unitholders use the enclosed proxy card to direct the Assignor Limited Partner to vote "FOR" approval of the Transaction.

    In the course of reaching its determination, the General Partner consulted with its legal and financial advisors, and considered the following factors:

    FACTORS FAVORING APPROVAL

        (i) certain terms and conditions of the Purchase and Sale Agreement, the Allocation and Release Agreement, and the Consent and Release Agreement;

        (ii) the fact that the Units have been trading during the past five months most commonly at $0.02 per Unit, with the highest trade reported at $0.15 per Unit;

       (iii) the financial condition, results of operations, cash flows, business and prospects of the Partnership, including the Partnership's continually increasing levels of aggregate indebtedness and the imminent maturity of the Partnership's three secured loans;

        (iv) a review of the possible alternatives to a sale of the Hotel, including the prospects of continuing to hold the Hotel, the value to Unitholders of such alternatives, and the timing and likelihood of actually achieving additional value from those alternatives;

        (v) the fact that HT-Hyatt's obligations under the Purchase and Sale Agreement are not subject to a financing condition;

        (vi) the scope and detail of the negotiating process with Hyatt that led to the finalization of the principal terms of the Transaction;

       (vii) the fact that California Hyatt currently operates the Hotel and, as a result of its familiarity with the Hotel, the Partnership was able to limit the representations and warranties given to HT-Hyatt in the Purchase and Sale Agreement;

      (viii) the General Partner's view of the current hotel acquisition market;

        (ix) the fact that the secured debt collateralized by the Hotel (the First Mortgage Note, the Second Mortgage Note and the Third Mortgage Note) was scheduled to mature on January 2, 1997, and the relatively poor prospects for refinancing all such secured indebtedness on acceptable terms, if at all (BNS later agreed to extend the maturity of the First Mortgage Note until April 2, 1997 to provide time to consummate the Transaction, and Capital Growth has agreed not to exercise any foreclosure or bankruptcy remedies with respect to the Second Mortgage Note prior to March 31, 1997 unless BNS first commences foreclosure proceedings); and

        (xi) the fact that the price the Partnership would have to pay to terminate the Operating Lease pursuant to which California Hyatt presently leases and operates the Hotel, if a purchaser other than Hyatt required such a termination prior to purchasing the Hotel, will increase considerably in the future under the terms thereof.

    FACTORS NOT FAVORING APPROVAL

        (i) certain terms and conditions of the Purchase and Sale Agreement, the Allocation and Release Agreement, and the Consent and Release Agreement, particularly the limited indemnities and releases provided by the Partnership and the inclusion of deadlines for consummation of the Transaction; and

        (ii) the fact that, following the sale of the Hotel, the Unitholders would no longer be able to participate in any increase in value of the Hotel.

    The General Partner consulted with its advisors and concluded, based on the foregoing, that the positive factors outweighed the negative factors as set forth above. The foregoing discussion of the factors considered by the General Partner is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the sale of the Hotel, the General Partner did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the General Partner viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

    In considering the recommendation of the General Partner with respect to the Transaction, Unitholders should be aware that the General Partner and certain of its affiliates may be deemed to have certain interests in addition to, or potentially different from, the interests of Unitholders. See "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION."

OPINION OF THE PARTNERSHIP'S FINANCIAL ADVISOR

    On November 1, 1996, Schroder delivered its written opinion, as investment bankers, to the Partnership to the effect that the Allocation is fair, from a financial point of view, to the Unitholders and, in that context, the Allocation is at least as favorable to the Partnership as might have been obtained if the Allocation had been made with an unaffiliated lender in similar circumstances. A copy of the Schroder opinion is attached hereto as Annex D and incorporated herein by reference. UNITHOLDERS ARE URGED TO READ CAREFULLY AND IN ITS ENTIRETY THE OPINION OF SCHRODER, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITS ON THE REVIEW UNDERTAKEN. SCHRODER HAS CONSENTED TO THE REFERENCES TO, AND THE INCLUSION OF, ITS OPINION IN THIS PROXY STATEMENT.

    Schroder's opinion to the Partnership addresses only the fairness, from a financial point of view, of the Allocation and does not constitute a recommendation to any Unitholder of the Partnership as to how such Unitholder should direct the vote of the Assignor Limited Partner.

    Schroder was retained by the General Partner, on behalf of the Partnership, to independently negotiate the Allocation with an independent advisor to Capital Growth (the "Capital Growth Advisor") without involvement or participation by the General Partner or the Partnership. The General Partner selected Schroder in part because Schroder is a nationally-recognized investment banking firm. The Allocation resulted from the direct negotiations between Schroder and the Capital Growth Advisor and thereafter was submitted to the General Partner for its approval on behalf of the Partnership. As part of the negotiation with the Capital Growth Advisor, Schroder was authorized by the General Partner to divulge to the Capital Growth Advisor the Purchase Price and other terms of the Transaction. The Allocation and Release Agreement entered into by Capital Growth and the General Partner reflects the results of Schroder's negotiation with the Capital Growth Advisor and Schroder's recommendation to the General Partner.

    Pursuant to certain letter agreements dated September 18, 1996, between the Partnership and Schroder, the Partnership paid Schroder an aggregate fee of $250,000. The Partnership also agreed to reimburse Schroder for its out-of-pocket expenses and to indemnify and hold Schroder harmless against certain liabilities, including liabilities under the federal securities laws or arising out of or in connection with the rendering of services under its engagement. In the event such indemnification is not available, the Partnership agreed to contribute to the settlement, loss or expenses involved in the proportion that the relevant financial interest of the Partnership and the Unitholders bear to Schroder's relevant financial interest. Additionally, Holdings agreed to irrevocably and unconditionally guarantee to Schroder the financial obligations of the Partnership in connection with Schroder's engagement. The terms of the fee arrangement with Schroder, which the General Partner believes are customary in transactions of this nature, were negotiated at arm's length between Schroder and the General Partner.

    In arriving at its opinion, Schroder has, among other things: (i) reviewed the Annual Reports on Form 10-K filed by the Partnership with the Securities and Exchange Commission (the "Commission") for the fiscal years ended December 31, 1992 through December 31, 1995 with respect to the Partnership; (ii) reviewed the Quarterly Reports on Form 10-Q filed by the Partnership with the Commission for the fiscal quarters ended March 31, 1996 and June 30, 1996; (iii) reviewed such legal documentation as Schroder deemed necessary, including, without limitation, the Second Mortgage Note and the Capital Growth Unsecured Notes;
(iv) reviewed certain internal financial statements and financial operating data concerning the Partnership and the Hotel prepared, respectively, by the General Partner and management of the Hotel; (v) reviewed and discussed with the General Partner certain financial information, including financial forecasts (which had been publicly disclosed in connection with the Partnership's 1986 Initial Offering), estimated cash balances at closing, business conditions, earnings, assets of the Partnership, prepared by the General Partner or its advisors, and the Partnership's reasonably available sale alternatives; (vi) discussed with the General Partner the past and current relationship between the Partnership and Capital Growth;
(vii) discussed the prices and trading activity of the Units with the General Partner; (viii) reviewed the final Allocation and Release Agreement, dated as of November 1, 1996; and (ix) performed such other analyses and reviewed and analyzed such other information as Schroder deemed appropriate.

    ANALYSIS OF CERTAIN OTHER PUBLICLY TRADED INSOLVENT COMPANIES AND THEIR LIQUIDATING VALUE UPON SALE. Schroder reviewed the liquidating value of the equity position in eight bankruptcies, reorganizations, and insolvent company asset sales over the last five years (none of which operated hotels, but three of which had substantial real estate holdings) and found that the Allocation compares favorably to the amounts received by equity holders in situations viewed by Schroder to be similar to the Transaction.

    UNIT PRICE TRADING HISTORY. Schroder reviewed the history of trading prices for Partnership units over the last five months prior to the announcement of the Transaction (the only period for which the Partnership tracked trading prices of the Units). During this time, Units traded most commonly at $0.02 per Unit, with the highest trade reported at $0.15 per Unit.

    FORECLOSURE ANALYSIS. Schroder analyzed the possible results that could occur if the Partnership defaulted on the First Mortgage Note, the Second Mortgage Note and the Third Mortgage Note on January 2, 1997, and foreclosure proceedings commenced.

    In rendering its opinion, Schroder assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Partnership or obtained by Schroder from other sources, and upon the assurance of the General Partner that the General Partner is unaware of any information or facts that would make the information provided to Schroder incomplete or misleading. Schroder was not obligated to independently verify such information, did not undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of the Partnership or the Hotel and has not been furnished with any such appraisals.

    Schroder's opinion is necessarily based upon economic, market and other conditions as they exist on, and the information made available to Schroder as of, the date of its opinion. Schroder has no obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to its attention after that date. Schroder believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description.

    The opinion expressed by Schroder does not constitute a recommendation by Schroder as to any action the Partnership, the General Partner or any Unitholder should take in connection with the Transaction. Such opinion relates solely to the fairness, from a financial point of view, of the Allocation. Schroder expresses no opinion as to the structure, terms or effect of any other aspect of the Transaction.

THE LIQUIDATION OF THE PARTNERSHIP

    The Partnership Agreement provides that upon the disposition of all or substantially all of the assets of the Partnership, as is contemplated by the Transaction, the Partnership shall be dissolved and its business affairs wound-up. The Partnership Agreement requires that upon any dissolution of the Partnership, before any liquidating distribution may be made, the Partnership must satisfy, or set aside for payment of, all debts, liabilities and obligations of the Partnership including expenses of the Transaction and of dissolution and liquidation. In order to facilitate the prompt distribution of assets in liquidation to the Unitholders, the Partnership intends to establish the Reserve. The Reserve will be utilized for ascertained but as yet unpaid Partnership liabilities, estimated Partnership liabilities, and contingent, (whether known or unknown) Partnership liabilities, and will be determined only after completion of the Transaction. The General Partner does not believe that the amount of the Reserve to be established will significantly exceed the amount of the foregoing liabilities and any additional costs of administering the Partnership. However, it is possible that the amount of the Reserve may be greater or less than the ultimate amount of such liabilities and costs. To the extent that, in the opinion of the General Partner, the cost of distributing any residual from the Reserve would exceed the value of such residual, the General Partner intends to retain indefinitely any such residual.

    Pursuant to the Partnership Agreement, 99% of the amount available for distributions will be distributed to the Unitholders in proportion to the number of Units held by each Unitholder, and the remaining 1% of such amount shall be distributed to the General Partner. The General Partner estimates that amounts available for distribution to Unitholders will be approximately $9 million to $12 million, or $1.25 to $1.67 per Unit, and the amounts available for distribution to the General Partner will be approximately $90,000 to $120,000, reflecting the General Partner's 1% economic interest in the Partnership, assuming that the Transaction is completed on or prior to March 31, 1997. The General Partner believes that if the Unitholders fail to approve the Transaction a bankruptcy of the Partnership or a foreclosure of the Hotel is likely, and in either of such events, it is unlikely the Unitholders will receive any distribution in respect of their Units. The estimates are based upon the factors set forth below. THERE CAN BE NO ASSURANCES AS TO THE ACTUAL AMOUNTS DISTRIBUTED OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY DIFFER MATERIALLY FROM THOSE SET FORTH BELOW.

                 ESTIMATED SOURCES AND USES FOR THE TRANSACTION
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

           SOURCES                                                   USES
------------------------------                       ------------------------------------
Purchase Price (1)............  $           126,900  Repayment in full of First Mortgage
                                                      Note (2)...........................  $            86,381

Cash generated from                                  Repayment of the Second Mortgage
 operations, including cash on                        Note and the Capital Growth
 hand.........................  $       1,131-4,731  Unsecured Notes (in accordance with
                                                      the terms of the Allocation and
                                                      Release Agreement) (3).............  $            30,250

                                                     Estimated costs and expenses of the
                                                      Transaction and the liquidation and
                                                      dissolution of the Partnership
                                                      including the Reserve (4)..........  $       2,400-3,000

Total Sources.................  $   128,031-131,631  Total Uses..........................  $   119,031-119,631
                                -------------------                                        -------------------

Estimated Net Distributable Amount (5)...................................................  $      9,000-12,000
Estimated Distribution to the General Partner............................................  $            90-120
Estimated Distribution to the Unitholders................................................  $      8,910-11,880
Total Distribution per $10 Unit (6)......................................................  $         1.25-1.67
                                                                                           -------------------
                                                                                           -------------------

------------------------------

(1) Assumes that no adjustments to the Purchase Price were made pursuant to the Purchase and Sale Agreement

(2) Reflects the approximate outstanding balance as of January 2, 1997 after payment of an aggregate of approximately $3,333,000 of accrued interest thereon, and assumes that any interest payments made after such date would reduce cash generated from Partnership operations.

(3) Includes $250,000 for reimbursement of the cost incurred by Capital Growth in obtaining its fairness opinion. See "THE ALLOCATION AND RELEASE AGREEMENT."

(4) Reflects the General Partner's current estimate of closing costs of the Transaction, together with anticipated expenses in connection with the dissolution and liquidation of the Partnership and the Reserve. The amount of expenses actually incurred will depend in part upon the timing of the dissolution and could increase significantly if the dissolution is delayed for any reason.

(5) The actual amount of cash available for distribution will vary substantially depending upon, among other things, the timing of the dissolution, actual results of operations for the period prior to dissolution, the amount of the FF&E Reserve (as defined in the Purchase and Sale Agreement), and the amount of interest that will accrue on the First Mortgage Note following January 2, 1997.

(6) Assumes 7,174,100 Units issued and outstanding and reflects the $10 per Unit price paid by investors in the Partnership's 1986 Initial Offering.

    Set forth below is a summary of all per Unit distributions previously made by the Partnership:

                                                   DOLLAR AMOUNT
                                                    DISTRIBUTED
YEAR ENDED DECEMBER 31,                            PER $10 UNIT*
------------------------------------------------  ---------------
  1986..........................................        --
  1987..........................................     $     .80
  1988..........................................           .20
  1989..........................................        --
  1990..........................................        --
  1991..........................................           .10**
  1992..........................................           .30**
  1993..........................................           .40**
  1994..........................................        --
  1995..........................................        --
  1996..........................................        --
                                                         -----
      Total.....................................     $    1.80
                                                         -----
                                                         -----

------------------------------

* Represents the $10 per Unit price paid by investors in the Partnership's 1986 Initial Offering.

** These distributions represented payments in settlement of a class action suit and were not made by the Partnership.

    The General Partner anticipates that liquidating distributions will be paid within 120 days of completion of the Transaction. The actual amount of net proceeds to be derived from the Transaction will not be known at the time of the Special Meeting, and no assurance may be given that either the obligations of the Partnership or the Reserve will not exceed current expectations or that the amount of liquidating distributions will be equal to the estimates specified herein.

    Upon the consummation of the liquidation, the Partnership will file a certificate of dissolution with the Secretary of State of the State of Delaware in accordance with Section 17-203 of the Delaware Revised Uniform Limited Partnership Act. After the filing of the certificate of dissolution, the Partnership will no longer be authorized to undertake partnership actions other than those necessary for winding-up the Partnership's affairs.

    Various laws for the protection of creditors may apply to the liquidation. In this regard, it should be noted that if a court were to find that the Partnership failed to fund sufficiently the Reserve, or that the liquidating distribution to Unitholders rendered the Partnership insolvent, the liquidating distributions to Unitholders may be deemed to be "fraudulent conveyances" or impermissible dividends or distributions under applicable law, and therefore may be subject to claims of certain creditors of the Partnership, if such creditors have not been paid by either of such entities. In the event that such a claim is asserted after the liquidation and dissolution of the Partnership, there is a risk that persons who were Unitholders on the distribution record date will be ordered by a court to turn over to the Partnership's creditors all or a portion of the liquidating distributions they received from the Partnership.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The material Federal income tax issues associated with the Unitholders' investment in the Partnership have generally been addressed in the Partnership's Offering Prospectus, dated August 18, 1986. The following is a summary of the material Federal income tax consequences of the Transaction to individual Unitholders, but is not intended as personal tax advice. This summary is based on the Federal income tax law currently in effect, which is subject to change, possibly with retroactive effect. Except to the limited extent described below, this summary does not discuss all aspects of Federal income taxation which may be important to particular Unitholders in light of their individual investment circumstances, including certain types of holders subject to special tax rules (E.G., corporations, financial institutions, broker-dealers, insurance companies, partnerships, tax-exempt organizations, and foreign taxpayers) and Unitholders who acquired their Units subsequent to the Partnership's 1986 Initial Offering. In addition, except to the limited extent described below, this summary does not address state, local or foreign tax consequences. No rulings have been or will be requested from the Internal Revenue Service (the "Service"), and no opinions have been or will be provided by counsel to the Partnership, with respect to any of the matters discussed herein. Moreover, because the treatment of the tax issues relating to certain aspects of the Transaction is unclear under current law, there can be no assurance that the Service would not take positions contrary to those described below and that a court would not sustain the Service's position, in which case a Unitholder may realize different tax consequences. UNITHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE TRANSACTION.

    GAIN ON SALE

    The Transaction will constitute a taxable event and will result in the Partnership and the Unitholders recognizing gain, the majority of which will be ordinary income from the recapture of depreciation, as described below. The aggregate amount of gain from the Transaction will be equal to the excess of (a) the amount of any cash received by Partnership plus the amount of any nonrecourse indebtedness to which the Hotel is subject that is discharged or assumed by the transferee as a result of the Transaction (the "Amount Realized") over (b) the Partnership's adjusted tax basis in the Hotel at the time of the Transaction. The Partnership intends to include in the Amount Realized and treat as capital gain the unpaid balance of the Second Mortgage Note that is discharged in the Transaction, because the Second Mortgage Note is nonrecourse. It is possible, however, that the Service might assert that a portion of the gain realized by the Partnership should instead be treated as ordinary income from the cancellation of indebtedness to the extent that the Second Mortgage Note was unpaid and discharged in the Transaction.

    DEPRECIATION RECAPTURE. In general, because the Partnership elected to take depreciation deductions with respect to the real property as "section 1245 recovery property" on an accelerated basis, the depreciation deductions on the real property are required to be recaptured as ordinary income. In addition, a taxpayer must generally recapture as ordinary income the gain on the sale of personal property.

    SECTION 1231 GAIN. Except with respect to the portions of the gain that are treated as ordinary income, as discussed herein, the gain recognized by the Partnership is expected to constitute "Section 1231" gain. Each Unitholder will then net its "Section 1231" gains and losses from all sources, including its allocable share of such gains and losses recognized by the Partnership. To the extent that net "Section 1231" gains exceed net "Section 1231" losses, such gains and losses will generally be treated as long-term capital gains or losses, as the case may be. To the extent that "Section 1231" gains do not exceed "Section 1231" losses, such gains and losses will be treated as ordinary gains and losses.

    TRANSACTION PROCEEDS AND CANCELLATION OF UNSECURED NOTES. The Partnership intends to treat as ordinary income the portion of the proceeds from the Transaction that is allocable to amounts to be received by the Partnership under the Allocation and Release Agreement for the Partnership's undertakings and efforts in connection with the Transaction. This treatment is consistent with the Partnership's position that the Amount Realized upon consummation of the Transaction and treated as capital gain includes the unpaid amount of the Second Mortgage Note that is discharged as a result of the Transaction, as discussed above. If the Service were to assert that the unpaid amount of the Second Mortgage Note constituted ordinary income from the cancellation of indebtedness to the Partnership, then it is likely that the Service would treat the portion of the Transaction proceeds received by the Partnership under the Allocation and Release Agreement as gain realized from the Transaction. Unitholders should consult their tax advisors regarding the potential tax treatment of the Transaction proceeds. The ordinary cancellation of indebtedness income generated by the discharge of the Capital Growth Unsecured Notes and the Lehman Unsecured Notes will be allocated solely to the General Partner.

    CASH DISTRIBUTIONS

    Under the Partnership Agreement, cash distributions from the Transaction and the liquidation of the Partnership will be distributed 99% to the Unitholders and 1% to the General Partner as described above. Although income and gain will be allocated to the Unitholders as a result of the Transaction and the liquidation of the Partnership, no gain will be recognized by a Unitholder as a result of the distribution of proceeds, except to the extent that the cash distributed exceeds a Unitholder's adjusted tax basis in his Unit. A Unitholder with an adjusted tax basis remaining in its Unit following the cash distributions will recognize a capital loss (long-term or short-term depending on the Unitholder's holding period) which can be used to offset net "Section 1231" gains that are not treated as ordinary income (or any other capital gains from other sources).

    PASSIVE ACTIVITY LOSSES

    Upon the consummation of the Transaction, Unitholders may generally use all current and previously suspended losses from the Partnership, along with any other current or suspended passive losses, to offset income and gain recognized as a result of the Transaction and the liquidation of the Partnership without regard to the passive activity limitations. To the extent that a Unitholder's previously suspended losses from the Partnership exceeds the income and gain recognized as a result of the Transaction and the liquidation of the Partnership, such previously suspended losses may also be used by the Unitholder to offset any other income.

    CALIFORNIA INCOME TAX

    Unitholders may also be subject to state or local taxes with respect to the income and gain from the Partnership, and should consult their tax advisors regarding the applicability of any such taxes. The State of California generally requires partnerships to withhold California state income taxes at the rate of 7% from distributions attributable to a taxable nonresident partner's California source income. Based on projections, the Partnership has determined that withholding is required on distributions arising from the Transaction. Any amount withheld from distributions made to a nonresident Unitholder may be claimed as a credit against, or refunded if in excess of, such Unitholder's California income tax liability. The California nonresident withholding requirement does not apply to IRAs, Keoghs, other tax-exempt entities or to any partners deemed to be California residents. Unitholders who are not residents of California should consult their tax advisors regarding the filing of nonresident tax returns in the State of California and any applicable tax credit that may be available in their state.

    EXEMPT EMPLOYEE TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS

    Tax-exempt organizations, including employee benefit plans, although not generally subject to Federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization which is unrelated to its exempt activities. Such unrelated business taxable income generally includes gain from the sale by a partnership of "debt-financed property" (as defined under Section 514 of the Internal Revenue Code of 1986, as amended) that is allocable to tax-exempt partners. Because the Hotel, as held by the Partnership, is considered to be debt-financed property for Federal income tax purposes, income and gain from the sale thereof will generally constitute unrelated business taxable income to tax-exempt Unitholders. Accordingly, tax-exempt Unitholders should consult their tax advisors regarding the application of the unrelated business taxable income rules to their allocable share of income and gain resulting from the Transaction and the liquidation of the Partnership.

    ESTIMATED TAXABLE GAIN AND INCOME

    Based upon the description of the Transaction contained in this Proxy Statement and assuming the Transaction is consummated and the liquidation of the Partnership occurs on or before March 31, 1997, the Partnership's independent accountants have advised the Partnership that Unitholders will recognize gain for Federal income tax purposes in 1997 of approximately $6.09 per Unit, net of syndication costs. Most of the gain, approximately $5.47 per Unit, will be characterized as ordinary income as a result of the recapture of prior depreciation deductions and the amounts received under the Allocation and Release Agreement for the Partnership's undertakings and efforts in connection with the Transaction. The balance of such gain is expected to constitute "Section 1231" gain, which should generally be treated as long-term capital gain. Such income and gain may be offset, in part, by each Unitholder's allocable share of the ordinary loss recognized by the Partnership in 1997 prior to the Transaction, which is expected to be approximately $0.22 per Unit, as well as any prior suspended passive losses from the Partnership or other investments as noted above (assuming no consummation of the Transaction until March 31, 1997).

    THE ESTIMATES OF TAXABLE INCOME AND GAIN PROVIDED HEREIN ARE HYPOTHETICAL AMOUNTS BASED UPON A NUMBER OF ASSUMPTIONS WHICH MAY NOT BE CORRECT FOR ANY GIVEN UNITHOLDER, ARE PRELIMINARY, AND ARE FOR ILLUSTRATIVE PURPOSES ONLY. IN ADDITION, THESE ESTIMATES ARE BASED ON UNAUDITED INFORMATION REGARDING THE PARTNERSHIP'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION AS OF SEPTEMBER 30, 1996, AND PROJECTIONS OF SUCH RESULTS OF OPERATION AND FINANCIAL CONDITION THROUGH THE ANTICIPATED CLOSING OF THE TRANSACTION, WHICH MAY NOT BE COMPLETE IN A NUMBER OF MATERIAL RESPECTS. THUS, THE ACTUAL INCOME AND GAIN RECOGNIZED BY ANY UNITHOLDER CANNOT BE DETERMINED WITH CERTAINTY, IS LIKELY TO VARY MATERIALLY FOR ANY SPECIFIC UNITHOLDER, PARTICULARLY A UNITHOLDER WHO ACQUIRED ITS UNITS SUBSEQUENT TO THE INITIAL OFFERING, AND MAY BE SIGNIFICANTLY GREATER OR LESS THAN THAT DESCRIBED HEREIN. CONSEQUENTLY, UNITHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION.

ACCOUNTING TREATMENT

    Under generally accepted accounting principles, the Transaction will result in a gain for the Partnership as determined by the net sales proceeds less the book basis of the real estate. Net sales proceeds are derived by subtracting direct costs to dispose of the Hotel from the agreed upon gross sales price. The agreed upon gross sales price for the Hotel has been determined to be $126,900,000 in cash plus HT-Hyatt's assumption of the Third Mortgage Note. The book basis of the real estate is the historical acquisition cost of the Hotel, plus capital additions, less accumulated depreciation through September 30, 1996. In accordance with generally accepted accounting principles, the Partnership has classified the real estate as held for sale as of September 30, 1996, thus, triggering the cessation of depreciation expense.

    Under generally accepted accounting principles, the Partnership will record a gain on forgiveness of indebtedness equal to the difference between the Partnership's total indebtedness as of the date of sale of the Hotel and the cash paid in settlement of such indebtedness. Total indebtedness is comprised of the mortgage loan payable, accrued interest payable, deferred interest payable and notes and loans payable to affiliates.

REASON FOR OBTAINING UNITHOLDER APPROVAL

    The General Partner is submitting the Transaction for approval by the Unitholders because such approval is required pursuant to the terms of the Purchase and Sale Agreement. The voting rights of Unitholders are set forth in
Section 11.4 of the Partnership Agreement, a copy of which is attached hereto as Annex E.

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

    Unitholders are not entitled to dissenters' rights of appraisal under the Delaware Revised Uniform Partnership Act or the Partnership Agreement in connection with the matters to be voted on at the Special Meeting.

REGULATORY MATTERS

    The Partnership is not aware of any federal or state regulatory approvals that would be required in connection with the Transaction.

                        THE PURCHASE AND SALE AGREEMENT

    THE FOLLOWING IS A SUMMARY OF MATERIAL PROVISIONS OF THE PURCHASE AND SALE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX A AND INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PURCHASE AND SALE AGREEMENT, AND UNITHOLDERS SHOULD READ THAT AGREEMENT CAREFULLY IN ITS ENTIRETY. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROXY STATEMENT SHALL HAVE THE MEANINGS SET FORTH IN THE PURCHASE AND SALE AGREEMENT, AND ARE USED HEREIN WITH THE SAME MEANINGS.

THE PURCHASE AND SALE

    The Purchase and Sale Agreement provides that the Partnership will sell to HT-Hyatt all of its right, title and interest in and to the Real Property (including the Hotel), Personal Property, Contracts, Permits, Miscellaneous Property Assets and the Operating Lease in exchange for a total purchase price of $126,900,000 in cash, and the assumption by HT-Hyatt of the Partnership's outstanding indebtedness under the Third Mortgage Note in favor of Hyatt, which indebtedness is secured by the Third Mortgage on the Hotel. The Partnership will also assign, and HT-Hyatt will assume, all rights and interests in certain intangibles, permits, and contracts to which the Partnership is a party, that relate to the management and operation of the Hotel, including but not limited to the Operating Lease.

    HT-Hyatt has delivered $10,000,000 to the Escrow Holder as a Deposit to be held in Escrow in certain interest bearing instruments and/or accounts. The Deposit is not refundable to HT-Hyatt, except under certain circumstances described below. The balance of the Purchase Price will be paid by HT-Hyatt to the Partnership upon the Closing of the Transaction. The Partnership and HT-Hyatt shall each pay one-half of the expenses associated with the Escrow, and one-half of all documentary transfer and sales taxes relating to the Transaction. The Partnership shall also pay the premium for the Owner's Title Policy, the cost of the Survey and reasonable certification thereto and the cost of removing all title exceptions that are not Permitted Exceptions. HT-Hyatt shall pay for the cost of any endorsements to the Owner's Title Policy. Except as just noted, and subject to certain specified exceptions, the Partnership and HT-Hyatt shall each bear their own expenses in connection with the negotiation, consummation and performance of the transactions contemplated by the Purchase and Sale Agreement. If the sale of the Hotel is not consummated because the Purchase and Sale Agreement is terminated by the Partnership as a result of a material uncured breach by HT-Hyatt, the Escrow Holder has been instructed to pay to the Partnership the Deposit, along with any accrued interest, as liquidated damages. In such event, HT-Hyatt will then also bear all escrow and title company cancellation charges. The Partnership and HT-Hyatt have agreed that such liquidated damages will be the Partnership's exclusive remedy for the non-occurrence of the Transaction if due to HT-Hyatt's material uncured breach of the Purchase and Sale Agreement; however, the Partnership retains all available rights and remedies in the event the Transaction does not occur under other conditions. If the sale of the Hotel is consummated, the remaining balance of the Purchase Price, subject to any adjustments and prorations required by the Purchase and Sale Agreement, will be paid to the Partnership upon the Closing.

PRORATIONS AND APPORTIONMENTS

    Generally, payments to be made to the owner of the Hotel under the Operating Lease, and all other income and expenses in connection with the ownership, operation and maintenance of the Hotel not accounted for in the calculation of the amounts due under the Operating Lease, will be prorated between the Partnership and HT-Hyatt as of the Closing Date. In addition, the Partnership will retain that portion of certain reserves maintained by California Hyatt for replacement of furniture, fixtures and equipment at the Hotel equal to: (i) $896,454, plus (ii) all amounts contributed to such reserves and attributable to the period from October 1, 1996, through October 31, 1996, plus (iii) 50% of all amounts to be deposited into such reserves pursuant to the terms of the Operating Lease and attributable to the period between November 1, 1996, and the Closing Date. The remaining 50% of the reserves attributable to the period between November 1, 1996, and the Closing Date may be expended by California Hyatt in accordance with the terms of the Operating Lease and any budgets approved pursuant thereto, and any portion thereof that is not so expended by California Hyatt will be transferred to HT-Hyatt without any adjustment to the Purchase Price.

REPRESENTATIONS AND WARRANTIES

    The Purchase and Sale Agreement provides that HT-Hyatt is purchasing the Hotel from the Partnership with limited representations and warranties on an "as is, where is" basis, "with all faults." Each of the Partnership and HT-Hyatt is making customary representations and warranties regarding its organization and authority to execute and deliver all documents required to be executed and delivered and the enforceability thereof. In addition, the Partnership is making certain additional customary representations and warranties regarding subleases, existing contracts, violations of law, legal proceedings, pending zoning changes and condemnation actions, permits and certain liens.

    The representations and warranties of the Partnership and HT-Hyatt will survive for a period of one year. HT-Hyatt has agreed that the Partnership shall not be liable for any misrepresentations or breaches of warranties of which HT-Hyatt and/or California Hyatt had knowledge prior to the Closing. Neither the Partnership nor HT-Hyatt shall have any right to pursue remedies against the other for any misrepresentation or breach of warranty unless and until the claiming party's actual damages in respect thereof exceed $100,000 (the aforesaid amount being a threshold for enforcement and not a deductible from liability).

TITLE

    The Partnership shall have no liability to HT-Hyatt based on any defect in the title to the Real Property actually acquired by HT-Hyatt. The issuance of the Owner's Title Policy in the amount of the Purchase Price by the Title Company shall be conclusive evidence of delivery of title acceptable to HT-Hyatt, and HT-Hyatt's sole recourse for such defect shall be to exercise its rights under that policy.

CONDITIONS PRECEDENT

    In addition to customary conditions precedent to Closing, the Partnership has agreed to remove or otherwise insure against specified encumbrances on title appearing on a preliminary title report (the "PTR"). HT-Hyatt has agreed to accept certain other matters of title reflected on the PTR as Permitted Exceptions, to be responsible for removing others, and to waive the right to disapprove title with respect to any matter relating to the Third Mortgage and the Third Mortgage Note, regardless of its assumption of that obligation. The Purchase and Sale Agreement also requires the Partnership to solicit the approval of the Unitholders for the Transaction, and to deliver to the Escrow Holder on or before March 24, 1997, a notice of the vote obtained.

ASSIGNMENT

    HT-Hyatt may sell, assign, encumber, convey or otherwise transfer (collectively, "Transfer") its rights and obligations under the Purchase and Sale Agreement under certain circumstances specified therein, including, without limitation: (i) the transferee's assumption in writing of all of the obligations of HT-Hyatt under the Purchase and Sale Agreement and related documents; (ii) no less than 25% of the ownership interests in the transferee being owned by certain affiliates of the owners of HT-Hyatt ("HT-Hyatt Affiliates"); (iii) the obligations of the transferee being guaranteed by a Partnership-approved HT-Hyatt Affiliate if less than 51% of the ownership interests in the transferee are owned by an HT-Hyatt Affiliate; (iv) an increase in the Purchase Price under the Purchase and Sale Agreement under certain limited circumstances specified therein; and (v) HT-Hyatt's remaining primarily liable to perform its obligations under the Purchase and Sale Agreement.

RISK OF LOSS; CONDEMNATION

    The Partnership shall retain the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty until the Closing. If the Hotel sustains damage and the estimated cost to repair such damage exceeds, in the aggregate, $2.5 million, HT-Hyatt shall have the right to terminate the Purchase and Sale Agreement. If the damage does not exceed such amount, HT-Hyatt shall be obligated to complete the Transaction, but shall be entitled to receive all insurance proceeds in respect of such damages and a credit against the Purchase Price in the amount of any applicable insurance deductible.

    If any or all of the Hotel is taken by condemnation or eminent domain (or becomes the subject of a pending taking that has not yet been consummated), HT-Hyatt shall have the right to terminate the Purchase and Sale Agreement if, in HT-Hyatt's reasonable opinion, such taking or pending taking materially interferes or would materially interfere with the economic operation of the Hotel. If such a taking or pending taking occurs but HT-Hyatt elects not to terminate, the Partnership shall assign to HT-Hyatt all of its right, title and interest in and to any condemnation awards that may be payable to the Partnership on account of such taking, and no adjustment to the Purchase Price shall be made in respect thereof.

FIFTH AMENDMENT TO OPERATING LEASE

    In connection with the execution of the Purchase and Sale Agreement, the Partnership has agreed to an amendment to the Operating Lease (the "Fifth Amendment"), which would increase the Early Termination Fee (as defined therein) from $14,575,000 to $16,032,500 for the period January 1, 1997, to December 31, 1997 (both dates inclusive), and from $16,032,500 to $17,635,750 for the period January 1, 1998, to January 2, 1999 (both dates inclusive). The Fifth Amendment will be null and void if the Transaction is completed, or if the Transaction is terminated for various reasons other than the Partnership's material uncured default under the Purchase and Sale Agreement, but will become effective if the Purchase and Sale Agreement is terminated as a result of: (i) a material uncured breach by the Partnership under the Purchase and Sale Agreement; (ii) the Unitholders vote to disapprove the Transaction; or (iii) the Unitholders' failure to vote on the Transaction by March 24, 1997, and the election by HT-Hyatt or the Partnership to terminate the Purchase and Sale Agreement on account thereof.

TERMINATION

    The Purchase and Sale Agreement automatically terminates if the Transaction is disapproved by the Unitholders. If neither approval nor disapproval of the Transaction has been obtained from the Unitholders by March 24, 1997, the Purchase and Sale Agreement may be terminated by either the Partnership or HT-Hyatt. Upon any such termination, the Escrow Holder has been instructed to return the Deposit to HT-Hyatt and the Fifth Amendment shall become effective.

    The Purchase and Sale Agreement may also be terminated by either the Partnership or HT-Hyatt in the event of a material uncured breach of the Purchase and Sale Agreement by the other party. If the Partnership elects to terminate as a result of a material uncured breach by HT-Hyatt, the Escrow Holder has been instructed to pay the Deposit to the Partnership and the Fifth Amendment shall be null and void. If HT-Hyatt elects to terminate as a result of a material uncured breach by the Partnership, the Escrow Holder has been instructed to return the Deposit to HT-Hyatt and the Fifth Amendment shall become effective.

    If the Purchase and Sale Agreement is terminated under certain other circumstances (including a material casualty or condemnation affecting the Hotel) or by reason of the failure of any material conditions precedent to either the Partnership's or HT-Hyatt's obligation to close the Transaction through no fault of either party, the Escrow Holder has been instructed to return the Deposit to HT-Hyatt, the

Fifth Amendment shall be null and void and the Purchase and Sale Agreement shall be of no further force or effect, except for those provisions that specifically survive such termination.

                      THE ALLOCATION AND RELEASE AGREEMENT

    THE FOLLOWING IS A SUMMARY OF MATERIAL PROVISIONS OF THE ALLOCATION AND RELEASE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX B AND INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ALLOCATION AND RELEASE AGREEMENT, AND UNITHOLDERS SHOULD READ THAT AGREEMENT CAREFULLY IN ITS ENTIRETY. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROXY STATEMENT SHALL HAVE THE MEANINGS SET FORTH IN THE ALLOCATION AND RELEASE AGREEMENT, AND ARE USED HEREIN WITH THE SAME MEANINGS.

    In order to avoid costly and time-consuming foreclosure proceedings, litigation and/or bankruptcy proceedings, and in consideration of the Partnership's undertaking of, and efforts with respect to, the Transaction, Capital Growth has agreed to accept the Pay-Off Amount (as described below) in full satisfaction of, among other items, the Second Mortgage Note and the Capital Growth Unsecured Notes, and in consideration of the Partnership's efforts and expenses in connection with the Transaction, to allow the Partnership to retain any net proceeds from the Transaction in excess of the Pay-Off Amount. Accordingly, pursuant to the Allocation and Release Agreement, the net proceeds from the Transaction (after payment of transaction costs, the making of closing adjustments, and the repayment in full of the First Mortgage
Note) will first be used for the repayment (in accordance with the terms of the Allocation and Release Agreement) of the Second Mortgage Note and the Capital Growth Unsecured Notes and the excess will be retained by the Partnership, as summarized below. The Allocation and Release Agreement, however, is contingent, and is only effective upon the Closing of the Transaction. The Allocation and Release Agreement automatically terminates if the Closing of the Transaction has not occurred on or prior to March 31, 1997.

THE ALLOCATION

    Under the terms of the Allocation and Release Agreement, and subject to the conditions of that agreement, Capital Growth will receive the Pay-Off Amount, consisting of: (i) $30,000,000 (subject to adjustment under certain circumstances as provided in the Allocation and Release Agreement) in full satisfaction of the Second Mortgage Note, the Capital Growth Unsecured Notes and all costs and expenses incurred by Capital Growth in connection with the transactions contemplated thereby (irrespective of the actual amount of such costs and expenses) plus, (ii) reimbursement from the Partnership for the cost incurred by Capital Growth in obtaining a fairness opinion in connection therewith up to a maximum of $250,000. The opinion is required under the partnership agreement of Capital Growth because CG Realty, the general partner of Capital Growth, is an affiliate of the General Partner. In consideration of the Partnership's undertakings and expenses in connection with the Transaction, the Partnership will be entitled to retain any and all proceeds remaining after payment of transaction costs, the making of closing adjustments, repayment in full of the First Mortgage Note and payment of the Pay-Off Amount.

EXTENSION OF MATURITY OF SECOND MORTGAGE NOTE

    The First Mortgage Note and the Second Mortgage Note were each scheduled to be due and payable on January 2, 1997. On December 31, 1996, in order to provide time for the consummation of the Transaction, BNS agreed to extend the maturity date of the First Mortgage Note to April 2, 1997. See "THE TRANSACTION--Overview." Capital Growth has also agreed to temporarily defer foreclosure proceedings on the Second Mortgage Note and to not initiate bankruptcy proceedings until March 31, 1997, unless BNS initiates foreclosure proceedings on the First Mortgage prior to such date. Capital Growth's obligation to refrain from initiating foreclosure proceedings will expire upon termination of the Purchase and Sale Agreement.

CONDITIONS PRECEDENT

    The Allocation and Release Agreement is conditioned upon each other unsecured lender of the Partnership forgiving the Partnership's debt in its favor, and requires that the Partnership obtain (i) a general release of the Partnership, the General Partner and its affiliates from the Partnership's unsecured lenders and the consent of the Partnership's unsecured lenders to the provisions of the Allocation and Release Agreement, including, without limitation, to the retention by the Partnership of a portion of the net proceeds from the Transaction; (ii) an unconditional general release of Capital Growth, its general partner and affiliates from the Partnership; and (iii) unconditional general releases of Capital Growth, its general partner and affiliates from each unsecured lender of the Partnership. Capital Growth is required to provide unconditional general releases to the Partnership, the General Partner, their affiliates and each other unsecured lender of the Partnership.

                       THE CONSENT AND RELEASE AGREEMENT

    THE FOLLOWING IS A SUMMARY OF MATERIAL PROVISIONS OF THE CONSENT AND RELEASE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX C AND INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CONSENT AND RELEASE AGREEMENT, AND UNITHOLDERS SHOULD READ THAT AGREEMENT CAREFULLY IN ITS ENTIRETY. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROXY STATEMENT SHALL HAVE THE MEANINGS SET FORTH IN THE CONSENT AND RELEASE AGREEMENT, AND ARE USED HEREIN WITH THE SAME MEANINGS.

    The Consent and Release Agreement by and among Lehman Lending, Holdings and the Partnership provides for the consent of Lehman Lending and Holdings to the terms and provisions of the Allocation and Release Agreement and for the release and forgiveness of (i) an unsecured note held by Lehman Lending in the original principal amount of $1,000,000 originally made by the Partnership in favor of Shearson Lending Corp., which note would mature and become due and payable upon the sale of the Hotel (the "Lehman Lending Note"), and (ii) an unsecured note held by Holdings in the original principal amount of $10,000,000, originally made by the Partnership in favor of Shearson Lehman Brothers Holdings Inc. (the "Holdings Note").

    Pursuant to the terms of the Consent and Release Agreement, upon consummation of the Transaction and the payments to Capital Growth in accordance with the Allocation and Release Agreement, Lehman Lending and Holdings shall cause all of the Partnership's unsecured debt obligations under the Lehman Lending Note and the Holdings Note, respectively, and under each of the respective loan documents executed in connection therewith, to be fully and unconditionally released and forgiven, giving the Partnership the absolute right to retain any and all remaining proceeds of the Transaction free from any claim of Lehman Lending or Holdings. The satisfaction and release of these obligations shall be no later than March 31, 1997, and shall be conducted concurrently with the Closing of the Transaction. In order to permit the Partnership sufficient time in which to consummate the Transaction, Lehman Lending and the Partnership extended the maturity date of the Lehman Lending Note until March 31, 1997.

    As a condition precedent to the terms of the Consent and Release Agreement, the Partnership must obtain (i) a fully executed Allocation and Release Agreement with Capital Growth, (ii) a general release of the Partnership, the General Partner and its affiliates from Capital Growth, and (iii) a general release of Lehman Lending and Holdings from Capital Growth.

                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    In considering the recommendation of the General Partner with respect to the Transaction, Unitholders should be aware that the General Partner and certain of its affiliates may be deemed to have certain interests in the Transaction that are in addition to or potentially different from the interests of Unitholders.

LEHMAN BROTHERS INC. AND RELATED ENTITIES

    The General Partner of the Partnership is Union Square GP/Corp., formerly Shearson Union Square/ GP Corp., a Delaware corporation and an affiliate of Holdings. All of the officers and directors of the General Partner are employees of Lehman. The general partner of Capital Growth is CG Realty Funding, Inc., formerly Shearson Lehman Realty Funding, Inc., a Delaware corporation which is also an affiliate of Holdings. All of the officers and directors of CG Realty are employees of Lehman. Holdings is the ultimate parent corporation and beneficial owner of 100% of the issued and outstanding stock of Lehman, Lehman Lending, the General Partner and CG Realty.

    Upon completion of the Transaction, the General Partner will receive liquidating distributions of approximately $90,000 to $120,000, reflecting the General Partner's 1% economic interest in the Partnership. See "THE TRANSACTION--The Liquidation of the Partnership."

    Upon completion of the Transaction, and the payment in full of the First Mortgage Note held by BNS, Lehman Lending will receive payment in full of its $15,000,000 subordinate principal participation and its $6,957,286 subordinate deferred interest participation in such note, including interest accrued on such participations in the amount of approximately $7,721,000 as of December 31, 1996. In consideration of the Partnership's undertaking and efforts in connection with the Transaction, Lehman Lending and Holdings have also agreed to forgive repayment by the Partnership of the Lehman Lending Note and the Holdings Note, respectively (the aggregate outstanding balance of which as of December 31, 1996 would be approximately $14,250,000). See "THE CONSENT AND RELEASE AGREEMENT."

    Upon completion of the Transaction, Capital Growth will, pursuant to the Allocation and Release Agreement, receive $30,000,000 in full satisfaction of the Second Mortgage Note (the outstanding balance of which as of December 31, 1996, would be approximately $42,184,000), the Capital Growth Unsecured Notes (the total outstanding balance of which as of December 31, 1996 would be approximately $4,645,000) and all costs and expenses incurred by Capital Growth in connection with the Allocation and Release Agreement (irrespective of the actual amount of such costs and expenses). Capital Growth will also receive reimbursement of up to an additional $250,000 for the cost of obtaining a fairness opinion from the Capital Growth Advisor. See "THE ALLOCATION AND RELEASE AGREEMENT." The opinion is required under the partnership agreement of Capital Growth because CG Realty, the general partner of Capital Growth, is an affiliate of the General Partner. Under the terms of Capital Growth's Partnership Agreement, CG Realty, as the general partner, has a 1% economic interest in Capital Growth, which would result in a distribution to CG Realty of approximately $300,000, assuming Capital Growth distributed to its limited partners and CG Realty the full $30 million to be received pursuant to the Allocation and Release Agreement.
    Lehman Brothers Realty Corp., a wholly-owned subsidiary of Holdings, is acting as a co-broker in connection with the sale of the Hotel, but will not, in accordance with the terms of the Partnership Agreement, receive any compensation therefor.

D.F. KING & CO., INC.

    The Partnership has retained King to assist in the solicitation of proxies, for which King will receive reasonable and customary compensation, which is not anticipated to exceed $50,000, plus out-of-pocket expenses.

                            PRO FORMA FINANCIAL DATA

UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial information gives effect to the Transaction. The pro forma financial information is presented for illustrative purposes only, and therefore, is not necessarily indicative of the operating results and financial position that might have been achieved had the Transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future. A pro forma unaudited balance sheet is provided as of September 30, 1996, giving effect to the Transaction as though it had been consummated on that date.

                       UNION SQUARE HOTEL PARTNERS, L.P.

                            PRO FORMA BALANCE SHEET

                            AS OF SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                                                       SEPT 30,
                                                                                                         1996
                                                                  SEPT 30, 1996       PRO FORMA       (ADJUSTED)
                                                                   (UNAUDITED)       ADJUSTMENTS         (F)
                                                                  --------------  -----------------  ------------
ASSETS
Property held for disposition...................................  $   96,076,204  $   (96,076,204)(a) $          0
Cash and cash equivalents.......................................       3,469,909      124,486,000(a)
                                                                                     (119,700,000)(b)
                                                                                        1,977,749(e)   10,233,658
Replacement reserve receivable..................................         903,639         (903,639)(e)            0
Rent receivable.................................................       1,074,110       (1,074,110)(e)            0
Deferred charges, net of accumulated amortization of $4,195,084
  in 1996 and $3,849,203 in 1995................................         400,946         (251,245)(a)
                                                                                         (149,701)(d)            0
                                                                  --------------  -----------------  ------------
TOTAL ASSETS....................................................  $  101,924,808  $   (91,691,150)   $ 10,233,658
                                                                  --------------  -----------------  ------------
LIABILITIES AND PARTNERS' CAPITAL/(DEFICIT)
Liabilities:
  Accounts payable and accrued expenses.........................  $       42,720                     $     42,720
  Due to affiliates.............................................          24,133                           24,133
  Mortgage loan payable.........................................      70,000,000      (70,000,000)(b)            0
  Accrued interest..............................................      12,560,535      (10,027,930)(b)
                                                                                       (2,532,605)(c)            0
  Deferred interest.............................................       9,672,070       (9,672,070)(b)            0
  Notes and loans -- affiliate..................................      56,484,017      (30,000,000)(b)
                                                                                      (26,484,017)(c)            0
  Loan payable -- Hyatt.........................................       3,772,578       (3,772,578)(a)            0
                                                                  --------------  -----------------  ------------
      Total liabilities.........................................  $  152,556,053  $  (152,489,200)   $     66,853
Partners' Capital/(Deficit):
  General Partner...............................................  $   (1,189,532) $       319,311(a)
                                                                                          973,386(c)
                                                                                           (1,497)(d)      101,668
  Limited Partners..............................................     (49,441,713)      31,611,818(a)
                                                                                       28,043,236(c)
                                                                                         (148,204)(d)   10,065,137
                                                                  --------------  -----------------  ------------
      Total Partners' Capital/(Deficit).........................  $  (50,631,245) $    60,798,050    $ 10,166,805
                                                                  --------------  -----------------  ------------
TOTAL LIABILITIES AND PARTNERS' CAPITAL/(DEFICIT)...............  $  101,924,808  $   (91,691,150)   $ 10,233,658
                                                                  --------------  -----------------  ------------

                       UNION SQUARE HOTEL PARTNERS, L.P.

                       NOTES TO PRO FORMA FINANCIAL DATA

                                  (UNAUDITED)

    The unaudited pro forma balance sheet as of September 30, 1996 reflects the sale of the Hotel pursuant to the Purchase and Sale Agreement entered into by the Partnership on November 5, 1996. The sale price of the Hotel is $126,900,000 in cash and the assumption of approximately $3.8 million of debt owed to an affiliate of the prospective buyer, subject to certain conditions described in the Purchase and Sale Agreement. The costs to sell the Hotel have been estimated by the General Partner and are expected to range between $2.4 and $3.0 million, which amount includes the Reserve. The Partnership expects to use the proceeds from the sale to pay the First Mortgage Note secured by the First Mortgage in full, estimated to be $89.7 million as of December 31, 1996. (On January 2, 1997, the Partnership reduced such balance due by making an aggregate of approximately $3,333,000 of accrued interest payments.) In addition, the Partnership has entered into an Allocation and Release Agreement whereby Capital Growth, the holder of the Second Mortgage Note secured by the Second Mortgage and the Capital Growth Unsecured Notes, has agreed to accept $30 million in full satisfaction of all of the Partnership's obligations to Capital Growth. The remaining indebtedness of the Partnership will be forgiven, resulting in income to the extent of the remaining outstanding indebtedness, net of unamortized deferred charges, and as estimated by the General Partner, after satisfaction of remaining Partnership liabilities.

    The remaining cash in the Partnership is assumed to be distributed in accordance with the Partnership Agreement which states that 99% will be distributed to the Unitholders and 1% distributed to the General Partner, reflecting the General Partner's 1% economic interest in the Partnership.

NOTES TO PRO FORMA ADJUSTMENTS:

(a) To record the sale of the Hotel reflecting the removal of the property held for disposition and related deferred charges, the receipt of net sale proceeds, the assumption of the loan payable to Hyatt and the allocation of the gain to the General Partners and Unitholders as follows:

Sales price...................................................  $  126,900,000
Estimated closing costs.......................................       2,414,000
                                                                --------------
Net cash proceeds.............................................     124,486,000
Assumption of loan payable to Hyatt...........................       3,772,578
Net sales proceeds............................................     128,258,578
Property held for disposition.................................     (96,076,204)
Deferred charges..............................................        (251,245)
                                                                --------------
Gain on sale..................................................  $   31,931,129
                                                                --------------
                                                                --------------
Allocated as follows:
Unitholders...................................................  $   31,611,818
General Partner...............................................         319,311
                                                                --------------
                                                                $   31,931,129
                                                                --------------
                                                                --------------

(b) To reflect the payment of the mortgage indebtedness, pursuant to the agreements discussed herein, as follows:

Mortgage loan payable.........................................  $   70,000,000
Accrued interest..............................................      10,027,930
Deferred interest.............................................       9,672,070
Notes and loans--affiliate....................................      30,000,000
                                                                --------------
                                                                $  119,700,000
                                                                --------------
                                                                --------------

(c) To reflect the debt forgiveness and related allocation to the General Partner and Unitholders as follows:

Notes and loans--affiliate....................................  $26,484,017
Accrued interest..............................................    2,532,605
                                                                -----------
                                                                $29,016,622
                                                                -----------
                                                                -----------
Allocated as follows:
Unitholders...................................................  $28,043,236
General Partner...............................................      973,386
                                                                -----------
                                                                $29,016,622
                                                                -----------
                                                                -----------

(d) To reflect the write-off of deferred charges associated with the mortgages, notes and loans totalling $149,701 and the related allocation to the General Partner and Unitholders as follows:

Unitholders...................................................  $   148,204
General Partner...............................................        1,497
                                                                -----------
                                                                $   149,701
                                                                -----------
                                                                -----------

(e) To reflect the collection of the rent receivable and the receipt of the Partnership's portion of the replacement reserve from Hyatt.

(f) The remaining cash net of accounts payable and accrued expenses and due to affiliates, will be distributed to the General Partner and Unitholders in accordance with the ending capital balances.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    To the knowledge of the General Partner, as of the Record Date, there were approximately 5,766 Unitholders of record with 7,174,100 Units issued and outstanding, and no officer or director of the General Partner owned any Units. Pursuant to the Partnership Agreement, the General Partner holds a 1% interest in each item of Partnership income, gain, loss, deduction or credit.

                                  ACCOUNTANTS

    Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Special Meeting to respond to appropriate questions and to make a statement if they so desire.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Partnership pursuant to the Exchange Act are incorporated by reference in this Proxy Statement.

        1.  Annual Report on Form 10-K for the year ended December 31, 1995.

        2.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

        3.  Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

        4.  Quarterly Report on Form 10-Q for the quarter ended September 30,
    1996.

        5.  Current Report on Form 8-K dated September 6, 1996.

        6.  Current Report on Form 8-K dated November 8, 1996.

    All documents and reports filed by the Partnership pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


    This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. A copy of any or all documents incorporated by reference herein (other than exhibits thereto which are not specifically incorporated by reference herein) will be provided without charge to each person to whom this Proxy Statement is delivered upon oral or written request within one business day of receipt of such request to D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, telephone number (800) 347-4750. In order to ensure timely delivery of the documents, any such request should be made not later than January 24, 1997.


                                 OTHER MATTERS

    The General Partner knows of no other business to be presented for consideration, other than the matters described in the Notice of Special Meeting.

                                                                         ANNEX A

                          PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS
                          DATED AS OF NOVEMBER 4, 1996
                                    BETWEEN
                       UNION SQUARE HOTEL PARTNERS, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                                   AS SELLER
                                      AND
                            HT-HOTEL EQUITIES, INC.
                             A DELAWARE CORPORATION
                                    AS BUYER

                               TABLE OF CONTENTS

ARTICLE I

EFFECTIVE DATE.........................................................................          1

                                                                                      ARTICLE II

DEFINITIONS............................................................................          2

ARTICLE III

PROPERTY SUBJECT TO AGREEMENT..........................................................          4

ARTICLE IV

PURCHASE PRICE, PAYMENT OF PURCHASE PRICE AND LIQUIDATED DAMAGES.......................          5
      4.1  PURCHASE PRICE..............................................................          5
      4.2  PAYMENT OF PURCHASE PRICE; DEPOSIT..........................................          6
      4.3  ALLOCATION OF PURCHASE PRICE................................................          6
      4.4  INVESTMENT OF DEPOSIT.......................................................          6
      4.5  LIQUIDATED DAMAGES..........................................................          6

ARTICLE V

"AS IS, WHERE IS" SALE.................................................................          8
      5.1  "AS IS, WHERE IS" SALE......................................................          8
      5.2  INSPECTION..................................................................          9

ARTICLE VI

TITLE TO PROPERTY; APPROVALS...........................................................         10
      6.1  TITLE.......................................................................         10
      6.2  APPROVAL OF TITLE...........................................................         10
      6.3  PERSONAL PROPERTY AND CONTRACTS, PERMITS AND MISCELLANEOUS PROPERTY
             ASSETS....................................................................         11
      6.4  APPROVAL OF OTHER MATTERS...................................................         11

ARTICLE VII

BUYER'S CONDITIONS PRECEDENT TO CLOSING................................................         11
      7.1  OWNER'S TITLE POLICY........................................................         11
      7.2  SELLER'S NON-FOREIGN AFFIDAVIT..............................................         11
      7.3  SELLER'S ORGANIZATIONAL DOCUMENTS...........................................         11
      7.4  COMPLIANCE BY SELLER........................................................         12
      7.5  REPRESENTATIONS AND WARRANTIES..............................................         12
      7.6  LIMITED PARTNER APPROVAL....................................................         12
      7.7  COVENANT TO SATISFY CONDITIONS..............................................         12

ARTICLE VIII

SELLER'S CONDITIONS PRECEDENT TO CLOSING...............................................         12
      8.1  LIMITED PARTNER VOTE........................................................         12
      8.2  BUYER'S ORGANIZATIONAL DOCUMENTS............................................         14
      8.3  ESTOPPEL BY OPERATOR........................................................         14
      8.4  COMPLIANCE BY BUYER.........................................................         14
      8.5  REPRESENTATIONS AND WARRANTIES..............................................         14
      8.6  COVENANT TO SATISFY CONDITIONS..............................................         14

ARTICLE IX

ESCROW AND CLOSING.....................................................................         15
      9.1  DEPOSIT WITH ESCROW HOLDER AND ESCROW INSTRUCTIONS..........................         15
      9.2  CLOSING.....................................................................         15
      9.3  DELIVERIES BY SELLER........................................................         15

      9.4  DELIVERIES BY BUYER.........................................................         16
      9.5  OTHER INSTRUMENTS; REVISED DELIVERIES.......................................         17
      9.6  PRORATIONS AND APPORTIONMENTS...............................................         17
      9.7  COSTS AND EXPENSES..........................................................         18
      9.8  CLOSE OF ESCROW.............................................................         18
      9.9  NOTIFICATION; CLOSING STATEMENTS............................................         19

ARTICLE X

REPRESENTATIONS, WARRANTIES, AND COVENANTS.............................................         20
     10.1  BUYER'S REPRESENTATIONS AND WARRANTIES......................................         20
     10.2  SELLER'S REPRESENTATIONS AND WARRANTIES.....................................         20
     10.3  CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATIONS ON
             LIABILITY THEREFOR........................................................         21

ARTICLE XI

POSSESSION.............................................................................         22

ARTICLE XII

OPERATION OF THE PROPERTY..............................................................         22

ARTICLE XIII

LOSS BY CASUALTY; CONDEMNATION.........................................................         22
     13.1  DAMAGE OR DESTRUCTION.......................................................         22
     13.2  CONDEMNATION................................................................         23

ARTICLE XIV

MISCELLANEOUS..........................................................................         23
     14.1  NOTICES.....................................................................         23
     14.2  BROKERS AND FINDERS.........................................................         24
     14.3  ASSIGNMENT..................................................................         24
     14.4  SUCCESSORS AND ASSIGNS......................................................         26
     14.5  AMENDMENTS..................................................................         26
     14.6  INTERPRETATION..............................................................         26
     14.7  GOVERNING LAW...............................................................         26
     14.8  ENTIRE AGREEMENT............................................................         26
     14.9  ATTORNEYS' FEES AND COSTS...................................................         26
     14.10 TIME OF THE ESSENCE.........................................................         26
     14.11 CONFIDENTIALITY.............................................................         26
     14.12 NO WAIVER...................................................................         27
     14.13 FURTHER ACTS................................................................         27
     14.14 EXHIBITS....................................................................         27
     14.15 COUNTERPARTS................................................................         27
     14.16 NO INTENT TO BENEFIT THIRD PARTIES..........................................         27
     14.17 PERFORMANCE DUE ON DAY OTHER THAN BUSINESS DAY..............................         27
     14.18 EXPENSES OF PURCHASE AND SALE...............................................         27
     14.19 SEVERABILITY................................................................         27
     14.20 NO RECORDING................................................................         28
     14.21 QUITCLAIM...................................................................         28
     14.22 TERMINATION OF AGREEMENT....................................................         28
     14.23 WAIVER OF KNOWN DEFAULTS....................................................         29

                          PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS

    This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "AGREEMENT") is made as of November 4, 1996, between UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("SELLER"), and HT-HOTEL EQUITIES, INC., a Delaware corporation ("BUYER"), for the purpose of setting forth the agreement of the parties and of instructing FIRST AMERICAN TITLE INSURANCE COMPANY ("ESCROW HOLDER") with respect to the transactions contemplated by this Agreement.

                                    RECITALS

    A. Seller is the owner of certain real property located at 345 Stockton Street, San Francisco, California, as more particularly described in Exhibit A attached hereto and incorporated herein by reference, upon which is located certain improvements commonly known as the "Grand Hyatt San Francisco," consisting of a 687 key hotel building (695 keys including the six (6) general manager rooms and two (2) business plan center rooms), and which also contains meeting rooms and banquet facilities, a three-story commercial building, and service areas (the "HOTEL").

    B. Seller is the owner of certain items of personal property located in and used in the operation of the Hotel, including, but not limited to furniture and furnishings, hotel equipment, uniforms and kitchenware.

    C. The Hotel is leased to and operated by California Hyatt Corporation ("OPERATOR") pursuant to that certain Agreement and Lease, dated January 4, 1973, as amended by First Amendment to Lease dated as of August 29, 1986, Second Amendment to Lease dated as of May 1, 1989, Third Amendment to Lease dated as of June 30, 1992, and Fourth Amendment to Lease dated as of August 29, 1996, the landlord's interest in such lease having been assigned by mesne assignments to Seller (as so amended and assigned, and as such lease may hereafter be further amended, the "OPERATING LEASE").

    D. Buyer desires to purchase the Property (as hereinafter defined) and assume the landlord's interest in the Operating Lease from Seller, and Seller desires to sell the Property and assign the landlord's interest in the Operating Lease to Buyer, on the terms and conditions set forth herein.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE I
                                 EFFECTIVE DATE

    This Agreement shall be effective (the "EFFECTIVE DATE") when a fully executed copy of this Agreement (or a fully executed copy in counterparts) is deposited with Escrow Holder. Escrow Holder is hereby instructed to immediately notify in writing each party to this Agreement of the Effective Date.

                                   ARTICLE II
                                  DEFINITIONS

    The following terms and references shall have the meanings indicated below:

    (1) "ADJUSTMENTS" shall have the meaning ascribed thereto in Section 9.6(b) of this Agreement.

    (2) "AGREEMENT" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

    (3) "ASSIGNMENT AND ASSUMPTION OF CONTRACTS" shall have the meaning ascribed thereto in Article III of this Agreement.

    (4) "ASSIGNMENT AND ASSUMPTION OF OPERATING LEASE" shall have the meaning ascribed thereto in Article III of this Agreement.

    (5) "BALANCE" shall have the meaning ascribed thereto in Section 4.2(b) of this Agreement.

    (6) "BILL OF SALE" shall have the meaning ascribed thereto in Article III of this Agreement.

    (7) "BROKER" shall have the meaning ascribed thereto in Section 14.2(a) of this Agreement.

    (8) "BUYER" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

    (9) "CLOSING" means the consummation of the transactions contemplated by this Agreement.

    (10) "CLOSING DATE" means the date the Grant Deed is recorded.

    (11) "CLOSING STATEMENTS" shall have the meaning ascribed thereto in Section 9.8(a) of this Agreement.

    (12) "CONDEMNATION NOTICE" shall have the meaning ascribed thereto in
Section 13.2 of this Agreement.

    (13) "CONTRACTS" shall have the meaning ascribed thereto in Article III of this Agreement.

    (14) "DEPOSIT" shall have the meaning ascribed thereto in Section 4.2(a) of this Agreement.

    (15) "DOCUMENTS" shall have the meaning ascribed thereto in Section 6.4(b) of this Agreement.

    (16) "EFFECTIVE DATE" shall have the meaning ascribed thereto in Article I of this Agreement.

    (17) "EQUIPMENT LEASE" means a personal property lease entered into by Seller and covering any items that, if not leased, would constitute Personal Property.

    (18) "ESCROW" shall have the meaning ascribed thereto in Section 9.1 of this Agreement.

    (19) "ESCROW HOLDER" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

    (20) "ESTOPPEL AGREEMENT" shall have the meaning ascribed thereto in Section
8.3 of this Agreement.

    (21) "EXCLUDED REPORTS" shall have the meaning ascribed thereto in Section 5.2(c) of this Agreement.

    (22) "FF&E" means furniture, trade fixtures, equipment, machinery, appliances, fittings, and other removable articles of personal property of every kind and nature that are owned by Seller and used exclusively in the operation of the Hotel. FF&E shall exclude any personal property owned or leased by the Operator.

    (23) "FF&E RESERVES" means all of Seller's funds, reserves, escrows, and accounts for the replacement and repair of FF&E which are held in trust for Seller by Operator, including, without limitation, the "Fund for Replacement of and Additions to Furnishings and Equipment" and the "Reserve for Replacement of Operating Equipment," as such terms are defined in the Operating Lease.

    (24) "FIFTH AMENDMENT" shall have the meaning ascribed thereto in Section 9.3(f) of this Agreement.

    (25) "GRANT DEED" shall have the meaning ascribed thereto in Article III of this Agreement.

    (26) "HOLIDAY" shall have the meaning ascribed thereto in Section 14.17 of this Agreement.

    (27) "HOTEL" shall have the meaning ascribed thereto in Recital A of this Agreement.

    (28) "HYATT LOAN" means the non-recourse loan from Hyatt Corporation to Seller governed by that certain Loan Agreement dated May 1, 1989 (as amended) and evidenced by that certain Amended and Restated Promissory Note dated June 30, 1992 executed by Seller and payable to Hyatt Corporation in the original principal amount of $3,217,733, which promissory note is secured by that certain Third Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of May 1, 1989 to First American Title Insurance Company, a California corporation, as trustee, for the benefit of Hyatt Corporation and encumbering the Property (as such deed of trust has heretofore been amended and supplemented) and by that certain Third Assignment of Lessor's Interest in Leases, dated as of May 1, 1989 (as such assignment has heretofore been amended and supplemented) by Seller to Hyatt Corporation. In connection with the transactions contemplated hereby, Buyer shall assume the obligations of the borrower under the Hyatt Loan and shall cause Hyatt Corporation to release Seller from any and all obligations in connection with the Hyatt Loan.

    (29) "IMPROVEMENTS" shall have the meaning ascribed thereto in Article III of this Agreement.

    (30) "INFORMATION" shall have the meaning ascribed thereto in Section 5.1(d) of this Agreement.

    (31) "LAND" shall have the meaning ascribed thereto in Article III of this Agreement.

    (32) "LIMITED PARTNER APPROVAL" shall have the meaning set forth in Section 8.1(a) hereof.

    (33) "LIMITED PARTNERS" means, collectively, the limited partners and unit holders of Seller.

    (34) "LIMITED PARTNER VOTE" shall have the meaning set forth in Section 8.1(a) hereof.

    (35) "LIMITED PARTNER VOTE NOTICE" shall have the meaning set forth in
Section 8.1(b) hereof.

    (36) "LIQUOR LICENSES" means any government licenses, permits, or other authorizations for the sale and/or service of liquor, wine, beer, or other alcoholic beverage at the Hotel.

    (37) "MEETING" shall have the meaning set forth in Section 8.1(a) hereof.

    (38) "MEETING NOTICE" shall have the meaning set forth in Section 8.1(b) hereof.

    (39) "MISCELLANEOUS PROPERTY ASSETS" shall have the meaning ascribed thereto in Article III of this Agreement.

    (40) "OPERATING LEASE" shall have the meaning ascribed thereto in Recital C of this Agreement.

    (41) "OPERATOR" shall have the meaning ascribed thereto in Recital C of this Agreement.

    (42) "OWNER'S TITLE POLICY" shall have the meaning ascribed thereto in
Section 6.1 of this Agreement.

    (43) "PERMITS" shall have the meaning ascribed thereto in Article III of this Agreement.

    (44) "PERMITTED EXCEPTIONS" shall have the meaning ascribed thereto in
Section 6.1 of this Agreement.

    (45) "PERSONAL PROPERTY" shall have the meaning ascribed thereto in Article III of this Agreement.

    (46) "POSTPONEMENT NOTICE" shall have the meaning set forth in Section 8.1(b) hereof.

    (47) "PRITZKER AFFILIATE" shall mean and include (i) any one or more of the direct lineal descendants, natural or adoptive, of Nicholas J. Pritzker, deceased, or their respective current or former spouses, (ii) any one or more trusts, the principal beneficiaries of which are one or more of the persons described in clause (i) above, and (iii) any general or limited partnership, corporation or limited liability company, one hundred percent (100%) of the voting securities or ownership interests in which are owned, directly or indirectly, by one or more of the persons or entities described in clauses (i) or (ii) above.

    (48) "PRITZKER TRANSFEREE" shall mean and include any general or limited partnership, corporation or limited liability company, at least fifty-one percent (51%) of the voting securities or ownership interests in which are owned, directly or indirectly, by a Pritzker Affiliate.

    (49) "PROPERTY" shall have the meaning ascribed thereto in Article III of this Agreement.

    (50) "PRORATION ESCROW" shall have the meaning ascribed thereto in Section 9.6(d) of this Agreement.

    (51) "PROTECTED MARKS" shall mean all trademarks, service marks, trade names, logos, designs, and all goodwill appurtenant thereto, owned by Hyatt Corporation, a Delaware corporation, or any direct or indirect parent or subsidiary of Hyatt (including Operator), or other corporation under common control with Hyatt Corporation, or which may be owned by lessees under Subleases.

    (52) "PROTECTED NAME" shall mean the name "Hyatt", and any variations thereof or derivations thereof, whether used alone or in combination with one or more other words or names.

    (53) "PROXY MATERIALS" shall have the meaning set forth in Section 8.1(c) hereof.

    (54) "PTR" shall have the meaning ascribed thereto in Section 6.2(a) of this Agreement.

    (55) "PURCHASE PRICE" shall have the meaning ascribed thereto in Section 4.1 of this Agreement.

    (56) "REAL PROPERTY" shall have the meaning ascribed thereto in Article III of this Agreement.

    (57) "SELLER" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

    (58) "SELLER'S NON-FOREIGN AFFIDAVIT" shall have the meaning ascribed thereto in Section 7.1 of this Agreement.

    (59) "SELLER'S PARTNERSHIP AGREEMENT" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of Shearson Union Square Associates Limited Partnership, dated as of September 1, 1986.

    (60) "SUBLEASE" means any space lease, license, concession, or other such arrangement for the use of space within the Hotel, other than the transient use of guest rooms, banquet rooms, dining rooms, conference rooms, or other facilities in the Hotel by Hotel guests in the ordinary course of Hotel business, including, without limitation, those subleases set forth on Exhibit A-1 attached hereto.

    (61) "SURVEY" shall have the meaning ascribed thereto in Section 6.2 of this Agreement.

    (62) "TITLE COMPANY" shall have the meaning ascribed thereto in Section 6.1 of this Agreement.

    (63) "TRANSFER" shall have the meaning ascribed thereto in Section 14.3(a) of this Agreement.

                                  ARTICLE III
                         PROPERTY SUBJECT TO AGREEMENT

    Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, all of Seller's right, title and interest in and to the following (collectively, the "PROPERTY"):

        (a) LAND--that certain land described in Exhibit A attached hereto, and all appurtenant rights, privileges, and easements thereto (collectively, the "LAND"). The Land and the Improvements (collectively, the "REAL PROPERTY") shall be conveyed from Seller to Buyer pursuant to a Grant Deed

    (the "GRANT DEED") substantially in the form of Exhibit B attached hereto and incorporated herein by reference.

        (b) IMPROVEMENTS--those certain buildings, structures, fixtures, and other improvements, including, without limitation, the Hotel, located on the Land (collectively, the "IMPROVEMENTS").

        (c) PERSONAL PROPERTY--that certain personal property located at and used exclusively for the operation, maintenance, and management of the Hotel as of the Closing Date, including, without limitation, the FF&E (collectively, the "PERSONAL PROPERTY"). Notwithstanding anything to the contrary contained in this Agreement, the Personal Property does not include: the property leased by Seller under the contracts described in
    Schedule II to the Bill of Sale; all personal property owned by the Operator; all personal property owned by guests of the Hotel; property owned by any subtenant under any Sublease; and property owned by any suppliers, vendors or contractors serving the Hotel or any sublessee. The Personal Property shall be conveyed from Seller to Buyer pursuant to a Bill of Sale (the "BILL OF SALE") substantially in the form of Exhibit C attached hereto and incorporated herein by reference.

        (d) CONTRACTS--those certain contracts and agreements relating to the improvement, maintenance, repair, or operation of the Hotel in effect on the Closing Date, if any, entered into by Seller, including, without limitation, the Equipment Leases (collectively, the "CONTRACTS"). Seller's interest in the Contracts shall be conveyed to Buyer pursuant to an Assignment and Assumption of Contracts, Permits and Miscellaneous Property Assets (the "ASSIGNMENT AND ASSUMPTION OF CONTRACTS") substantially in the form of Exhibit D attached hereto and incorporated herein by reference. "Contracts" does not include contracts or agreements entered into by Operator.

        (e) OPERATING LEASE--the Operating Lease as in effect on the Closing Date. Seller's interest in the Operating Lease shall be conveyed to Buyer pursuant to an Assignment, Assumption and Indemnity Agreement (the "ASSIGNMENT AND ASSUMPTION OF OPERATING LEASE") substantially in the form of Exhibit E attached hereto and incorporated herein by reference.

        (f) PERMITS--all licenses, franchises and permits obtained by Seller, if any, used in or relating to the ownership, occupancy or operation of the Property or any part thereof (the "PERMITS"), other than those which, under applicable law or under provisions applicable to any particular Permit in question, are non-transferable. Seller's interest in the Permits shall be conveyed to Buyer pursuant to the Assignment and Assumption of Contracts.

        (g) MISCELLANEOUS PROPERTY ASSETS--all contract rights, leases, concessions, trademarks, service marks, trade names (including the names of restaurants, lounges and meeting rooms), logos, copyrights, and rights under guaranties or warranties relating to goods, merchandise or services at or relating to the Hotel (collectively, the "MISCELLANEOUS PROPERTY ASSETS"), but the Miscellaneous Property Assets shall not include (and there shall be expressly excluded) the Contracts, the Operating Lease, the Permits, and the Protected Name and all Protected Marks. Seller's interest in the Miscellaneous Property Assets shall be conveyed to Buyer pursuant to the Assignment and Assumption of Contracts.

                                   ARTICLE IV
                           PURCHASE PRICE, PAYMENT OF
                     PURCHASE PRICE AND LIQUIDATED DAMAGES

    4.1 PURCHASE PRICE. Subject to the terms, conditions, and provisions contained in this Agreement, Buyer agrees to pay, and Seller agrees to accept, as consideration for conveyance of the Property to Buyer, the sum of One Hundred Twenty-Six Million Nine Hundred Thousand Dollars ($126,900,000) (the "PURCHASE PRICE").

    4.2 PAYMENT OF PURCHASE PRICE; DEPOSIT. The Purchase Price shall be paid by Buyer as follows:

        (a) Ten Million Dollars ($10,000,000) (the "DEPOSIT") shall be placed into Escrow by wire transfer of immediately available funds to Escrow Holder within one (1) business day following the Effective Date. Escrow Holder shall immediately notify Seller by facsimile in accordance with Section 14.1 hereof of Escrow Holder's receipt of the Deposit. The Deposit shall become non-refundable upon deposit into Escrow, except as otherwise provided herein.

        (b) The balance of the Purchase Price, subject to adjustments as provided in Sections 9.6 and 9.7 hereof and taking into account all interest earned on the Deposit (the "BALANCE"), shall be placed into Escrow by wire transfer of immediately available funds to Escrow Holder at least one (1) business day before the scheduled Closing. If the purchase of the Property by Buyer hereunder is consummated, then the Deposit shall constitute a part of and be applied against the Purchase Price. If the purchase of the Property by Buyer hereunder is not consummated, then the Deposit shall either be returned to Buyer or be paid to Seller in accordance with the provisions hereinafter set forth.

    4.3 ALLOCATION OF PURCHASE PRICE. Subject to the prorations and adjustments hereinafter provided, the Purchase Price shall be allocated as follows: $118,556,000 for the Real Property and $8,344,000 for the Personal Property. Notwithstanding the allocation of the Purchase Price, the sale of the Property shall be on an all or nothing basis, the sale of each item of Property to be conditioned upon the simultaneous sale of all other items of Property on a concurrent basis. Buyer shall have no right to purchase, and Seller shall have no right to cause Buyer to purchase, less than all of the Property as an entirety in accordance with the provisions of this Agreement. Nevertheless, both Buyer and Seller agree that in all public filings and reports, including, without limitation, any transfer tax declarations and any federal or state income tax returns, the various items of Property shall be valued as herein provided or, if not specifically provided for herein, then Buyer and Seller shall negotiate in good faith any additional allocations for the Property using, to the extent required, the method set forth in section 1060 of the Internal Revenue Code of 1986 (as amended) and the Treasury Regulations promulgated thereunder for purposes of filing Forms 8594 with the Internal Revenue Service.

    4.4 INVESTMENT OF DEPOSIT. Escrow Holder shall place the Deposit in money market accounts, certificates of deposit, United States government obligations, or in a collateralized interest-bearing account or accounts, as shall be directed in writing by Buyer and Seller. All interest on the Deposit shall accrue for the benefit of Buyer until the Closing. Notwithstanding the foregoing, however, in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for nor bear the risk of loss of the Deposit, and shall not be responsible for the rate of return thereon.

    4.5 LIQUIDATED DAMAGES. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE THIS AGREEMENT IS TERMINATED BY SELLER UNDER SECTION 14.22(D) HEREOF, AND SELLER HAS OTHERWISE SATISFIED ALL MATERIAL CONDITIONS REQUIRED TO BE SATISFIED BY SELLER ON OR BEFORE THE DATE OF SUCH TERMINATION, ESCROW HOLDER, WITHOUT ANY FURTHER INSTRUCTION FROM EITHER SELLER OR BUYER, AND DESPITE ANY INSTRUCTIONS FROM BUYER TO THE CONTRARY, SHALL PAY TO SELLER THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) AND SELLER SHALL RETAIN SUCH AMOUNT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE DEPOSIT (PLUS INTEREST) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER. THE PARTIES FURTHER

ACKNOWLEDGE THAT SUCH LIQUIDATED DAMAGES HAVE BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THAT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT HEREUNDER ON THE PART OF BUYER, PROVIDED THAT (A) THE FOREGOING SHALL NOT LIMIT SELLER'S RIGHTS OR REMEDIES WITH RESPECT TO (1) THE OBLIGATIONS OF BUYER UNDER SECTIONS 5.2(C), 14.2(B) AND 14.11 HEREOF, (2) THOSE RIGHTS AND OBLIGATIONS THAT, BY THEIR TERMS, SURVIVE THE TERMINATION OF THIS AGREEMENT AND (3) DAMAGES OF SELLER RESULTING FROM A BREACH OF THIS AGREEMENT ON THE PART OF BUYER BUT FOR WHICH SELLER IS NOT ENTITLED TO THE LIQUIDATED DAMAGES DESCRIBED IN THIS SECTION 4.5; AND (B) BUYER SHALL ALSO BE RESPONSIBLE FOR THE PAYMENT OF ALL TITLE COMPANY AND ESCROW CANCELLATION CHARGES.

    NOTHING CONTAINED IN THIS SECTION 4.5 SHALL BE DEEMED TO LIMIT ANY OF THE INDEMNITIES OF BUYER OR SELLER CONTAINED ELSEWHERE IN THIS AGREEMENT. IN THE EVENT THAT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THIS SECTION 4.5 SHALL BE OF NO FURTHER FORCE OR EFFECT.

                                          "SELLER"
                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                          a Delaware limited partnership
                                          By: Union Square/GP Corp.,
                                             a Delaware corporation

                                          Its: General Partner

                                          By: /s/ JEFFREY C. CARTER
                                             -----------------------------------

                                          Print Name: Jeffrey C. Carter
                                          Print Title: President

                                          "BUYER"
                                          HT-Hotel Equities, Inc.
                                          a Delaware corporation
                                          By: /s/ NICHOLAS J. PRITZKER
                                             -----------------------------------

                                          Print Name: Nicholas J. Pritzker

                                          Print Title: President

                                   ARTICLE V
                             "AS IS, WHERE IS" SALE

    5.1 "AS IS, WHERE IS" SALE. Buyer acknowledges (i) that Seller owns the Property but is a passive owner of the Property and has not and does not directly operate or manage the Property and (ii) Operator, an affiliate of Buyer, is the operator and manager of the Property. As an essential inducement to Seller to sell the Property to Buyer on the favorable terms and conditions set forth in this Agreement, Buyer acknowledges, understands, and agrees as follows:

        (a) (i) Buyer is (or is controlled by) a sophisticated purchaser who is familiar with this type of property and Operator, an affiliate of Buyer, has leased and operated the Hotel under the Operating Lease since 1973; (ii) except as set forth herein, neither Seller nor any of its agents, brokers, officers, directors, shareholders, or employees has made or will make any representations or warranties of any kind whatsoever, whether oral or written, express or implied, with respect to the Property; and (iii) Buyer will be purchasing the Property in its "AS IS, WHERE IS" condition and "WITH ALL FAULTS". Buyer has been afforded the opportunity to make any and all inspections of the Property and such related matters as Buyer desired.

        (b) In particular, but without limiting the generality of subsection (a) above, except as set forth herein, neither Seller nor any of its agents, brokers, officers, directors, shareholders, or employees has made or will make any representations or warranties, whether oral or written, express or implied, with respect to the economic value of the Property, adequacy of utilities serving the Property, the fitness or suitability of the Property for Buyer's intended uses or the present use of the Property, or the physical condition, occupation, or management of the Property, its compliance with applicable statutes, laws, codes, ordinances, regulations, or requirements relating to occupancy, leasing, zoning, subdivision, removal of architectural or communications barriers, planning, building, fire, safety, health or environmental matters (including, without limitation, the presence or absence of asbestos or toxic or hazardous substances or materials), compliance with covenants, conditions, and restrictions (whether or not of record), other local, municipal, regional, state, or federal requirements, or other statutes, laws, codes, ordinances, regulations, or requirements.

        (c) Further, but again without limiting the generality of subsection (a) above, Seller expressly disclaims and negates, as to the Personal Property and all of the other Property: (i) any implied or express warranty of merchantability; (ii) any implied or express warranty of fitness for a particular purpose; and (iii) any implied warranty with respect to the condition of the Property, the past or projected financial condition of the Property (including, without limitation, the income or expenses thereof) or the uses permitted on, the development requirements for, or any other matter or thing relating to all or any portion of the Property.

        (d) In addition, but again without limiting the generality of subsection
    (a) above: (i) all documents, reports, studies and other information or materials delivered or disclosed to Buyer by Seller (the "INFORMATION"), including, without limitation, that certain Phase I Environmental Site Assessment, dated as of July 17, 1996 (the "ENVIRONMENTAL ASSESSMENT"), are being provided to Buyer for informational purposes only and only as an accommodation to Buyer; (ii) unless expressly stated otherwise, all of the Information relates to the period from and after Seller's acquisition of title to the Property, and Seller is not providing and will not provide any documents, reports, studies, or other information or materials regarding any aspect of Seller's relationship with Seller's predecessor(s)-in-title; (iii) Seller has not made, is not making, and will not make any representation, warranty, or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Information; and (iv) any inaccuracy, incompleteness, or deficiency in any part of the Information shall be solely the risk and responsibility of Buyer, shall not be chargeable in any respect to Seller, and shall not form the basis of any claims by Buyer against any person or entity that prepared, authored, compiled, or created any part of the Information, such claims being expressly waived and relinquished by Buyer. Seller shall provide reasonable assistance (provided that such assistance shall be at no cost to Seller) to Buyer in obtaining a reliance letter from the firm which prepared the Environmental Assessment, entitling Buyer (and Buyer's lender, if any) to rely thereon as if the same had been addressed to Buyer (and Buyer's lender, if any).

        (e) Buyer hereby absolutely and unconditionally waives and releases Seller, to the fullest extent permitted under law, from and of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses with respect to all obligations for or pertaining to the existence of asbestos, hazardous materials, environmental contamination or conditions at, in, on, under or from the Property arising under or based upon any federal, state, local or foreign laws or regulations, or based upon common law or otherwise, whether now or hereafter in effect, including, without limitation, all those provisions of law that exclude or may exclude unknown or unsuspected claims from general release. THIS WAIVER AND RELEASE BY BUYER SPECIFICALLY, BUT WITHOUT LIMITATION, INCLUDES BUYER'S WAIVER AND RELEASE OF ANY CLAIMS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES, "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR", THE PROVISIONS OF WHICH BUYER HEREBY SPECIFICALLY ACKNOWLEDGES, AFTER CONSULTATION WITH LEGAL COUNSEL AND WITH FULL KNOWLEDGE OF THE CONSEQUENCES OF ITS ACTIONS.

       --------------------------
       Buyer's initials

        (f) To the extent required to be operative, the disclaimers or warranties contained herein are "conspicuous" disclaimers for purposes of any applicable law, rule, regulation, or order.

    5.2  INSPECTION.

    (a) Prior to the date hereof, Seller has permitted Buyer and its representatives to enter upon and inspect the Property and to conduct soils, engineering, and any other tests or studies as Buyer desired. In connection with such inspections, Seller has provided to Buyer (subject to the limitations set forth in Section 5.1(d) hereof), copies of any documents, reports, studies and other information in Seller's possession relating to the physical condition of the Property and requested by Buyer. Buyer has and shall keep the Property free and clear of any mechanic's or materialmen's liens arising out of any entry, inspection, test, or study conducted by Buyer or its representatives. If Buyer has not already done so, Buyer shall promptly restore the Property to its previous condition before any such inspections, studies, or tests were performed.

    (b) If, during such inspections, Buyer or its representatives undertook any borings or other disturbances of the soil, the soil shall be re-compacted to its condition immediately before any such borings or other disturbances were undertaken, and Buyer shall obtain, at Buyer's own expense, a certificate from a licensed soils engineer that certifies that the soil has been re-compacted to such condition.

    (c) Notwithstanding any general liability or other insurance that may be maintained by Buyer, Buyer shall indemnify and defend Seller and Operator and hold Seller and Operator harmless (using counsel reasonably satisfactory to Seller) from any and all liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees and costs) that Seller or Operator may sustain or incur by reason of or in connection with any such entry, inspections, studies, or tests. The indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the Grant Deed and the transfer of title to the Property. If this Agreement is terminated for any reason other than pursuant to Section 14.22(c) hereof, Buyer shall deliver to Seller, without charge therefor, all originals and copies of any and all inspections, studies, tests, surveys, or other reports made by or for or provided to

Buyer with respect to the Property other than any economic studies, financial analyses or capital improvement and rehabilitation studies or programs relating to the Property (the "EXCLUDED REPORTS").

                                   ARTICLE VI
                          TITLE TO PROPERTY; APPROVALS

    6.1 TITLE. At the Closing, Seller shall convey to Buyer fee title to the Real Property by execution and delivery of the Grant Deed and by execution and delivery of the Assignment and Assumption of Operating Lease. The issuance by First American Title Insurance Company (the "TITLE COMPANY") of an American Land Title Association Owner's Policy of Title Insurance in the amount of the Purchase Price (the "OWNER'S TITLE POLICY") shall be conclusive evidence of Seller's delivery of fee title acceptable to Buyer. At Closing, the Title Company shall deliver the Owner's Title Policy to Buyer and shall have obtained reinsurance for a portion of the title insurance coverage reasonably satisfactory to Buyer from reinsurers reasonably satisfactory to Buyer under direct access agreements reasonably satisfactory to Buyer; provided that any additional cost for such reinsurance (above the premium for the Owner's Title Policy) shall be borne by Buyer. Buyer's sole recourse for any defect in the title actually acquired by Buyer shall be to enforce Buyer's rights under the Owner's Title Policy, and Seller shall have no liability to Buyer based upon any defect in the title actually acquired by Buyer. The Owner's Title Policy shall be issued by the Title Company in the amount of the Purchase Price, and shall insure fee title to the Real Property in Buyer, subject only to the Operating Lease, property taxes and assessments not yet delinquent, and such other exceptions to title as may be accepted and/or approved by Buyer pursuant to
Section 6.2 hereof (collectively, the "PERMITTED EXCEPTIONS"), and with full-extended coverage over the general exceptions and the following endorsements: Access, ALTA 9, Restrictions, Survey and Tax Information.

    6.2  APPROVAL OF TITLE.

    (a) Seller has delivered to Buyer, and Buyer has reviewed: (i) that certain preliminary title report dated July 16, 199[6], concerning the Real Property, issued by the Title Company under order no. T-260418-MW (the "PTR"), including copies of all documents referred to in the PTR as encumbering the Real Property as well as (ii) a copy of that certain ALTA/ACSM Land Title Survey of the Real Property prepared by Tronoff Associates and dated September 12, 1996 (the "SURVEY"), which Seller shall, at Seller's expense, cause to be certified to Buyer (and Buyer's lender, if any) prior to the Closing (provided that any additional survey work required by Buyer or Buyer's lender shall be at the sole cost and expense of Buyer). Buyer has approved the condition of title to the Real Property subject to (i) all matters disclosed on the Survey, and (ii) all matters disclosed in the PTR and in all documents referred to in the PTR as encumbering the Real Property; provided, however, that Buyer has not approved matters shown on the PTR or disclosed on the survey to the extent required to be discharged by Seller on or before the Closing as hereinafter specifically set forth in subparagraph (b) of this Section 6.2.

    (b) Seller shall cause the matters of title reflected on the PTR as exceptions no. 9-12 (inclusive), 16 and 17 to be removed from title or otherwise insured against under the Owner's Title Policy at Closing. Buyer shall accept the following matters of title (each of which shall be deemed a "Permitted Exception" hereunder): matters reflected on the PTR as exceptions no. 1-8 (inclusive), 13, 14 and 15; the applicable zoning and use regulations of any applicable governmental authority; possessory interests in the Property of less than thirty (30) days' duration arising in the ordinary course of the operation of the Hotel; rights of tenants and sub-tenants, under Subleases entered into by Operator, as tenants only, without any option to purchase or right of first refusal for all or any portion of the Real Property; and any mechanic's or other liens arising out of Buyer's entry upon the Property. Buyer has reviewed and approved all matters shown on the Survey (and shall accept the Property and the Owner's Title Policy subject to any items shown on the Survey which may be excepted by the Title Company).

    (c) Prior to the Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a material variance from the current legal description of the Real Property, or cause the creation of any detrimental exception or encumbrance against or respecting the Real Property other than Permitted Exceptions, without in each case the prior written consent of Buyer, which consent may be withheld in Buyer's discretion.

    (d) Notwithstanding the foregoing provisions of this Section 6.2, Buyer acknowledges and agrees that any matters resulting from the act of Operator or the failure of Operator to perform any action required to be performed by it under the terms of the Operating Lease, made without the express written direction of Seller, which could otherwise result in an unpermitted exception to title (including, without limitation, Operator's execution and delivery of any additional Subleases at the Property or creation of liens upon the Property) shall be deemed to be "Permitted Exceptions" hereunder.

    6.3 PERSONAL PROPERTY AND CONTRACTS, PERMITS AND MISCELLANEOUS PROPERTY ASSETS. At Closing, Seller shall transfer to Buyer title to Seller's interest in the Personal Property and the Contracts, Permits and Miscellaneous Property Assets by execution and delivery of the Bill of Sale and the Assignment and Assumption of Contracts respectively. Buyer shall assume all Contracts, including those Contracts, if any, that are terminable only upon the payment of a penalty, and Buyer shall be responsible for any such penalty. Seller and Buyer specifically waive compliance with California Uniform Commercial Code, Sections 6101, et seq., commonly referred to as the Uniform Commercial Code-Bulk Transfers, and any similar provisions under the laws of the State of California.

    6.4  APPROVAL OF OTHER MATTERS.

    (a) Buyer has conducted and completed its inspections of the Property as described in Section 5.2 hereof and Buyer shall have no right to terminate this Agreement based upon the physical condition of the Property or any matter which was (or might have been) disclosed by Buyer's inspections thereof or otherwise, except as expressly set forth herein.

    (b) Buyer hereby acknowledges that the transfer documents attached hereto as exhibits (the "DOCUMENTS"), as revised to conform to the specific terms of this Agreement, will be used at Closing. Buyer hereby unconditionally approves the form of all the Documents, subject to completion of any uncompleted information to be set forth therein in accordance with the terms of this Agreement.

                                  ARTICLE VII
                    BUYER'S CONDITIONS PRECEDENT TO CLOSING

    The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

    7.1 OWNER'S TITLE POLICY. The Title Company shall be irrevocably committed to issue to Buyer the Owner's Title Policy (with such reinsurance and endorsements thereto as are set forth in Section 6.1 hereof), subject only to the Permitted Exceptions.

    7.2 SELLER'S NON-FOREIGN AFFIDAVIT. Buyer shall have received a Non-Foreign Affidavit ("SELLER'S NON-FOREIGN AFFIDAVIT") executed by Seller and satisfying the requirements of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the requirements of Section 18805 of the California Revenue and Taxation Code, as amended, substantially in the form attached hereto as Exhibit F and incorporated herein by reference.

    7.3 SELLER'S ORGANIZATIONAL DOCUMENTS. Within fifteen (15) business days after the Effective Date, Seller shall deliver the following to Buyer at the address set forth in Section 14.1 hereof: certified copies of Seller's Partnership Agreement and Certificate of Limited Partnership, and all amendments or modifications thereto, and, if available, a certificate of good standing.

    7.4 COMPLIANCE BY SELLER. Seller shall have complied in all material respects with each and every covenant and condition of this Agreement to be kept or complied with by Seller.

    7.5 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Section 10.2 and elsewhere in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Buyer shall have received a certificate to that effect by a duly authorized officer of the general partner of Seller (the liability thereunder being solely that of Seller and not the personal liability of the officer executing the same).

    7.6 LIMITED PARTNER APPROVAL. Seller shall have obtained the Limited Partner Approval and delivered the Limited Partner Vote Notice evidencing the same to Buyer and Escrow Holder.

    7.7 COVENANT TO SATISFY CONDITIONS. Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Buyer to be fully satisfied, performed and discharged on and as of the Closing Date, except that Seller shall not have any obligation to expend any funds, or incur any liabilities or obligations, which it would not otherwise be required to spend or incur under the provisions of this Agreement.

                                  ARTICLE VIII
                    SELLER'S CONDITIONS PRECEDENT TO CLOSING

    The following conditions are conditions precedent to Seller's obligation to sell the Property:

    8.1 LIMITED PARTNER VOTE. Although Seller believes that the approval of the Limited Partners is not required for the sale of the Property to Buyer, Seller has nonetheless agreed, at Seller's sole cost and expense, to present the sale to the Limited Partners for their approval.

        (a) Solicitation. Seller shall solicit the authorization, approval or ratification (the "LIMITED PARTNER VOTE") by the Limited Partners of the sale of the Property as contemplated hereby. Seller shall solicit the Limited Partner Vote by duly noticing and holding a meeting of the Limited Partners (the "MEETING") at which the Limited Partners may vote, in person or by proxy, on the matters described above, or by soliciting the Limited Partners written consent, whichever method Seller believes in its sole and absolute discretion will more expeditiously result in the receipt of the approval of the sale of the Property as contemplated hereby by the affirmative action of Limited Partners holding a majority of the outstanding "Interests" (as defined in Seller's Partnership Agreement) (the "LIMITED PARTNER APPROVAL").

        (b) Limited Partner Vote Notice. Within three (3) business days of obtaining knowledge thereof, Seller shall provide written notice (the "MEETING NOTICE") to Buyer and Escrow Holder of the date set for the Meeting. In addition, within three (3) business days of obtaining knowledge thereof, Seller shall provide written notice (each, a "POSTPONEMENT NOTICE") of any postponement of the date set for the Meeting, and the new date therefor. Finally, within three (3) business days after conducting the Limited Partner Vote, Seller shall deliver written notice of the result thereof (the "LIMITED PARTNER VOTE NOTICE") to Buyer and Escrow Holder, in substantially the form of Exhibit J attached hereto.

        (c) Proxy Materials. Buyer and Seller each acknowledges and agrees that Buyer shall have no responsibility for, or involvement or participation in, the preparation, execution, issuance or dissemination of the materials (the "PROXY MATERIALS") to be prepared and filed with the Securities and Exchange Commission and thereafter distributed to the Limited Partners in connection with soliciting the Limited Partner Approval. Notwithstanding the foregoing, Buyer shall reasonably cooperate with Seller, to the extent requested by Seller and/or the Securities and Exchange Commission, with respect to the preparation of the Proxy Materials and in no event shall Buyer delay comments or such cooperation for more than three business days, provided that Seller shall pay any reasonable and actual out-of-pocket costs (excluding the fees, charges and disbursements of attorneys and accountants) incurred by Buyer in connection with such requested cooperation. Seller shall provide Buyer with a draft of the Proxy Materials at least one business day prior to submission of the Proxy Materials to the Securities and Exchange Commission and shall deliver to Buyer final and definitive versions of the Proxy Materials together with delivery thereof to the Limited Partners. If, at any time prior to the Meeting, any event or circumstance relating to Buyer or Seller should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy Materials, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

        (d) Indemnification. Each party hereto shall (i) indemnify (in such role, an "INDEMNIFYING PARTY") and hold harmless each other party and their respective partners, affiliates, directors, officers and controlling persons (an "INDEMNIFIED PARTY") against any and all loss, liability, claim, damage and expense whatsoever to which an Indemnified Party may become subject, under the Securities Exchange Act of 1934, as amended or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Materials, including any amendment or supplement thereto, or any preliminary Proxy Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that (x) Buyer shall be liable under this
    Section 8.1(d) only for information relating to Buyer included or incorporated by reference in the Proxy Materials, and (y) Seller shall not be liable in any such case under this Section 8.1(d) to the extent that any such loss, claim, damage, liability or action arises out of any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to Seller by or on behalf of Buyer specifically for use therein.

        Promptly after receipt by an Indemnified Party under this Section 8.1(d) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 8.1(d), promptly notify the Indemnifying Party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify or a delay in notifying the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party under this Section 8.1(d) except to the extent that such Indemnifying Party is materially prejudiced thereby. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 8.1(d) for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) such Indemnified Party shall have been advised in writing (a copy of which shall be provided to the Indemnifying Party) by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Indemnifying Party has failed to assume the defense to such claim or action and employ counsel reasonably satisfactory to the Indemnified Party, and, in the case of clauses (i), (ii) and (iii), if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreements contained herein shall use its commercially reasonable efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there is a final judgment in favor of the plaintiff in any such claim or action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        (e) TERMINATION RIGHT. In the event that a Limited Partner Vote Notice evidencing disapproval by the Limited Partners of the sale of the Property as contemplated hereby is delivered by Seller to Escrow Holder and Buyer then this Agreement shall automatically terminate. In the event that no Limited Partner Vote Notice (whether evidencing the approval or disapproval of the Limited Partners) has been delivered to Escrow Holder on or before March 24, 1997, then either party may terminate this Agreement and cancel the Escrow by written notice to the other party and the Escrow Holder.

    8.2 BUYER'S ORGANIZATIONAL DOCUMENTS. Within fifteen (15) business days after the Effective Date, Buyer shall deliver the following to Seller at the address set forth in Section 14.1 hereof:

        (i) if Buyer or any partner or permitted assignee of Buyer is a corporation, certified copies of each such corporation's Articles of Incorporation, Bylaws, and all amendments or modifications thereto, appropriate corporate resolutions and incumbency certificates, and a current certificate of good standing;

        (ii) if Buyer or any partner or permitted assignee of Buyer is a general partnership, certified copies of each such general partnership's Partnership Agreement and Statement of Partnership, and all amendments and modifications thereto;

       (iii) if Buyer or any partner or permitted assignee of Buyer is a limited partnership, certified copies of each such limited partnership's Partnership Agreement and Certificate of Limited Partnership, and all amendments or modifications thereto, and, if available, a certificate of good standing; and

        (iv) if Buyer or any partner or permitted assignee of Buyer is a trust, certified copies of each such trust's trust agreement, and all amendments and modification thereto, and, if available, a certificate of good standing.

    8.3 ESTOPPEL BY OPERATOR. Buyer shall have caused Operator to deliver to Buyer and Seller an Estoppel Agreement (the "ESTOPPEL AGREEMENT"), in the form attached hereto as Exhibit G.

    8.4 COMPLIANCE BY BUYER. Buyer shall have complied in all material respects with each and every covenant and condition of this Agreement to be kept or complied with by Buyer.

    8.5 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in Section 10.1 and elsewhere in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Seller shall have received a certificate to that effect by a duly authorized officer of Buyer (the liability thereunder being solely that of Buyer and not the personal liability of the officer executing the same).

    8.6 COVENANT TO SATISFY CONDITIONS. Buyer hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Seller to be fully satisfied, performed and discharged on and as of the Closing Date, except that Buyer shall not have any obligation to expend any funds, or incur any liabilities or obligations, which it would not otherwise be required to spend or incur under the provisions of this Agreement.

                                   ARTICLE IX
                               ESCROW AND CLOSING

    9.1 DEPOSIT WITH ESCROW HOLDER AND ESCROW INSTRUCTIONS. Escrow hereunder (the "ESCROW") shall be established with Escrow Holder at 345 California Street, 24th Floor, San Francisco, California. Upon execution of this Agreement, the parties shall deposit an executed copy of this Agreement with Escrow Holder. This Agreement shall serve as the instructions to Escrow Holder to consummate the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as are consistent with this Agreement and as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any additional or supplementary escrow instructions, however, the terms of this Agreement shall control.

    9.2  CLOSING.

    (a) Except as may be provided otherwise herein, the Closing Date shall occur prior to 5:00 p.m., Pacific time, on the seventh (7th) calendar day following delivery of the Limited Partner Vote Notice evidencing the Limited Partner Approval into Escrow, but in no event earlier than December 27, 1996 or later than March 31, 1997, unless the parties hereto agree, each in its sole and absolute discretion, to change the scheduled Closing Date. Notwithstanding the foregoing, in the event that Seller delivers the Limited Partner Vote Notice evidencing the Limited Partner Approval into Escrow on or before 3:00 p.m. Pacific time on December 24, 1996, then the Closing Date shall occur on December 31, 1996 (unless the parties hereto agree, each in its sole and absolute discretion, to change the scheduled Closing Date).

    (b) If either party has complied with the terms and conditions of this Agreement on or before the scheduled Closing Date but the Closing does not occur because of a breach or default hereunder by the other party, the defaulting party shall be deemed to be in material breach of this Agreement and the non-defaulting party may terminate this Agreement.

    9.3  DELIVERIES BY SELLER.

    (1) Within fifteen (15) business days after the Effective Date, Seller shall deposit with Escrow Holder the following:

        (a) One (1) original Grant Deed, duly executed and acknowledged by Seller and in recordable form;

        (b) Four (4) originals of the Bill of Sale, duly executed by Seller;

        (c) Four (4) original counterparts of the Assignment and Assumption of Contracts, duly executed by Seller;

        (d) Four (4) original counterparts of the Assignment and Assumption of Operating Lease, duly executed and acknowledged by Seller and in recordable form;

        (e) Four (4) original counterparts of the Landlord's Certification attached to the Estoppel Agreement, duly executed by Seller;

        (f) Four (4) original counterparts of a Fifth Amendment to the Operating Lease (the "FIFTH AMENDMENT"), whereby the "Early Termination Fee" (as defined in the Operating Lease) shall be increased (i) to $16,032,500 as of January 1, 1997 and (ii) to $17,635,750 as of January 1, 1998, duly executed by Seller;

        (g) Two (2) original Seller's Non-Foreign Affidavits, duly executed by Seller;

        (h) Original copies, executed by or on behalf of Seller, of any required real estate transfer tax declarations, or any similar documentation required to evidence the payment of any tax imposed by the state, county and municipality on the transaction contemplated hereby; and

        (i) Such articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications or other corporate, partnership or trust documents or agreements relating to Seller and Seller's partners as Buyer or Escrow Holder shall reasonably require in connection with this transaction.

    (2) Within one (1) business day following Seller's delivery of the Limited Partner Vote Notice evidencing the Limited Partner Approval, Seller shall deposit with Escrow Holder the following:

        (a) Any other cash, documents, or instruments called for hereunder or reasonably requested by Buyer and consistent herewith to be paid, executed, or delivered by Seller that have not previously been delivered by Seller to Escrow Holder.

    9.4  DELIVERIES BY BUYER.

    (1) Within fifteen (15) business days after the Effective Date, Buyer shall deposit with Escrow Holder the following:

        (a) Four (4) original counterparts of the Assignment and Assumption of Contracts, duly executed by Buyer;

        (b) Four (4) original counterparts of the Assignment and Assumption of Operating Lease, duly executed by Buyer;

        (c) Four (4) original Estoppel Agreements and four (4) original counterparts of the Fifth Amendment, each duly executed by Operator;

        (d) Such articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications or other corporate, partnership, or trust documents or agreements relating to Buyer (or Buyer's permitted assignee, if any) as Seller or Escrow Holder shall reasonably require in connection with this transaction;

        (e) Original copies, executed by or on behalf of Buyer, of any required real estate transfer tax declarations, or any similar documentation required to evidence the payment of any tax imposed by the state, county and municipality on the transaction contemplated hereby; and

        (f) Any documents, or instruments reasonably requested by Seller or Title Company to evidence Buyer's assumption of the Hyatt Loan and the release of Seller from its obligations thereunder, each executed and delivered (in recordable form where necessary) by Hyatt Corporation and/or Buyer, as applicable.

    (2) Within one (1) business day following Seller's delivery of the Limited Partner Vote Notice evidencing the Limited Partner Approval, Buyer shall deposit with Escrow Holder the following:

        (a) Good and immediately available funds sufficient to pay the Balance, Buyer's portion of the closing costs, and any other amounts payable by Buyer in order to permit Escrow Holder to close the Escrow which, if deposited by Buyer prior to the Closing Date, shall be invested for Buyer's benefit at Buyer's sole discretion; and

        (b) Any other cash, documents, or instruments called for hereunder or reasonably requested by Seller and consistent herewith to be paid, executed, or delivered by Buyer or that are required for Closing hereunder that have not been previously delivered by Buyer to Escrow Holder.

    9.5 OTHER INSTRUMENTS; REVISED DELIVERIES. Seller and Buyer shall each deposit any other documents or instruments that may be reasonably required by Escrow Holder, or that are otherwise required to close Escrow and consummate the purchase and sale of the Property in accordance with the terms hereof including, without limitation, the Closing Statements. In the event that the interest hereunder of Buyer or Seller is assigned (as permitted hereby) subsequent to the date that instruments have been delivered into Escrow but prior to the Closing Date, the parties shall re-execute documents by and for the benefit of the permitted assignee and shall deliver such revised instruments to Escrow Holder and shall authorize Escrow Holder, upon its receipt of the revised documentation, to destroy the instruments previously deposited into Escrow, to the extent replaced by such revised documentation.

    9.6  PRORATIONS AND APPORTIONMENTS.

    (a) Payments required to be made by the Operator under the Operating Lease shall be prorated, credited or applied in accordance with Section 9.6(b) hereof. All other income and expenses in connection with the ownership, operation and maintenance of the Property and not accounted for in the calculation of amounts due under the Operating Lease, shall be prorated as of the Closing Date. In addition, Seller shall retain that portion of the FF&E Reserves (and at the Closing Operator shall deliver such portion to Seller from the account in which the FF&E Reserves are held in trust for Seller) equal to (i) $896,454, plus (ii) all amounts contributed to the FF&E Reserves and attributable to the period from October 1, 1996 through October 31, 1996, plus (iii) fifty percent (50%) of all amounts to be deposited into the FF&E Reserves pursuant to the terms of the Operating Lease and attributable to the period between November 1, 1996, and the Closing Date. The remaining fifty percent (50%) of the FF&E Reserves attributable to the period between November 1, 1996 and the Closing Date may be expended by the Operator in accordance with the terms of the Operating Lease and any budgets approved pursuant thereto, and any portion thereof which is not so expended by the Operator shall be transferred to Buyer without any adjustment to the Purchase Price. At close of Escrow, Buyer shall deposit in Escrow any additional amount required to cover prorations and other charges to Buyer which have been determined prior to close of Escrow in accordance with this Agreement. Seller and Buyer shall settle any prorations not known at close of Escrow within thirty (30) calendar days after the Closing Date (including adjustments in accordance with the provisions of the Operating Lease which would otherwise be made at the end of the Lease Year in which the Closing occurs under the Operating Lease). In the event that either party hereto receives amounts that are due to the other under the terms of this Section 9.6(a), such amounts shall be paid to the party entitled thereto within thirty (30) calendar days of receipt by the other of such amount, which payment shall be accompanied by a calculation thereof together with such documentation as may be reasonably necessary to support such calculation.

    (b) Rent required to be paid by Operator under the Operating Lease for the month in which Closing occurs shall be prorated between Buyer and Seller effective as of the Closing Date based on the actual number of days elapsed. Buyer shall cause Operator to provide calculations (together with reasonable documentation supporting such calculations) setting forth any adjustments ("ADJUSTMENTS") to rental payments required to be made by Operator under the Operating Lease which are made on a Lease Year (as defined in the Operating Lease) basis to both Buyer and Seller within sixty (60) calendar days after the Closing Date. Buyer and Seller shall negotiate in good faith to agree upon the amount of the Adjustments within ten (10) calendar days after submission of the calculations therefor by Operator. No Adjustments or prorations under the Operating Lease or otherwise shall be made for periods subsequent to the Lease Year in which Closing occurs. Upon close of Escrow, Buyer and Seller shall jointly notify Operator in writing of the Closing Date and instruct Operator to make all payments thereafter to Buyer.

    (c) For a period of one (1) year following the Closing Date, Buyer agrees to permit Seller, its independent auditors and other representatives reasonable access to inspect the books, records and accounts of Buyer and Operator pertaining to the Property, to the extent the same are applicable to the period prior to the Closing Date.

    (d) If Seller and Buyer are unable, after using reasonable efforts in good faith, to agree upon any particular item, or the amount thereof, for inclusion in the Closing Statements, the Closing shall nevertheless occur, and proration adjustments shall be made, on a tentative basis, on the basis of the individual items as proposed by Buyer, with any differences between the amounts as proposed by Buyer and the amounts proposed by Seller deposited by Buyer in an escrow with the Title Company under the Title Company's form of strict joint order escrow (the "PRORATION ESCROW"). Promptly after Operator's delivery of the Adjustment calculations, Buyer and Seller shall meet and attempt in good faith to resolve any differences between them with regard to any item of proration or Adjustment in dispute. If however, the parties are unable, within ten (10) days following Operator's delivery of the Adjustment calculations, to resolve all items in dispute, each party will, within three business days and at its sole cost and expense, engage an independent and disinterested certified public accountant with no less than ten (10) years experience in calculating prorations of the type in question (other than the accounting firm of Arthur Andersen & Co.) to calculate (within ten (10) calendar days) the item or items of proration or Adjustment in dispute, and, so long as the calculation of the higher accountant of any particular item is no more than 110% of the value of the lower accountant, the parties will agree to accept the average of the two calculations. In the event that the higher calculation is more than 110% of the lower calculation, then the two accountants shall within five (5) calendar days jointly designate a third disinterested certified public accountant. In the event that the two accountants after good faith attempts shall have failed to agree on the third accountant within such five day period, then either Buyer or Seller may request that the accounting firm of Arthur Andersen & Co. designate the third accountant, and such designation(s) shall be binding on the parties. If, within, ten (10) days after appointment of the third accountant, a majority of the accountants concur on the valuation, that valuation shall be binding and conclusive on Buyer and Seller. If a majority of the accountants do not concur within that period, the calculation farthest from the median of the three calculations shall be disregarded and the average of the remaining two calculations shall be deemed the calculation and shall be binding and conclusive. The cost of the third accountant shall be borne solely by the parties who engaged the accountant who delivered the original calculation that was farthest in value from the third calculation. Buyer (on its own behalf and on behalf of Operator) and Seller agree to furnish the accountant(s) with all appropriate information utilized in the parties' own calculations.

    (e) The provisions of this Section 9.6 shall survive the Closing.

    9.7 COSTS AND EXPENSES. Seller shall pay (a) the premium for the Owner's Title Policy, (b) the cost of the Survey and a reasonable survey certification to Buyer (and Buyer's lender if any) (provided that any additional survey work required by Buyer or Buyer's lender shall be at the sole cost and expense of Buyer), and (c) one-half ( 1/2) of all documentary transfer taxes and sales taxes applicable to the transfer of the Property to Buyer, (d) one-half ( 1/2) of Escrow Holder's fees and costs and (e) all charges to remove any title exceptions which are not Permitted Exceptions and which Seller has elected or is obligated to remove, including recording fees for the same. Buyer shall pay (i) the cost of any endorsements to the Owner's Title Policy and the costs of any additional survey work desired by Buyer, (ii) one-half ( 1/2) of all documentary transfer taxes and sales taxes applicable to the transfer of the Property to Buyer, (iii) one-half ( 1/2) of Escrow Holder's fees and costs, and (iv) all filing and recording charges for the Documents. All other taxes, costs, and charges of the Escrow shall be paid equally by Seller and Buyer. Except as otherwise expressly herein provided, each party hereto agrees to bear and pay for its own account the fees and disbursements of its own counsel, accountants, appraisers, engineers and other advisors in connection with the negotiation and preparation of this Agreement and the close of Escrow.

    9.8 CLOSE OF ESCROW. Provided that (i) Escrow Holder has received the documents and funds described in Sections 9.3, 9.4, and 9.5 hereof; (ii) Escrow Holder has not received prior written notice from either party to the effect that an agreement of either party made hereunder has not been performed or to the effect that any condition set forth herein has not been satisfied or waived;
(iii) Buyer has not terminated this Agreement as permitted herein; (iv) Seller has not terminated this Agreement as permitted herein; and (v) the Title Company has issued or is unconditionally prepared and committed to issue to Buyer the Owner's Title Policy (with such reinsurance and endorsements thereto as are set forth in Section 6.1 hereof), Escrow Holder is authorized and instructed at 8:00 a.m., Pacific time, on the scheduled Closing Date to:

        (a) retain for Escrow Holder's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other closing costs, all in accordance with Buyer's and Seller's closing statements prepared by Escrow Holder and pre-approved by the parties hereto (the "CLOSING STATEMENTS").

        (b) record in the appropriate office any documents or instruments necessary to remove any exceptions to title which are not Permitted Exceptions.

        (c) request that the amount of the documentary transfer tax due be shown on a separate paper and be affixed to the Grant Deed by the County Recorder only after the permanent record is made;

        (d) cause the Grant Deed and the Assignment and Assumption of Operating Lease to be recorded in the County Recorder's Office of San Francisco County, California and deliver conformed copies of such recorded documents to each of Buyer and Seller;

        (e) deliver by wire transfer the Deposit and the Balance to Seller, as adjusted by Seller's share of prorations and costs of escrow, in the manner specified by Seller in separate written instructions to Escrow Holder;

        (f) deliver to Buyer two (2) fully executed original counterparts of each of the Bill of Sale, the Assignment and Assumption of Contracts, and the Estoppel Agreement, and two (2) conformed copies of each of the "as-recorded" Grant Deed and the Assignment and Assumption of Operating Lease, and deliver to Seller two (2) fully executed original counterparts of each of the Bill of Sale, the Assignment and Assumption of Contracts, and the Estoppel Agreement, and two (2) conformed copies of each of the "as-recorded" Grant Deed and the Assignment and Assumption of Operating Lease;

        (g) deliver two (2) original Seller's Non-Foreign Affidavits to Buyer;

        (h) return any remaining funds to Buyer after all payments pursuant to clauses (a) and (e) immediately above;

        (i) cause the Title Company to issue the Owner's Title Policy (together with the endorsements and evidence of reinsurance described in Section 6.2 hereof) to Buyer; and

        (j) destroy all copies and counterparts of the Fifth Amendment.

    9.9 NOTIFICATION; CLOSING STATEMENTS. If Escrow Holder cannot comply with the instructions herein (or as may be provided later), Escrow Holder is not authorized to cause the recording or delivery of any of the foregoing documents. If Escrow Holder is unable to cause the recording, Escrow Holder shall notify the parties of such fact without delay. If such inability continues for a period of seven (7) calendar days (unless either Seller or Buyer is then in default hereunder (in which event the provisions of Section 9.2(b) shall apply), either Seller or Buyer may, upon written notice to the other party and to Escrow Holder, demand the return of its deposits, in which event Escrow Holder shall return all deposits to the respective depositor (including the Deposit to Buyer) and this Agreement shall terminate. Immediately after the Closing, Escrow Holder shall deliver to Buyer and Seller, respectively, at their addresses listed in
Section 14.1 hereof, a true, correct, and complete copy of the Seller's and Buyer's Closing Statements, in forms customarily prepared by Escrow Holder, as well as all other instruments and documents to be delivered to Buyer and Seller.

                                   ARTICLE X
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

    10.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as follows:

        (a) Buyer is a corporation, duly created, validly existing, and in good standing under the laws of the State of Delaware with full right, power, and authority to take title to the Property, and to enter into and otherwise perform and comply with all the terms and conditions of this Agreement and no less than fifty-one percent (51%) of the voting securities or ownership interests in Buyer are held (directly or indirectly) by a Pritzker Affiliate as of the Effective Date;

        (b) This Agreement and all documents executed by Buyer that are to be delivered to Seller or Escrow Holder at the Closing are, and at the time of Closing will be, duly authorized, executed, and delivered by Buyer; this Agreement and all documents executed by Buyer that are to be delivered to Seller at the Closing are, and at the Closing will be, legal, valid, and binding obligations of Buyer, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject; and

        (c) Except as may be expressly provided otherwise in this Agreement or in the documents or instruments being executed and delivered in connection with this Agreement, no representations of any kind (whether oral or written, express or implied) have been made by the Seller to Buyer, and Buyer hereby represents and warrants to Seller that Buyer is investing in the Property solely in reliance on Buyer's own investigations and evaluation thereof, the representations and warranties of Seller set forth herein, and not in reliance on anything else.

    10.2 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as follows:

        (a) Seller is a Delaware limited partnership duly created, validly existing, and in good standing under the laws of the State of Delaware and Seller has the full right, power, and authority to own and convey the Property and to enter into and otherwise perform and comply with all the terms and conditions of this Agreement.

        (b) This Agreement and all documents executed by Seller that are to be delivered to Buyer or Escrow Holder at the Closing are, and at the time of Closing will be, duly authorized, executed, and delivered by Seller; and this Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing are, and at the time of Closing will be, legal, valid, and binding obligations of Seller, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

        (c) Seller is the owner of the landlord's interest under the Operating Lease (subject only to those matters set forth in the PTR) and Seller has not heretofore assigned any of its interest in the Operating Lease, the Personal Property, the Permits or the Miscellaneous Property Assets.

        (d) Seller has not directly entered into any Subleases, and has not entered into any leases with respect to the Hotel or the Land or any portion thereof, other than the Operating Lease.

        (e) Exhibit H hereto contains a complete list of all Contracts currently in effect with respect to the Property.

               To Seller's knowledge, all information contained on Exhibit H is true, accurate and complete in all respects as of the date hereof and copies of all Contracts which have heretofore been delivered to Buyer are true, accurate and complete, and include all amendments or modifications thereof (whether written or verbal). Except as disclosed on Exhibit H, (i) to Seller's knowledge, no party to any Contract is in default thereunder; (ii) to Seller's knowledge, no event or circumstance has occurred which, either by itself, or with the giving of notice or passage of time, or both, would constitute a breach or default or event of default under any Contract; and
    (iii) to Seller's knowledge, no party to any Contract has delivered any notice, either written or verbal, alleging the occurrence of any breach thereof or default or event of default thereunder.

        (f) To Seller's knowledge, except for notices or copies thereof received by the Operator (including, without limitation, notices relating to the Americans With Disabilities Act), as of the date of this Agreement, Seller has not received any notices of violations of any laws, ordinances, orders or requirements of any governmental authority, agency or officer having jurisdiction against or affecting the Property or with respect to the operation thereof for its currently intended purpose, which have not previously been complied with, nor, to Seller's knowledge, do any facts or circumstances exist which are not known to Operator and which, if known to any applicable governmental agency or authority, would constitute a material violation of any such laws, ordinances, orders or requirements and have a material adverse impact on the operations of the Hotel.

        (g) To Seller's knowledge, there are no actions, investigations, suits or proceedings (including arbitrations, grievances, judicial proceedings, administrative proceedings and tax contests) pending, or threatened, with respect to the Property, or the ownership or operation thereof, or any part thereof (other than those being administered by the Operator), nor any judgments, orders, awards or decrees currently in effect against Seller with respect to the ownership or operation of any part of the Property which have not been fully discharged prior to the date hereof.

        (h) To Seller's knowledge, there are no pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Property, or to condemn all or any portion of the Property by eminent domain proceedings or otherwise.

        (i) Attached hereto as Exhibit I is a list of all Permits obtained by Seller (and excluding permits obtained by the Operator) with respect to the construction, operation, ownership or maintenance of the Property, or the Improvements, which are currently in effect. To Seller's knowledge, Seller has received no notice from any governmental authority of intended non-renewal, suspension or revocation of any Permit, and Seller has no knowledge of any threatened non-renewal, suspension or revocation proceeding.

        (j) To Seller's knowledge, except as may have been contracted for by the Operator, there has been no construction or other work performed, nor is any in process, at the Property, nor have any construction materials been furnished to the Property or any portion thereof, which might hereafter give rise to mechanic's, materialmen's or other liens against the Property or any portion thereof.

        (k) As used herein, the term "Seller's knowledge" shall mean the actual knowledge of Jeffrey C. Carter, president of the general partner of Seller.

    10.3 CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATIONS ON LIABILITY THEREFOR. All representations and warranties made by the respective parties and contained in this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement, the delivery of the Grant Deed, and transfer of title to the Property, for a period of one (1) year, and shall not be deemed to have been waived at the Closing, or merged into any of the documents of conveyance or transfer to be delivered by Seller at the Closing; provided, however, no person, firm or entity shall have any liability or obligation with respect to any representation or warranty herein contained unless on or prior to a date which is not later than one (1) year following the Closing Date the party seeking to assert liability under any such representation or warranty shall have notified the other party hereto in writing setting forth specifically the representation or warranty allegedly breached, and a description of the alleged breach in reasonable detail. All liability or obligation of either party hereto under any representation or warranty shall lapse and be of no further force or effect with respect to any matters not contained in a written notice delivered as contemplated above on or prior to one (1) year following the Closing. Notwithstanding the foregoing, Buyer acknowledges and agrees that: (a) Seller shall have no liability whatsoever with respect to any representation or warranty as to which Buyer and/or Operator has any knowledge prior to Closing that such representation or warranty made by Seller pursuant to this Agreement or the other Documents was incorrect, false or misleading in any way, and (b) neither party shall have any right to pursue remedies against the other for an untrue representation or the breach of a warranty unless and until the actual damages of the claiming party as a result of such incorrectness, falsity or breach are in excess of $100,000 (the aforesaid amount being a threshold for enforcement and not a deductible from liability).

                                   ARTICLE XI
                                   POSSESSION

    Possession of the Property shall be delivered to Buyer immediately following the Closing, subject only to the Permitted Exceptions.

                                  ARTICLE XII
                           OPERATION OF THE PROPERTY

    Regarding the operation, maintenance and repair of the Property between the Effective Date and the Closing Date (or earlier termination of this Agreement),
(a) Seller shall not be required to make any capital improvements to the Property, except improvements or repairs that Seller determines to be of an emergency nature; (b) Seller agrees that it will not, without the prior written consent of Buyer, enter into any lease with respect to any portion of the Property; (c) Seller shall not take any action, or suffer any action to be taken in its name or on its behalf, the effect of which would cause any of the representations or warranties of Seller herein contained to be untrue or incorrect in any material respect on and as of the Closing Date, or which would have the effect of causing Seller to be unable to satisfy or perform any of the conditions precedent to the obligations of Buyer hereunder; (d) Seller shall at all times (i) promptly deliver to Buyer copies of any notices received by Seller (but not received by or from Operator) from any person, firm, corporation or governmental agency alleging any default on the part of Seller under any contract or agreement relating to the Property, or any part thereof, or any violation of any applicable law or ordinance with respect thereto which, if the facts alleged therein were true, would constitute a breach of any representation or warranty of Seller herein contained or adversely affect the ability of Seller to satisfy any condition precedent to the obligations of Buyer hereunder, and
(ii) promptly advise Buyer in writing of any pending or threatened litigation, administrative proceeding or condemnation proceeding brought with respect to the Property, or which relates to the Property or any part thereof; (e) Seller will not consent to, authorize or approve any change in zoning or similar land use classification for the Land or any part thereof or any adjoining or nearby parcels, or any special assessments not heretofore confirmed with respect to the Land; and (f) Seller will not knowingly or deliberately create any lien or encumbrance to attach to the Property, or any part thereof.

                                  ARTICLE XIII
                         LOSS BY CASUALTY; CONDEMNATION

    13.1 DAMAGE OR DESTRUCTION. Prior to the Closing Date, the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty shall be assumed and borne by Seller. If, prior to the Closing any part of the Property is damaged by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall promptly notify Buyer of such fact. In the event that the estimated cost to repair any such damage exceeds, in the aggregate, $2,500,000, Buyer shall have the right to terminate this Agreement upon written notice to Seller, in which event this Agreement shall terminate. In the event that Buyer elects not to terminate this Agreement as a result of any such damage, or the estimated cost of repair (as reasonably determined by Buyer and Seller) does not exceed, in the aggregate,

$2,500,000, Seller shall, at the Closing, assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to Seller with respect to such damage or destruction, Buyer shall receive a credit against the Purchase Price in the amount of any applicable insurance deductible, and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement.

    13.2 CONDEMNATION. If, prior to the Closing Date all or any portion of the Property is taken by a condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall promptly notify Buyer of such fact (the "CONDEMNATION NOTICE"). If in the reasonable opinion of Buyer the taking materially interferes or would materially interfere with the economic operation or use of the Property, then Buyer may elect to terminate this Agreement by written notice to such effect given to Seller within ten (10) days after receipt by Buyer of the Condemnation Notice, in which event this Agreement shall terminate. If, under such circumstances, Buyer does not so elect to terminate this Agreement, then the Closing shall take place as herein provided without any abatement of the Purchase Price, and at the Closing Seller shall assign to the Buyer, by written instrument, all of Seller's right, title and interest in and to any condemnation award which may be payable to Seller on account of such condemnation. If, prior to the Closing Date, one or more portions of the Real Property shall be taken (or are threatened to be taken) by exercise of right of eminent domain in a manner which does not, in the reasonable opinion of Buyer, materially interfere with the economic operation or use of the Property, then neither party shall have any right to terminate its obligations hereunder by reason thereof, but at the Closing Seller shall assign to the Buyer, by written instrument, all of Seller's right, title and interest in and to any condemnation awards which may be payable to Seller on account of such condemnation. For purposes hereof, the term "taking" shall include any temporary as well as permanent takings.

                                  ARTICLE XIV
                                 MISCELLANEOUS

    14.1 NOTICES. Any communication, notice, or demand of any kind whatsoever that either party may be required or may desire to give to or serve upon the other shall be in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other overnight delivery service, by facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested:

If to Seller:       Union Square Hotel Partners, L.P.
                    c/o Union Square/GP Corp.
                    3 World Financial Center, 29th Floor
                    New York, New York 10285-2900
                    Attention: Jeffrey C. Carter, President
                    Facsimile No.: (212) 528-9696

With a copy to:     Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, California 90071
                    Attention: Rand S. April, Esq.
                    Facsimile No.: (213) 687-5600

If to Buyer:        HT-Hotel Equities, Inc.
                    200 West Madison
                    Chicago, Illinois 60606
                    Attention: General Counsel
                    Facsimile No.: (312) 750-8084

With a copy to:     Neal, Gerber & Eisenberg
                    Two North LaSalle, Suite 2100
                    Chicago, Illinois 60602
                    Attention: Philip M. Kayman
                    Facsimile No.: (312) 269-1747

    Any such notice shall be deemed delivered as follows: (a) if personally delivered, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt; (b) if sent by Federal Express or other overnight courier service, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt; (c) if sent by facsimile transmission, on the date transmitted to the person to receive such notice if sent by 5:00 p.m., Eastern time, and on the next business day if sent after 5:00 p.m., Eastern time; or (d) if mailed, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt. Any notice sent by facsimile transmission must be confirmed by personally delivering, sending by courier, or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least ten (10) calendar days before the effective date of such change in the manner provided in this Section 14.1.

    14.2  BROKERS AND FINDERS.

    (a) If and only if the sale contemplated herein actually closes (as evidenced by the recordation of the Grant Deed), Seller has agreed to pay a brokerage commission to Eastdil Broker Services, Inc., or its designee ("BROKER") pursuant to a separate agreement with Broker. Seller shall not pay any brokerage commission or finder's fee to any broker or finder retained by Buyer, and Buyer shall be solely responsible for any such commission or fee.

    (b) In the event of any claim (other than Broker's) for broker's fees, finder's fees, commissions, or other similar compensation in connection herewith: (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, shall indemnify Seller against and hold Seller harmless (using counsel reasonably satisfactory to Seller) from any and all damages, liabilities, costs, expenses, and losses (including, without limitation, attorneys' fees and costs) that Seller sustains or incurs by reason of such claim; and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, shall indemnify Buyer against and hold Buyer harmless (using counsel reasonably satisfactory to Buyer) from any and all damages, liabilities, costs, expenses, and losses (including, without limitation, attorneys' fees and costs) that Buyer sustains or incurs by reason of such claim. The provisions of this subsection shall survive the termination of this Agreement or the Closing.

    14.3  ASSIGNMENT.

    (a) Assignment by Buyer. Neither all nor any portion of Buyer's interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise (including, without limitation, by a transfer of interests in Buyer) (collectively, a "TRANSFER"), without the prior written consent of Seller, which consent may be granted or denied in Seller's sole and absolute discretion. Any attempted Transfer without Seller's consent shall be null and void.

    Buyer's request for consent to any Transfer shall set forth in writing the details of the proposed Transfer, including, without limitation, the name, ownership and financial condition of the prospective transferee and financial details of the proposed Transfer. In addition, Buyer shall provide Seller with copies of all transaction documentation, certified by Buyer to be true, correct and complete. Seller shall not withhold consent to any Transfer by Buyer, provided that each of the following conditions have been met, as reasonably determined by Seller following its review of the transaction documentation submitted by Buyer:

        (i) in the event of a transfer of all or any portion of Buyer's interest in this Agreement, the prospective transferee shall assume in writing the obligations of Buyer under this Agreement and the Documents;

        (ii) as a result of any Transfer, no less than twenty-five percent (25%) of the ownership interests in Buyer or the prospective transferee, as the case may be, shall be owned and held (directly or indirectly) by a Pritzker Affiliate;

       (iii) if, as a result of such Transfer, less than fifty-one percent (51%) of the ownership interests in Buyer or the prospective transferee, as the case may be, will be owned and held (directly or indirectly) by a Pritzker Affiliate, the obligations of the Buyer hereunder and with respect to the transactions contemplated hereby (including, without limitation, the obligation of Buyer to pay the Purchase Price), shall be guaranteed pursuant to a guaranty agreement, in form and substance reasonably satisfactory to Seller (including the waiver of such guarantor's right to enforce the liquidated damages provision set forth in Section 4.5 hereof), by a Pritzker Affiliate satisfactory to Seller in its sole and absolute discretion, such determination to be made by Seller based upon audited financial statements (with footnotes) of such Pritzker Affiliate; and

        (iv) in the event that the total "Consideration" (as hereinafter defined) given, pledged or committed by any prospective transferee in connection with any Transfer exceeds such prospective transferee's "Proportionate Share" (as hereinafter defined), then the Purchase Price hereunder shall be increased by the amount of such excess, up to a maximum amount of $132,000,000 (the "MAXIMUM AMOUNT"). As used herein, (A) the term "Consideration" shall mean any and all consideration, regardless of the form of such consideration and whether in direct payment of the Purchase Price hereunder, as contribution (debt or equity) to the capital of the prospective transferee, or otherwise, but specifically excluding the value derived by Buyer as a result of the retention of any entity controlled (directly or indirectly) by a Pritzker Affiliate as the manager or operator of the Hotel, and (B) the term "Proportionate Share" shall mean the amount obtained by multiplying $126,900,000 (the "CASH CONSIDERATION") by such prospective transferee's percentage ownership interest in the Buyer or any assignee of Buyer's interest hereunder (as applicable). Notwithstanding the foregoing to the contrary, in the event that, in connection with any Transfer, it is contemplated that the Operating Lease will be terminated, then the Cash Consideration and the Maximum Amount set forth above in this clause (iv) shall each be increased by the amount of the Early Termination Fee (as defined in the Operating Lease) applicable as of the Effective Date, exclusive of any increase to the Early Termination Fee which would be effected by the Fifth Amendment.

        (v) such Transfer shall be consummated on or before the fifth (5th) calendar day prior to the scheduled Closing Date.

           No Transfer, whether with or without Seller's consent, shall operate to release Buyer or alter Buyer's primary liability to perform the obligations of Buyer under this Agreement.

           Each of the parties acknowledges and agrees that the restrictions on Transfer contained in this Section 14.3(a) shall not survive the Closing (except and to the extent that such provisions were breached prior to the Closing and Seller proceeded to close without knowledge of such breach.)

    (b) Assignment By Seller. Seller shall have the right to assign all or any portion of the Property and/or its interest hereunder to any entity (including, without limitation by delivery of a deed in lieu of foreclosure to any secured lender of Seller (or a designee of such secured lender)); provided, however, that no such assignment shall relieve Seller of its obligations hereunder and any such assignee shall take subject to such obligations and the rights of Buyer hereunder.

    14.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators and permitted successors and assigns.

    14.5 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by both parties.

    14.6 INTERPRETATION. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Further, each party hereby acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications, or exhibits hereto or thereto.

    14.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

    14.8 ENTIRE AGREEMENT. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

    14.9 ATTORNEYS' FEES AND COSTS. If either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses, and costs of investigation actually incurred. The foregoing includes, without limitation, attorneys' fees, expenses, and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes.

    14.10 TIME OF THE ESSENCE. Time is of the essence with respect to all matters contemplated by this Agreement.

    14.11 CONFIDENTIALITY. All information, surveys, reports, tests, and studies relating to the Property obtained by Buyer before or after the Effective Date, either by the observations and examinations of its agents and representatives or by Seller's disclosure, shall remain confidential. If the transaction contemplated herein fails to close for any reason other than solely as a result of Seller's default hereunder, Buyer shall deliver to Seller, at no cost to Seller, all originals and copies of all such information, surveys, reports, tests, and studies, together with all copies of the Records or other documents, work papers, or materials of Seller obtained by or provided to Buyer, and Buyer shall make no further distributions or disclosures of any such information, surveys, reports, tests, studies, documents, work papers, and materials other than Excluded Reports. Buyer and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that no publicity or press release to the general public or otherwise with respect to this transaction shall be made by either party without the prior written consent of the other party, which consent may be denied in the sole and absolute discretion of either party; provided, however, that Seller shall be entitled to make any disclosures that Seller determines, in its sole and absolute discretion, are necessary or desirable (i) to effect the Limited Partner Approval (including, without limitation, the preparation, filing and distribution (to the Securities and Exchanges Commission, the Limited Partners and otherwise) of the Proxy Materials), (ii) to comply with requirements of law or the

Securities and Exchange Commission, or (iii) otherwise to be disclosed or made available to the limited partners of Seller or Seller's lenders. Notwithstanding the foregoing, nothing herein contained shall be deemed to limit or impair in any way Seller's or Buyer's right or ability to disclose the details of the herein contemplated transaction to (a) their respective counsel, consultants, advisors or accountants, provided that each such person is informed of the confidentiality requirements hereof and agrees to abide by the same or (b) such persons as they deem necessary in order to enable either of them to comply with any requirements of law or any court order. Notwithstanding the foregoing, nothing herein contained shall limit or impair in any way Buyer's right or ability to disclose the details of the herein contemplated transaction to persons or entities who in good faith are considering providing debt or equity financing to Buyer for purposes of this transaction, or to governmental agencies in connection with the application by Buyer for any required license or permit, or for transfer of any Permit from Seller and Buyer. The confidentiality provisions of this Section 14.11 shall survive the Closing.

    14.12 NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

    14.13 FURTHER ACTS. Each party, at the request of the other, shall execute, acknowledge (if appropriate), and deliver such additional documents, and do such other additional acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

    14.14 EXHIBITS. Exhibits A through J inclusive, are attached hereto and incorporated herein by reference.

    14.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

    14.16 NO INTENT TO BENEFIT THIRD PARTIES. Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Agreement.

    14.17 PERFORMANCE DUE ON DAY OTHER THAN BUSINESS DAY. If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday, or any other day on which banking institutions in the State of California are authorized or obligated by law or executive order to close (a "HOLIDAY"), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday, or Holiday.

    14.18 EXPENSES OF PURCHASE AND SALE. Except as otherwise provided in this Agreement, Seller and Buyer shall each bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.

    14.19 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction, unless such invalidity materially changes the transaction set forth herein, in which event the Deposit shall be returned to Buyer and this Agreement shall terminate.

    14.20 NO RECORDING. Except in connection with a proceeding brought to enforce the provisions of this Agreement, Buyer shall not record this Agreement or any notice thereof. If such recording other than in connection with such an enforcement proceeding shall occur, Seller shall have, in addition to all other remedies for breach provided by law, the right to terminate this Agreement by written notice to Buyer.

    14.21 QUITCLAIM. In the event of the termination of this Agreement for any reason, Buyer shall deliver to Seller a quitclaim deed and such other written instruments as Seller may reasonably require, executed and acknowledged in recordable form, transferring to Seller any and all rights of Buyer in the Property or any part thereof or interest therein; provided, however, that Seller shall prepare any such instruments and shall pay all charges, taxes and fees associated with recording the same.

    14.22  TERMINATION OF AGREEMENT.

        (a) If this Agreement is terminated pursuant to Section 9.9, Article XIII or Section 14.19 hereof, or by reason of the failure of any material condition precedent to Seller's or Buyer's obligations to occur (other than as set forth in Section 8.1(e) and other than the failure of any material condition precedent resulting from the material uncured breach by Seller or Buyer of any of the provisions hereof), the Deposit (together with all interest earned on such Deposit) shall be returned to Buyer and the Fifth Amendment shall be null and void and of no further force or effect (and all copies thereof shall be destroyed by Escrow Holder) and Escrow Holder shall return all other cash, documents, instruments and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 5.2(c), 14.2(b) and 14.11 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, and each party shall bear its own costs (including attorneys' and accountants' fees) incurred hereunder.

        (b) If this Agreement is terminated pursuant to Section 8.1(e), two fully executed copies of the Fifth Amendment shall be delivered to each of Buyer and Seller by Escrow Holder, the Deposit (together with all interest earned on such Deposit) shall be delivered to Buyer by Escrow Holder and Escrow Holder shall return all other cash, documents, instruments and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 5.2(c), 14.2(b) and 14.11 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of a termination pursuant to
    Section 8.1(e), the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, and each party shall bear its own costs (including attorneys' and accountants' fees) incurred hereunder.

        (c) If this Agreement is terminated by Buyer as a result of the material uncured breach by Seller (after notice and reasonable opportunity to cure such breach) of any of the provisions hereof, two fully executed copies of the Fifth Amendment shall be delivered to each of Buyer and Seller by Escrow Holder, the Deposit (together with all interest earned on such Deposit) shall be delivered to Buyer by Escrow Holder and Escrow Holder shall return all other cash, documents, instruments and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 5.2(c), 14.2(b) and 14.11 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms, survive the termination of this Agreement; provided, however, that Buyer may exercise all remedies available to it, at law or in equity and the costs of the Title Company and Escrow Holder shall be borne by Seller.

        (d) If this Agreement is terminated by Seller as a result of the material uncured breach by Buyer (after notice and reasonable opportunity to cure such breach) of any of the provisions hereof, the

    Fifth Amendment shall be null and void and of no further force or effect (and all copies thereof shall be destroyed by Escrow Holder) and the Deposit (together with all interest earned on such Deposit) shall be delivered to Seller by Escrow Holder, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 5.2(c), 14.2(b) and 14.11 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms, survive the termination of this Agreement; provided, however, that (subject to the provisions for liquidated damages set forth in Section 4.5 hereof), Seller may exercise all remedies available to it, at law or in equity and the costs of the Title Company and Escrow Holder shall be borne by Buyer.

    14.23 WAIVER OF KNOWN DEFAULTS. Notwithstanding anything to the contrary contained in this Agreement, in the event that either party hereto has actual knowledge of the default of the other party (a "KNOWN DEFAULT"), but nonetheless elects to consummate the transactions contemplated hereby and proceeds to Closing, then the rights and remedies of the non-defaulting party shall be waived with respect to any such Known Default upon the Closing and the defaulting party shall have no liability with respect thereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above.

                                          "SELLER"
                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                          a Delaware limited partnership
                                          By: Union Square/GP Corp.,
                                             a Delaware corporation
                                          Its: General Partner

                                          By: /s/_JEFFREY C. CARTER_____________
                                          Print Name: JEFFREY C. CARTER_________
                                          Print Title: PRESIDENT________________

                                          "BUYER"
                                          HT-HOTEL EQUITIES, INC.
                                          a Delaware corporation
                                          By: /S/_THOMAS J. PRITZKER____________

                                          Print Name: THOMAS J. PRITZKER________

                                          Print Title: PRESIDENT________________

                                          By: /s/_DOUGLAS G. GEOGA______________

                                          Print Name: DOUGLAS G. GEOGA__________

                                          Print Title: VICE PRESIDENT___________

ACCEPTED AND AGREED:
"Escrow Holder"
FIRST AMERICAN TITLE INSURANCE COMPANY
By: /s/_THOMAS F. SULLIVAN____________

Print Name: THOMAS F. SULLIVAN________

Print Title: VICE PRESIDENT-COUNSEL___

                                                            EXHIBIT A TO ANNEX A

                                   EXHIBIT A
                               LEGAL DESCRIPTION

All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10 3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10 3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.

                                                          EXHIBIT A-1 TO ANNEX A

                                  EXHIBIT A-1
                                   SUBLEASES

    1.  Sublease to D. Fine, Inc., 300 Post Street

    2.  Sublease to Marta's Flowers, 345 Stockton Street

                                                            EXHIBIT B TO ANNEX A

                                   EXHIBIT B
                               FORM OF GRANT DEED

                             [See Following Pages]

                              ____________, 199__

                         San Francisco County Recorder

                          ____________________________

                          ____________________________

                        San Francisco, California ______

                             Dear County Recorder:

    In accordance with Section 11932 of the California Revenue and Taxation Code, the undersigned hereby requests that this statement of documentary transfer tax not be recorded with the attached Grant Deed (the "DEED") but be affixed to the Deed after recordation and be returned as directed on the Deed.

    The Deed names ______________________________, as grantee. The property that is the subject of the Deed is located in the County of San Francisco, State of California.

    The amount of documentary transfer tax due on the attached Deed is $________, computed on the full value of the property less any encumbrances remaining on the property.

                                "GRANTOR"

                                UNION SQUARE HOTEL PARTNERS, L.P.,
                                  a Delaware limited partnership

                                By:        Union Square/GP Corp.,
                                           a Delaware corporation
                                Its:       General Partner

                                By:
                                            ------------------------------------------
                                Print Name: Jeffrey C. Carter
                                Print Title:  President

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

 ...............................................................................
                   (Space Above Line For Recorder's Use Only)

                                   GRANT DEED

The undersigned Grantor declares that documentary transfer tax is not shown pursuant to Section 11932 of the California Revenue and Taxation Code, as amended.

    FOR VALUE RECEIVED, UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership (formerly known as Shearson Union Square Associates Limited Partnership, a Delaware limited partnership), grants to ____________________, a ____________________("GRANTEE"), all that certain real property (the "PROPERTY") situated in the County of San Francisco, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by reference.

    THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO: (a) all liens, encumbrances, easements, covenants, conditions, and restrictions of record; (b) all matters that would be revealed or disclosed in an accurate survey of the Property; (c) all matters that would be revealed or disclosed by a physical inspection of the Property; (d) interests of tenants and other parties in possession; (e) a lien not yet delinquent for taxes for real property and personal property, and any general or special assessments against the Property; and (f) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations or orders restricting or regulating the use, occupancy, or enjoyment of the Property.

    IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as of ____________, 199__.

                                          "SELLER"
                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                            a Delaware limited partnership

                                      By:  Union Square/GP Corp.,
                                          a Delaware corporation

                                      Its:General Partner

                                          By:
            --------------------------------------------------------------------
                                          Print Name: Jeffrey C. Carter
                                          Print Title:
                                                     President

STATE OF                                    )
                                            : ss.
COUNTY OF                                   )

    On the ___day of ____________, 199__, before me,
________________________________________, personally appeared
________________________________________ / / personally known to me or / /
proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    WITNESS my hand and official seal.

---------------------------------------------
(SEAL)

                            EXHIBIT A TO GRANT DEED
                               LEGAL DESCRIPTION

All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10- 3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street
117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10- 3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.

                                                            EXHIBIT C TO ANNEX A

                                   EXHIBIT C
                              FORM OF BILL OF SALE

                             [See Following Pages]

                                  BILL OF SALE

    FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("SELLER"), does hereby sell and convey to _______ _______ _______ ("BUYER"), all of Seller's right, title, and interest in and to the personal property, furniture, fixtures and equipment (collectively, the "PERSONAL PROPERTY") owned by Seller, located at and used exclusively for the operation, maintenance, or management of the "HOTEL" (as hereafter defined), including, without limitation, the personal property described on Schedule I attached hereto, but expressly excluding, without limitation, any and all personal property leased by Seller under the contracts set listed on Schedule II attached hereto, and any and all personal property owned or leased by the California Hyatt Corporation, guests of the Hotel, tenants under leases at the Hotel, and suppliers, contractors and vendors serving the Hotel. The "HOTEL" shall mean and refer to that certain hotel commonly known as the "Grand Hyatt San Francisco" located at 345 Stockton Street, San Francisco, California.

    Seller represents and warrants to Buyer that Seller has good and marketable title to the Personal Property. Seller has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to the condition any of the Personal Property or any such related matters (including, without limitation, any representation or warranty of merchantability or fitness for a particular purpose) and that the Personal Property is sold to Buyer in its present "AS IS, WHERE IS" condition.

    By its acceptance of this Bill and Sale and the Personal Property, Buyer hereby acknowledges receipt of the Personal Property and further acknowledges that Buyer is receiving such Personal Property in its present "AS IS, WHERE IS" condition without recourse or representation or warranty of any kind whatsoever as to the condition thereof.

    This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

    This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

    IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of ___________, 199_.

                                          "SELLER"
                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                            a Delaware limited partnership
                                          By: Union Square/GP Corp.,
                                             a Delaware corporation
                                          Its: General Partner

                                          By:
                                          --------------------------------------
                                          Print Name: Jeffrey C. Carter
                                          Print Title: President

                           SCHEDULE I TO BILL OF SALE
                    DESCRIPTION OF CERTAIN PERSONAL PROPERTY

    The following personal property to the extent located in and about the land and improvements known as the Grand Hyatt-San Francisco, San Francisco, California, consisting of:

    (i) furniture and furnishings (including furniture, carpeting, draperies, lamps and other items for all guest rooms, offices, and public areas);

    (ii) hotel equipment (including office equipment, dining room wagons, material handling equipment, cleaning and engineering equipment, vehicles and all equipment required for the operation of kitchens, bars, laundries and dry cleaning facilities);

    (iii) uniforms, tools and utensils (including staff uniforms and dining room, engineering and housekeeping tools and utensils); and

    (iv)    china, glassware, linens, silverware and the like.

                          SCHEDULE II TO BILL OF SALE
                   DESCRIPTION OF EXCLUDED PERSONAL PROPERTY

    All personal property leased by Seller under the following contracts:

    (i) Lease Agreement, dated as of September 15, 1989, by and between Seller and Telerent Leasing Corporation, as amended by Lease Addendum #II executed by Seller on September 24, 1994.

    (ii) Lease Renewal Agreement, dated as of November 21, 1995, by and between Seller and M&SD Financial Services, a division of Electronic Data Systems Corporation.

                                                            EXHIBIT D TO ANNEX A

                                   EXHIBIT D
                 FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS

                             [See Following Pages]

                    ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
                   PERMITS AND MISCELLANEOUS PROPERTY ASSETS

    This ASSIGNMENT AND ASSUMPTION OF CONTRACTS, PERMITS AND MISCELLANEOUS PROPERTY ASSETS (this "ASSIGNMENT") is made as of ___________, 199_ by UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("ASSIGNOR"), in favor of _____________________ ("ASSIGNEE"), with reference to the following facts:

    A. Assignor is the owner of that certain real property located at 345 Stockton Street in the County of San Francisco, State of California, commonly known as the "Grand Hyatt San Francisco" and more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all buildings and other improvements thereon (collectively, the "REAL PROPERTY"). The Real Property is being conveyed to Assignee pursuant to a certain Grant Deed executed by Assignor in favor of Assignee.

    B. Assignor, as the owner of the Real Property, has an interest in the following items: (i) those certain agreements, warranties, and contracts listed on Exhibit B attached hereto and incorporated herein by reference (collectively, the "CONTRACTS"), (ii) those certain licenses, franchises and permits listed on Exhibit B attached hereto, obtained by Seller, if any, used in or relating to the ownership, occupancy or operation of the Property or any part thereof (collectively, the "PERMITS"), and (iii) Assignor's interest, if any, in and to any contract rights, leases, concessions, trademarks, service marks, trade names (including the names of restaurants, lounges and meeting rooms), logos, copyrights, and rights under guaranties or warranties relating to goods, merchandise or services at or relating to the Hotel (collectively, the "MISCELLANEOUS PROPERTY ASSETS" and, collectively with the Permits and the Contracts, the "ASSIGNED ASSETS").

    NOW, THEREFORE, in consideration of the foregoing facts:

    1. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title, and interest in and to the Assigned Assets. This Assignment is made without recourse or representation or warranty whatsoever. By executing this Assignment and assuming the obligations under the Assigned Assets, Assignee acknowledges and agrees that Assignee and Assignee's representatives have been afforded the opportunity to make and have made such inspections of the Assigned Assets assigned hereby and matters related thereto as they have deemed necessary and desirable. Assignee acknowledges that Assignor has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to any of the Assigned Assets or any such related matters, except as and to the extent set forth in that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 4, 1996, by and between Assignee and Assignor.

    2. Assignee hereby agrees to and accepts such assignment and, in addition, expressly assumes and agrees to keep, perform, and fulfill all of the terms, covenants, obligations, and conditions required to be kept, performed, and fulfilled by Assignor under, or with respect to, the Assigned Assets from and after the "CLOSING DATE" (as hereafter defined). Assignee further agrees to indemnify, defend, and hold Assignor harmless from and against any and all liability, loss, cost, damage, and expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly related to any breach or default by Assignee under the Contracts or the Permits or in Assignee's obligations hereunder, accruing from and after the Closing Date. Assignor agrees to indemnify, defend, and hold Assignee harmless from and against any and all liability, loss, cost, damage, and expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly related to any breach or default by Assignor under the Contracts or the Permits prior to the Closing Date. "CLOSING DATE" shall mean and refer to the date this Assignment is delivered to Assignee.

    3. The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

    4. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute one and the same instrument.

    5. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

    6. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor or Assignee under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees and costs. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

    IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Contracts, Permits and Miscellaneous Property Assets as of the date first set forth above.

                                          "ASSIGNOR"
                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                          a Delaware limited partnership
                                          By: Union Square/GP Corp.,
                                             a Delaware corporation
                                          Its: General Partner

                                          By:
                                          --------------------------------------
                                          Print Name:    Jeffrey C. Carter
                                          Print Title:    President

                                    "ASSIGNEE"
                                    By:
                                         ---------------------------------------
                                    a
                                         ---------------------------------------

                                    By:
                                                  ------------------------------
                                    Print Name:
                                                  ------------------------------
                                    Print Title:
                                                  ------------------------------

              EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS
                               LEGAL DESCRIPTION

All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10-3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.

                   EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF
              CONTRACTS, PERMITS AND MISCELLANEOUS PROPERTY ASSETS

1.  CONTRACTS:

    - Lease Agreement, dated as of September 15, 1989, by and between Seller and Telerent Leasing Corporation, as amended by Lease Addendum #II executed by Seller on September 24, 1994.

    - Lease Renewal Agreement, dated as of November 21, 1995, by and between Seller and M&SD Financial Services, a division of Electronic Data Systems Corporation.

2.  PERMITS:

    - Permit to Operate Underground Storage Tank, effective February 1, 1996 and expiring February 1, 1997, issued to Seller by the Department of Public Health of the City and County of San Francisco for Tank No. 017020001001 (diesel fuel).

                                                            EXHIBIT E TO ANNEX A

                                   EXHIBIT E
              FORM OF ASSIGNMENT AND ASSUMPTION OF OPERATING LEASE

                             [See Following Pages]

Recording Requested by:
----------------------------
----------------------------
----------------------------

When recorded mail to:
----------------------------
----------------------------
----------------------------

--------------------------------------------------------------------------------
                    Space Above This Line For Recorder's Use

                 ASSIGNMENT, ASSUMPTION AND INDEMNITY AGREEMENT

    This ASSIGNMENT, ASSUMPTION AND INDEMNITY AGREEMENT (this "Assignment") is entered as of ___________, 199_, by and between Union Square Hotel Partners, L.P., a Delaware limited partnership ("Assignor") and _______ _______ _______, a _______ _______ _______ ("Assignee").

                                    RECITALS

    A. California Hyatt Corporation, a California corporation ("Tenant") and Massachusetts Life Insurance Company ("Mass. Mutual") are parties to that certain Lease and Agreement dated January 4, 1973 (the "Lease") covering that certain real property located in the City and County of San Francisco and improvements thereon known as the Hyatt on Union Square, as more particularly described on Exhibit A attached hereto (the "Property"). A short form of the Lease was recorded on January 4, 1973 in the Official Records of the City and County of San Francisco at Book B176, Page 76, Series V-43591.

    B. Assignor is the successor in interest to Mass. Mutual's interest in the Lease pursuant to that certain Assumption, Consent and Indemnity Agreement recorded on July 31, 1980 in the Official Records of the City and County of San Francisco at Book D34, Page 481, Series C-124183.

    C. Assignor and Assignee are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the Property and Assignor has agreed to assign and Assignee has agreed to assume the Lease.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

    (a) Assignor assigns and transfers to Assignee all of the right, title and interest of Assignor in, to and under the Lease.

    (b) Assignor warrants to Assignee that Assignor has the right and authority to assign and transfer to Assignee the Lease.

    (c) Assignee assumes as of and from the date hereof all of Assignor's obligations under the Lease.

    (d) Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses (including reasonable attorneys' fees and expenses), accruing on or after the date hereof and arising out of the Lease.

    (e) Assignee further agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses (including reasonable attorneys' fees and expenses), whenever arising or accruing, with respect to any and all claims and liabilities relating to current or former employees of Tenant, whether with respect to the Worker Adjustment and Retraining Notification Act, codified at 29 U.S.C. Section2101 et. seq., or otherwise.

    (f) In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor or Assignee under this Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees and costs. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

    (g) This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest and assigns.

    (h) This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute one and the same instrument.

    (i) This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

    IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

HT-HOTEL EQUITIES, INC.                       UNION SQUARE HOTEL PARTNERS, L.P.,
a Delaware corporation                        a Delaware limited partnership
By ---------------------------------------    By: UNION SQUARE/ GP Corp.,
Title --------------------------------------     its general partner
By: ---------------------------------------   By: ---------------------------------------
Title --------------------------------------     Jeffrey Carter, President

STATE OF                          )
                                  : ss.
COUNTY OF                         )

    On the ____ day of _________, 199_, before me, _______ _______ _______
_______ _______, personally appeared _______ _______ _______ _______ _______ / /
personally known to me or / / proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

---------------------------------------------
(SEAL)

STATE OF                          )
                                  : ss.
COUNTY OF                         )

    On the ____ day of _________, 199_, before me, _______ _______ _______
_______ _______, personally appeared _______ _______ _______ _______ _______ / /
personally known to me or / / proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

---------------------------------------------
(SEAL)

                        EXHIBIT A TO ASSIGNMENT OF LEASE
                               LEGAL DESCRIPTION

All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10- 3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street
117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10- 3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.

                                                            EXHIBIT F TO ANNEX A

                                   EXHIBIT F
                         FORM OF NON-FOREIGN AFFIDAVIT

                              [See Following Page]

                            NON-FOREIGN AFFIDAVIT OF
                       UNION SQUARE HOTEL PARTNERS, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

    Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. In addition, Section 18805 of the California Revenue and Taxation Code, as amended (the "R&T CODE"), provides that a transferee of a California real property interest must withhold tax if the transferor's last known street address is outside the boundaries of the State of California. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. and California real property interest by UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("TRANSFEROR"), the undersigned Transferor hereby certifies as follows:

    1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the IRC and the regulations promulgated thereunder);

    2.  Transferor's U.S. taxpayer I.D. number is ________; and

    3.  Transferor's office address is ________________.               .

    Transferor understands that this certification may be disclosed to the Internal Revenue Service and/or the California Franchise Tax Board and that any false statement contained herein could be punished by fine, imprisonment, or both.

    Under penalties of perjury, Transferor declares that it has examined the foregoing certification and it is true, correct, and complete.

                                          "TRANSFEROR"
                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                          a Delaware limited partnership
                                          By:      Union Square/GP Corp.
                                                 a Delaware orporation
                                          Its:      General Partner

                                                    By: ________________________
                                                 Print Name: Jeffrey C. Carter
                                                 Print Title: President

                                                            EXHIBIT G TO ANNEX A

                                   EXHIBIT G
                           FORM OF ESTOPPEL AGREEMENT

                              [See Following Page]

               ESTOPPEL AGREEMENT OF CALIFORNIA HYATT CORPORATION

                                             ___________, 199_

HT-Hotel Equities, Inc.
200 West Madison
Chicago, Illinois 60606
Attention: General Counsel
Union Square Hotel Partners, L.P.
c/o Union Square/GP Corp.
3 World Financial Center, 29th Floor
New York, New York 10285-2900

        RE: Grand Hyatt San Francisco

Ladies and Gentlemen:

    California Hyatt Corporation, a Delaware corporation ("TENANT"), as lessee and operator, and Union Square Hotel Partners, L.P., a Delaware limited partnership ("LANDLORD"), as successor-in-interest to the lessor and as owner, are parties to that certain Agreement and Lease, dated January 4, 1973, as amended by First Amendment to Lease dated as of August 29, 1986, Second Amendment to Lease dated as of May 1, 1989, Third Amendment to Lease dated as of June 30, 1992, and Fourth Amendment to Lease dated as of August 29, 1996 (collectively, the "LEASE"), pursuant to which Landlord has leased to Tenant for Tenant's operation in accordance therewith, certain real property and improvements thereon (collectively, the "PROPERTY") located in San Francisco County, California, which Property is more particularly described in Exhibit "A" attached hereto. Tenant understands that HT-Hotel Equities, Inc., a Delaware corporation ("PURCHASER"), has entered into an agreement with Landlord to purchase the Property, subject to the Lease. Landlord has requested that Tenant deliver this Estoppel Certificate to Purchaser and Landlord, and by delivering this Estoppel Certificate to Purchaser, Tenant acknowledges that Landlord has advised Tenant of the prospective transaction described in this paragraph.

    Tenant hereby certifies to Landlord and to Purchaser, as of the date hereof, as follows:

     1. Lease. The Lease attached hereto as Exhibit "B" is a true, correct, and complete copy of the Lease, is in full force and effect, and Landlord and Tenant have not entered into any other agreement that has modified, supplemented, or amended in any way the terms or provisions of the Lease, and the Lease represents the entire agreement between Landlord and Tenant as to the Property and the premises demised thereunder.

     2. Landlord's Obligations. Landlord has done all things required of Landlord under the Lease to be done as of the date hereof, and Tenant, as of the date hereof, has no offset, defense, deduction, or claim against Landlord, and Landlord is not in default under the Lease, and no event has occurred which, with the passage of time or with the giving of notice, or both, would result in a default by Landlord under the Lease.

     3. Rent. Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession.

     4. Purchase Rights. Except as expressly provided in the Lease, Tenant has no right to renew or extend the term of the Lease, nor any option or preferential right to purchase all or any part of the premises demised thereunder or all or any part of the Property, nor any right, title, or interest with respect to the Property other than as a tenant and operator of the Property under the Lease.

     5. Security Deposit. Landlord holds no security or other deposit of Tenant, and all security or other deposits of Tenant previously held by Landlord have been refunded in full to Tenant.

     6. Assignment and Subletting. Tenant has not assigned any of its rights under the Lease, and except as described on Exhibit "C" attached hereto, has not sublet the demised premises to any sublessee. Except as described on Exhibit "C", no one except Tenant and its employees occupies the premises demised under the Lease.

     7. Insurance. All insurance, if any, required to be maintained by Tenant under the Lease is presently in full force and effect.

     8. Pending Actions. No actions, voluntary or otherwise, are pending against Tenant under the bankruptcy, insolvency, or similar laws of the United States or any state thereof.

     9. Consent to Sale. Tenant acknowledges and consents to Landlord's sale of the Property and assignment of the Lease to Purchaser.

    10.  Notices.  The address for notices to be sent to Tenant is ____________.

                                          Very truly yours,
                                          CALIFORNIA HYATT CORPORATION,
                                          a Delaware corporation
                                          By:
                                             -----------------------------------

                                          Print Name:
                                                    ----------------------------

                                          Print Title:
                                                   -----------------------------

                           LANDLORD'S CERTIFICATION:

    By its execution hereof, Landlord hereby certifies to Tenant and to Purchaser that Tenant has done all things required of Tenant under the Lease to be done as of the date hereof, and Landlord, as of the date hereof, has no offset, defense, deduction, or claim against Tenant (other than for the payment of rent under the Lease not yet due and payable), and Tenant is not in default under the Lease, and no event has occurred which, with the passage of time or with the giving of notice, or both, would result in a default by Tenant under the Lease.

                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                            a Delaware limited partnership
                                          By: Union Square/GP Corp.
                                             a Delaware corporation
                                          Its: General Partner

                                          By:
                                             -----------------------------------

                                          Print Name: Jeffrey C. Carter
                                          Print Title: President

                       Exhibit "A" to Estoppel Agreement
                         LEGAL DESCRIPTION OF PROPERTY

All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10-3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.

                       Exhibit "B" to Estoppel Agreement
                                     LEASE

                                [To Be Attached]

                       Exhibit "C" to Estoppel Agreement
                                   SUBLEASES

                                [To Be Attached]

                                                            EXHIBIT H TO ANNEX A

                                   EXHIBIT H
                               LIST OF CONTRACTS

1. Lease Agreement, dated as of September 15, 1989, by and between Seller and Telerent Leasing Corporation, as amended by Lease Addendum #II executed by Seller on September 24, 1994

2. Lease Renewal Agreement, dated as of November 21, 1995, by and between Seller and M&SD Financial Services, a division of Electronic Data Systems Corporation

                                                            EXHIBIT I TO ANNEX A

                                   EXHIBIT I
                                LIST OF PERMITS

1. Permit to Operate Underground Storage Tank, effective February 1, 1996 and expiring February 1, 1997, issued to Seller by the Department of Public Health of the City and County of San Francisco for Tank No. 017020001001 (diesel fuel).

                                                            EXHIBIT J TO ANNEX A

                                   EXHIBIT J
                      FORM OF LIMITED PARTNER VOTE NOTICE

                              [See Following Page]

                          LIMITED PARTNER VOTE NOTICE

                                             [Date]

To:   HT-Hotel Equities, Inc.
     First American Title Insurance Company

From: Union Square Hotel Partners, L.P.

        Re: Grand Hyatt San Francisco

    Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 4, 1996 (the "Purchase Agreement") by and among HT-Hotel Equities, Inc., Union Square Hotel Partners, L.P., and First American Title Insurance Company.

    This notice shall serve to inform you that a meeting (the "Meeting") of the limited partners and unit holders (collectively, the "Limited Partners") of Union Square Hotel Partners, L.P. was held on ______, 199_ at which time the Limited Partners voted to [approve/disapprove] the sale of the Property in accordance with the terms and conditions of the Purchase Agreement.

    The undersigned hereby certifies that the Meeting was duly noticed and held in accordance with the terms of the Seller's Partnership Agreement and that a vote of the Limited Partners was solicited at such Meeting in accordance with the Proxy Materials.

                                          Very truly yours,
                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                          a Delaware limited partnership
                                          By:  Union Square/GP Corp.,
                                              a Delaware corporation, its
                                          General Partner

                                               By:
 -------------------------------------------------------------------------------
                                                Jeffrey C. Carter
                                                President

                                                                         ANNEX B

                        ALLOCATION AND RELEASE AGREEMENT

    THIS ALLOCATION AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of November 1, 1996 by and between CAPITAL GROWTH MORTGAGE INVESTORS, L.P., a Delaware limited partnership ("Lender") and UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership (formerly known as Shearson Union Square Associates Limited Partnership, a Delaware limited partnership) ("Borrower").

                                R E C I T A L S

    WHEREAS, Borrower is the owner of that certain property located in San Francisco, California, as more particularly described on Exhibit A attached hereto, commonly known as the Grand Hyatt San Francisco hotel (the "Hotel");

    WHEREAS, Lender is the holder of the following promissory notes made by Borrower (collectively, the "Promissory Notes"): (i) the Zero Coupon Mortgage Note due January 2, 1997, dated as of August 20, 1986, as amended and restated as of June 30, 1992, in the original principal amount of $13,325,000 and the face amount of $42,207,708.58 (the "Secured Note"), (ii) the Promissory Note, dated May 1, 1989, in the original principal amount of $1,000,000 (the "May 1 Note"), and (iii) the Note, dated as of July 12, 1991, in the original principal amount of $1,611,952.35 (the "July 12 Note" and, collectively with the May 1 Note, the "Unsecured Notes");

    WHEREAS, the Secured Note is a non-recourse note which is secured by: (i) that certain second priority Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of August 29, 1986, encumbering the Hotel, as amended (as so amended, the "Deed of Trust") by that certain First Agreement Supplementing Capital Growth Deed of Trust and Capital Growth Assignment of Lessor's Interest in Leases, Security Agreement and Fixture Filing, dated as of June 30, 1992 (the "First Supplement") and (ii) that certain second priority Assignment of Lessor's Interest in Leases, dated as of August 29, 1986, as amended by the First Supplement (as so amended, the "Assignment of Leases");

    WHEREAS, both the first priority mortgage debt encumbering the Hotel (the "First Mortgage Debt") and the Secured Note are scheduled to mature and become due and payable on January 2, 1997;

    WHEREAS, in order to generate funds to apply toward, among other things, the repayment of the First Mortgage Debt and the Secured Note, Borrower anticipates entering into a purchase and sale agreement (the "Purchase Agreement") with an affiliate ("Buyer") of Hyatt Corporation for the sale (the "Sale") of the Hotel in consideration for (a) a cash purchase price (the "Gross Purchase Price") of $126,900,000, (b) Buyer's assumption of mortgage debt subordinate to the Secured Note, and (c) the covenants, representations, warranties and indemnities made by Buyer and contained in the Purchase Agreement and in the property transfer documents executed in connection therewith, with no other consideration of any kind being paid by Buyer to Borrower;

    WHEREAS, the Unsecured Notes will mature and become due and payable (to the extent of sufficient sales proceeds) upon the consummation of the Sale;

    WHEREAS, the net proceeds that Borrower expects to receive from the payment of the Gross Purchase Price in connection with the Sale, after the payment of transaction costs, the making of closing adjustments and the repayment of the First Mortgage Debt (the "Net Sales Proceeds"), would not be sufficient to repay in full the obligations of the Borrower under the Promissory Notes (the "Obligations");

    WHEREAS, in consideration of Borrower's efforts and expense in connection with the sale of the Hotel, Borrower will be entitled to retain a portion of the Net Sales Proceeds for distribution to its constituent partners;

    WHEREAS, Lender and Borrower have each determined that, taking into account a number of factors (including, without limitation, the terms of the agreement and lease pursuant to which the Hotel is managed by California Hyatt Corporation), an orderly sale of the Hotel by Borrower (and not by Lender or any other third party) is the means most likely to result in the maximum amount of Net Sales Proceeds;

    WHEREAS, Lender, in order to maximize such Net Sales Proceeds, to avoid costly and time-consuming foreclosure proceedings and/or litigation, which could result if Borrower failed to sell the Hotel on or before the maturity of the Secured Note, and in consideration of Borrower's undertakings and efforts with respect to the sale of the Hotel, is willing to accept the "Pay-Off Amount" (as hereinafter defined) and allow Borrower to retain certain of the Net Sales Proceeds, upon the terms and conditions set forth herein;

    WHEREAS, Borrower and Lender have each engaged an independent financial advisor (collectively, the "Independent Advisors") to negotiate an allocation (the "Allocation") between Borrower and Lender of the anticipated Net Sales Proceeds, and the Independent Advisors have independently negotiated and presented an Allocation to Borrower and Lender;

    WHEREAS, Lender's Independent Advisor has opined to Lender that the Allocation is fair, from a financial point of view, to the limited partners of Lender and that the Allocation is at least as favorable to Lender as an allocation of proceeds would be if it were between unaffiliated parties in similar circumstances and, in reliance thereon, Lender has approved the Allocation;

    WHEREAS, Borrower's Independent Advisor has opined to Borrower that the Allocation is fair, from a financial point of view, to the limited partners of Borrower and that the Allocation is at least as favorable to Borrower as an allocation of proceeds would be if it were between unaffiliated parties in similar circumstances and, in reliance thereon, Borrower has approved the Allocation;

    WHEREAS, Lender and Borrower now desire to set forth their agreement with respect to the Allocation of Net Sales Proceeds and the satisfaction of the Obligations.

    NOW, THEREFORE, in consideration of the covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Sale of Hotel and Acceptance of Pay-Off Amount.

    a. Sale of Hotel. Lender shall permit Borrower to consummate the Sale generally in accordance with the terms of the Purchase Agreement, as the same may be amended or otherwise modified from time to time in Borrower's sole and absolute discretion, provided, however, that no such modification shall reduce the Gross Purchase Price to an amount which is not sufficient to yield Net Sales Proceeds in cash in an amount at least equal to the Pay-Off Amount, as defined below. Lender acknowledges that, pursuant to the Purchase Agreement, the Gross Purchase Price may be increased to a maximum of $132,000,000 under certain circumstances. Borrower shall deliver to Lender a fully executed copy of the Purchase Agreement within three (3) business days following the execution thereof by Buyer and Borrower. As used herein, the term, "Effective Date" shall mean the date that the Purchase Agreement becomes effective, as more particularly set forth therein. Borrower shall notify Lender of the Effective Date promptly following notification thereof to Borrower.

    b. Pay-Off Amount. The term "Pay-Off Amount" as used herein means the sum of the following amounts in cash:

    (1) the amount of $30,000,000, which amount includes the amount of $150,000 in reimbursement of costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with the transactions contemplated hereby (regardless of the actual amount of such costs and expenses), said $150,000 plus the amounts referred to in clause (2) below being the only amounts that Borrower shall be obligated to pay or reimburse to Lender for such costs and expenses, plus

    (2) the cost incurred by Lender in obtaining Lender's Fairness Opinion, provided that such cost shall not exceed the sum of $250,000, plus

    (3) in the event that the Gross Purchase Price is increased under the terms of the Purchase Agreement to an amount above $126,900,000, then one-half (1/2) of the amount of such excess shall additionally be payable to Lender, plus

    (4) in the event that the First Mortgage Debt is repaid in full upon the consummation of the Sale for less than $89,714,536 as a result of (i) the fact that the Sale is consummated prior to December 31, 1996, or (ii) the fact that as a result of an arithmetical error, the amount necessary to repay the First Mortgage Debt on December 31, 1996 is less than $89,714,536 (or correspondingly less as of some other date), or (iii) the fact that Borrower negotiates and obtains the agreement of the holder of the First Mortgage Debt to accept a discounted payment for the full satisfaction and release of the First Mortgage Debt, then, and only then, Borrower shall additionally pay to Lender an amount equal to the product of: (A) the difference between $89,714,536 and such lesser repayment amount, multiplied by (B) 0.8559947.

    c. Acceptance of Pay-Off Amount. Lender shall accept the Pay-Off Amount in full satisfaction of all of the outstanding Obligations.

    d. Time Deadline; Extension of Maturity of Secured Note. Borrower shall use its commercially reasonable best efforts to consummate the Sale on or before January 2, 1997, provided, however, that Borrower shall have until March 31, 1997 (the "Outside Closing Date") in which to obtain the approval of Borrower's limited partners to the Sale and to consummate the Sale. Lender hereby covenants and agrees that, unless foreclosure proceedings with respect to the First Mortgage Debt have been commenced, Lender shall not commence foreclosure proceedings with respect to the indebtedness evidenced by the Secured Note, or attempt to have a receiver appointed for the Hotel, until the first business day following the Outside Closing Date.

    e. Agreement Contingent. This Agreement is contingent upon the consummation of the Sale. In the event the Sale has not been consummated on or before the Outside Closing Date, this Agreement shall terminate and be of no further force or effect and Lender shall not thereafter be obligated to accept the Pay-Off Amount in satisfaction of the Obligations.

    f. Hotel Operation. From and after the date hereof, Borrower shall continue to operate the Hotel (to the extent within Borrower's control) materially in accordance with Borrower's past practices and the terms of the Operating Lease.

    g. No Other Consideration or Commission. Borrower represents and warrants to Lender that neither Borrower nor any affiliate of Borrower will be paid (directly or indirectly) any commission, fee or other consideration of any kind from Buyer (or its affiliates) on account of Buyer's purchase of the Hotel, whether pursuant to the Purchase Agreement, the property transfer documents executed in connection therewith, or otherwise, other than (a) the Gross Purchase Price, (b) the assumption of mortgage debt subordinate to the Secured Note, and (c) the covenants (relating to the Hotel and the transfer of the Hotel), representations, warranties and indemnities more particularly set forth in the Purchase Agreement and the property transfer documents executed in connection therewith (including, without limitation, Buyer's assumption of the landlord's obligations under the Operating Lease and with respect to the contracts, personal property and miscellaneous property assets in connection with Buyer's purchase of the Hotel). The Purchase Agreement (including the property transfer documents attached as exhibits thereto) is the entire agreement between the parties with respect to Buyer's purchase of the Hotel.

2.  Borrower's Retention of Certain Net Sales Proceeds.

    Lender acknowledges and agrees that the Independent Advisors agreed upon the Allocation based upon the assumption that the Net Sales Proceeds would not only be sufficient to pay to Lender the Pay-Off Amount, but would also be sufficient to enable Borrower to retain a portion of the Net Sales Proceeds.

Accordingly, Lender further acknowledges and agrees that, after payment to Lender of the Pay-Off Amount as contemplated herein, Borrower shall have the absolute right to keep and retain any and all remaining Net Sales Proceeds, free from any claim of Lender, in consideration of Borrower's undertakings and efforts regarding the Sale.

3.  Closing.

    a. Closing Date. The closing (the "Closing") of the satisfaction of the Obligations and the release of any and all collateral securing the same (the "Collateral") shall occur on the date (the "Closing Date") set forth in a written notice to Lender delivered by Borrower one (1) business day prior to the Closing, which Closing Date shall be no later than the Outside Closing Date. The Closing shall be conducted concurrently with the closing of the Sale and shall be made part of the escrow established by Borrower with First American Title Insurance Company (the "Title Company") with respect to the Sale.

    b. Lender's Closing Deliveries. No later than thirty days after the Effective Date, the following items shall be delivered by Lender to the Title Company, to be held in escrow by the Title Company pending the consummation of the Sale:

    (1) the original executed Promissory Notes;

    (2) releases and full reconveyances of the Collateral, to be prepared by Borrower in form and substance reasonably satisfactory to the parties (the "Collateral Releases"), all in form for recordation required in the State of California, together with the original Deed of Trust and the original Assignment of Leases and any other instruments reasonably required by the Title Company for the release and reconveyance of the Collateral;

    (3) UCC-3 Termination Statements for filing with the California Secretary of State and the County Recorder of San Francisco, California, evidencing the termination of Lender's security interests in the Collateral, to be prepared by Borrower in form and substance reasonably satisfactory to the parties;

    (4) an unconditional general release of Borrower and its general partner and affiliates of Borrower's general partner, duly executed by Lender, to be prepared by Borrower in form and substance reasonably satisfactory to the parties (the "General Release of Borrower");

    (5) an unconditional general release of each Additional Unsecured Lender (as hereinafter defined), duly executed by Lender to be prepared by Borrower in form and substance reasonably satisfactory to such Additional Unsecured Lender (each, a "General Release of Additional Unsecured Lender");

    (6) a Form 1099-A prepared by Borrower in form and substance satisfactory to Lender, to be filed by Lender with the Internal Revenue Service; and

    (7) wire transfer instructions for the payment to Lender of the Pay-Off Amount.

    c. Borrower's Closing Deliveries. At the Closing, the following items shall be delivered by Borrower to the Title Company to be held in escrow by the Title Company pending the consummation of the Sale:

    (1) instruction to the Title Company to pay the Pay-Off Amount to Lender out of Net Sales Proceeds;

    (2) an unconditional general release of Lender and its general partner and affiliates of Lender's general partner, duly executed by Borrower, in form and substance reasonably satisfactory to the parties (the "Borrower's General Release of Lender");

    (3) a certification made by the general partner of Borrower for the benefit of Lender setting forth each and every Additional Unsecured Lender holding unsecured debt of Borrower and the original and outstanding principal amount of such unsecured debt; and

    (4) evidence of the consent of each Additional Unsecured Lender to the transactions contemplated hereby, together with an unconditional general release(s) of Lender and its general partner and affiliates of Lender's general partner, duly executed by each Additional Unsecured Lender, in form and substance reasonably satisfactory to Lender (each, a "Release of Lender By Additional Unsecured Lender" and, collectively with Borrower's General Release of Lender, the "General Releases of Lender").

    d. Title Company Obligations. At Closing, Borrower shall cause the Title Company to (i) wire transfer the Pay-Off Amount and deliver the General Releases of Lender to Lender, (ii) cause the Collateral Releases to be filed and recorded in the appropriate offices and deliver conformed copies thereof to Borrower and Lender, (iii) deliver the Promissory Notes and the General Release of Borrower to Borrower, and (iv) deliver each General Release of Additional Unsecured Lender to the applicable Additional Unsecured Lender.

4.  Agreement and Release by Additional Unsecured Lender(s).

    It shall be a condition precedent to the obligations of Lender and Borrower hereunder that Borrower shall have obtained (or, in the case of clause (iii) of this Section 4, caused to be delivered to the Title Company at the Closing): (i) the agreement of any and all lender(s) holding unsecured debt of the Borrower other than the Unsecured Notes (each, an "Additional Unsecured Lender") to Borrower's retention of all Net Sales Proceeds in excess of the Pay-Off Amount as set forth herein, (ii) a general release of Borrower, its general partner and its affiliates by such Additional Unsecured Lender(s), and (iii) a Release of Lender by Additional Unsecured Lender executed by each Additional Unsecured Lender.

5.  Miscellaneous Provisions.

    a. Authority. Each party hereto represents and warrants to the other that it has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The person executing this Agreement on behalf of the general partner of each party hereto has been duly authorized to sign this Agreement on behalf of such general partner, but signs this Agreement only in such person's capacity as an officer of such general partner and shall have no personal liability with respect to this Agreement or the transactions contemplated hereby.

    b. Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    c. Integration of Agreement. This Agreement, together with the Exhibits hereto and that certain letter agreement between Borrower and Lender dated as of September 5, 1996 attached hereto as Exhibit B and incorporated herein by this reference, constitutes the entire agreement of the parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein.

    d. Further Assurances. The parties agree to mutually execute and deliver to each other, at, and from time to time after, the Closing, such other and further documents as may be reasonably required by counsel for the parties to carry into effect the purposes and intents of this Agreement, provided such documents are customarily delivered in similar transactions, and do not impose any material obligations upon any party hereunder except as set forth in this Agreement.

    e. Attorneys' Fees. In the event that any party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses reasonably incurred by the other parties in enforcing or establishing its rights hereunder, including, without being limited to, court costs and reasonable attorneys' fees, charges and disbursements.

    f. Modifications; Counterparts. This Agreement may not be modified, amended, altered or supplemented except by written agreement executed and delivered by the parties hereto. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any delivery of a counterpart signature by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

    g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as if this Agreement was made and to be performed wholly within such State.

    h. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    i. No Waiver. Except as otherwise expressly provided herein, the failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

    j. Headings. The Article and Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

    k. Recordation. No party hereto may record this Agreement. To the extent that any such filing is made in violation of the Agreement, the party effecting such filing shall indemnify, defend and hold the other harmless from and against any damages incurred by the other in connection therewith. The provisions of this paragraph shall survive the termination of this Agreement.

    l. No Modifications to Existing Loan Documents. Except to the extent expressly set forth herein, each of the loan documents executed and delivered in connection with the Promissory Notes shall remain unmodified and in full force and effect. Any material default by Borrower under this Agreement shall be deemed to constitute a default under the Secured Note. The parties expressly agree that this Agreement is contingent and is effective only upon the closing of the Sale under the terms and conditions set forth herein. Both Borrower and Lender agree that this Agreement does not constitute a modification of the Obligations within the meaning of Treasury Regulation section 1.1001-3.

    IN WITNESS WHEREOF, the parties hereto have executed this Allocation and Release Agreement as of the date and year first above written.

                             UNION SQUARE HOTEL PARTNERS, L.P.
                             By:       Union Square/GP Corp.,
                                     its general partner
                                       By: /s/ JEFFREY C. CARTER_____
                                       Name: Jeffrey C. Carter
                                       Title: President

                             CAPITAL GROWTH MORTGAGE
                               INVESTORS, L.P.
                             By:       CG Realty Funding Inc.,
                                     its general partner

                                       By: /s/ KENNETH L. ZAKIN______
                                       Name: Kenneth L. Zakin
                                       Title: President

                                                            EXHIBIT A TO ANNEX B

                                   EXHIBIT A
                               LEGAL DESCRIPTION

    All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10-3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.

                                                            EXHIBIT B TO ANNEX B

                                   EXHIBIT B
                                LETTER AGREEMENT

                    CAPITAL GROWTH MORTGAGE INVESTORS, L.P.
                            3 WORLD FINANCIAL CENTER
                                   29TH FLOOR
                               NEW YORK, NY 10285

                                                               September 5, 1996

PERSONAL AND CONFIDENTIAL

Jeffrey C. Carter
Union Square Hotel Partners, L.P.
3 World Financial Center, 29th Floor
New York, NY 10285

Dear Mr. Carter:

    The purpose of this letter is to set forth our understanding with regard to any written communication with investors, press release or other public written statement made by Capital Growth Mortgage Investors, L.P., a Delaware limited partnership, or Union Square Hotel Partners, L.P., a Delaware limited partnership, concerning the possible sale of the Grand Hyatt San Francisco (the "Hotel").

    In order to facilitate any potential sale of the Hotel and to allow the Hotel to be sold for the maximum price obtainable, we each agree that we shall consult with each other for a reasonable period of time before having any written communication with investors, issuing any press release or otherwise making any public written statement with respect to the possible sale of the Hotel and shall not have any such investor communication, issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or regulation.

    This letter agreement shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law thereof. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

    If you agree with the foregoing, please sign and return two copies of this letter agreement, which will constitute our agreement with respect to the subject matter of this letter agreement.

                             Very truly yours,
                             CAPITAL GROWTH MORTGAGE
                             INVESTORS, L.P.
                             By:       Capital Growth Realty
                                     Funding, Inc.
                                     its general partner
                             By:        /s/ KENNETH L. ZAKIN_____
                                       Kenneth L. Zakin
                                       President

Confirmed and agreed to as of
the date first above written
UNION SQUARE HOTEL PARTNERS, L.P.
By: Union Square/GP Corp.,
   its general partner
By /s/ JEFFREY C. CARTER_____
   Jeffrey C. Carter
   President

                                                                         Annex C

                         CONSENT AND RELEASE AGREEMENT

    THIS CONSENT AND RELEASE AGREEMENT (this "Agreement") is made and entered
into as of November   , 1996 by and among LEHMAN LENDING CORP., a Delaware
corporation (formerly known as Shearson Lending Corp., a Delaware corporation) ("Lehman Lending"), LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (formerly known as Shearson Lehman Brothers Holdings Inc.) ("Holdings") and UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership (formerly known as Shearson Union Square Associates Limited Partnership, a Delaware limited partnership) ("Borrower").

                                R E C I T A L S

    WHEREAS, Borrower is the owner of that certain property located in San Francisco, California and commonly known as the Grand Hyatt San Francisco hotel (the "Hotel");

    WHEREAS, Lehman Lending is the holder of that certain Restructuring Expense Note, dated as of June 30, 1992 (the "Lehman Lending Note") made by Borrower in favor of Shearson Lending Corp., in the original principal amount of $1,000,000;

    WHEREAS, Holdings is the holder of that certain Amended and Restated Note, dated as of June 28, 1990 (the "Holdings Note") made by Borrower in favor of Shearson Lehman Brothers Holdings Inc., in the original principal amount of $10,000,000;

    WHEREAS, Capital Growth Mortgage Investors, L.P. ("CapGrowth") is the holder of the following promissory notes made by Borrower (collectively, the "CapGrowth Notes"): (i) the Zero Coupon Mortgage Note due January 2, 1997, dated as of August 20, 1986, as amended and restated as of June 30, 1992, in the original principal amount of $13,325,000 and the face amount of $42,207,708.58 (the "CapGrowth Secured Note"), (ii) the Promissory Note, dated May 1, 1989, in the original principal amount of $1,000,000 (the "May 1 Note"), and (iii) the Note, dated as of July 12, 1991, in the original principal amount of $1,611,952.35 (the "July 12 Note" and, collectively with the May 1 Note, the "CapGrowth Unsecured Notes");

    WHEREAS, the CapGrowth Secured Note is a non-recourse note which is secured by: (i) that certain second priority Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of August 29, 1986, encumbering the Hotel, as amended (as so amended, the "Deed of Trust") by that certain First Agreement Supplementing Capital Growth Deed of Trust and Capital Growth Assignment of Lessor's Interest in Leases, Security Agreement and Fixture Filing, dated as of June 30, 1992 (the "First Supplement") and (ii) that certain second priority Assignment of Lessor's Interest in Leases, dated as of August 29, 1986, as amended by the First Supplement (as so amended, the "Assignment of Leases");

    WHEREAS, the first priority mortgage debt encumbering the Hotel (the "First Mortgage Debt"), the Lehman Lending Note and the CapGrowth Secured Note are each scheduled to mature and become due and payable on January 2, 1997;

    WHEREAS, in order to generate funds to apply toward, among other things, the repayment of the First Mortgage Debt and the Secured Note, Borrower anticipates entering into a purchase and sale agreement (the "Purchase Agreement") with an affiliate ("Buyer") of Hyatt Corporation for the sale (the "Sale") of the Hotel in consideration for (a) a cash purchase price (the "Gross Purchase Price") of $126,900,000, (b) Buyer's assumption of mortgage debt subordinate to the Secured Note, and (c) the covenants, representations, warranties and indemnities made by Buyer and contained in the Purchase Agreement and in the property transfer documents executed in connection therewith, with no other consideration of any kind being paid by Buyer to Borrower;

    WHEREAS, the Holdings Note and the CapGrowth Unsecured Notes will mature and become due and payable (to the extent of sufficient sales proceeds) upon the consummation of the Sale;

    WHEREAS, the net proceeds that Borrower expects to receive from the payment of the Gross Purchase Price in connection with the Sale, after the payment of transaction costs, the making of closing adjustments and the repayment of the First Mortgage Debt (the "Net Sales Proceeds"), would not be sufficient to repay in full the obligations of the Borrower under the CapGrowth Secured Note and would therefore be insufficient to permit any repayment of the CapGrowth Unsecured Notes, the Holdings Note or the Lehman Lending Note;

    WHEREAS, in consideration of Borrower's undertakings and efforts in connection with the sale of the Hotel, CapGrowth will permit Borrower to retain a portion of the Net Sales Proceeds for distribution to Borrower's constituent partners, upon the terms and conditions set forth in that certain Allocation and Release Agreement, dated as of November 1, 1996 (the "CapGrowth Allocation Agreement") by and between CapGrowth and Borrower, a copy of which is attached hereto as Exhibit A, provided that Borrower (i) obtain the consent of its unsecured lenders to the provisions of the CapGrowth Allocation Agreement, including, without limitation, to the retention by Borrower of a portion of the Net Sales Proceeds, (ii) obtain the release by Holdings and Lehman Lending of Borrower from any obligations under the Holdings Note and the Lehman Lending Note, respectively, and (iii) obtain general releases of Borrower, CapGrowth and their respective general partners and affiliates from each of Lehman Lending and Holdings in their capacities as unsecured creditors of Borrower;

    WHEREAS, Holdings and Lehman Lending have also agreed to permit Borrower to retain a portion of the Net Sales Proceeds (to the extent set forth in the CapGrowth Allocation Agreement) in consideration of Borrower's undertakings and efforts in connection with the Sale of the Hotel; and

    WHEREAS, Holdings, Lehman Lending and Borrower now desire to set forth their agreement with respect to the release and forgiveness of the Holdings Note and the Lehman Lending Note.

    NOW, THEREFORE, in consideration of the covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.  Consent by Holdings.

    Holdings hereby consents to the terms and provisions of the CapGrowth Allocation Agreement.

    2.  Consent by Lehman Lending.

    Lehman Lending hereby consents to the terms and provisions of the CapGrowth Allocation Agreement.

    3.  Extension of Maturity of Lehman Lending Note.

    In order to permit Borrower sufficient time in which to consummate the Sale, Lehman Lending and Borrower hereby agree that the maturity date of the Lehman Lending Note shall be extended until March 31, 1997, regardless of the maturity of the First Mortgage Debt.

    4. Release of Indebtedness and Borrower's Retention of Certain Net Sales Proceeds.

    Each of Holdings and Lehman Lending acknowledges and agrees that, upon consummation of the Sale and after payment to CapGrowth of the Pay-Off Amount as contemplated by (and as such term is defined in) the CapGrowth Allocation Agreement, Holdings and Lehman Lending shall cause all of Borrower's obligations under, respectively, the Holdings Note and the Lehman Lending Note and each of the respective loan documents executed in connection therewith to be fully and unconditionally released and forgiven, and Borrower shall have the absolute right to keep and retain any and all remaining Net Sales Proceeds, free from any claim of Holdings or Lehman Lending.

    5.  Closing.

    a. Closing Date. The closing (the "Closing") of the satisfaction and release of Borrower's obligations under the Holdings Note and the Lehman Lending Note and each of the loan documents executed in connection therewith shall occur on the date (the "Closing Date") set forth in a written notice to Holdings and Lehman Lending delivered by Borrower at least one (1) business day prior to the Closing, which Closing Date shall be no later than March 31, 1997. The Closing shall be conducted concurrently with the closing of the Sale and shall be made part of the escrow established by Borrower with First American Title Insurance Company (the "Title Company") with respect to the Sale.

    b. Closing Deliveries of Holdings and Lehman Lending. No later than thirty days after the "Effective Date" (as defined in the Purchase Agreement), the following items shall be delivered by Holdings and/ or Lehman Lending (as applicable) to the Title Company, to be held in escrow by the Title Company pending the consummation of the Sale:

    (1) the original executed Holdings Note;

    (2) the original executed Lehman Lending Note;

    (3) an unconditional general release of Borrower, its general partner and affiliates of Borrower's general partner, duly executed by Holdings and Lehman Lending, to be prepared by Borrower, and to be in form and substance reasonably satisfactory to the parties (the "General Release of Borrower");

    (4) an unconditional general release of CapGrowth, its general partner and affiliates of CapGrowth's general partner, duly executed by Holdings and Lehman Lending, to be prepared by Borrower, and to be in form and substance reasonably satisfactory to CapGrowth (the "General Release of CapGrowth"); and

    (5) instructions to the Title Company to mark each of the Holdings Note and the Lehman Lending Note "Cancelled" upon delivery to CapGrowth of the Pay-Off Amount.

    c. Borrower's Closing Deliveries. No later than thirty days after the Effective Date, the following items shall be delivered by Borrower to the Title Company to be held in escrow by the Title Company pending the consummation of the Sale:

    (1) instruction to the Title Company to pay the Pay-Off Amount to CapGrowth out of Net Sales Proceeds;

    (2) an unconditional general release of Holdings and Lehman Lending and the affiliates of each, duly executed by Borrower and CapGrowth, in form and substance reasonably satisfactory to the parties (the "General Release of Holdings and Lehman Lending").

    d. Title Company Obligations. At Closing, Borrower shall cause the Title Company to (i) deliver the General Release of Holdings and Lehman Lending to Holdings and Lehman Lending, and (ii) deliver the Holdings Note, the Lehman Lending Note and the General Release of Borrower to Borrower.

    6.  Agreement and Release By CapGrowth.

    It shall be a condition precedent to the obligations of Holdings, Lehman Lending and Borrower hereunder that Borrower shall have obtained (or, in the case of clause (iii) of this Section 6, caused to be delivered to the Title Company at the Closing): (i) a fully executed CapGrowth Allocation Agreement,
(ii) a general release of Borrower, its general partner and its affiliates by CapGrowth, and (iii) the General Release of Holdings and Lehman Lending, executed by CapGrowth.

    7.  Miscellaneous Provisions.

    a. Authority. Each party hereto represents and warrants to the other that it has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The person executing this Agreement on behalf of the general partner of each party hereto has been duly authorized to sign this Agreement on behalf of such general partner, but signs this Agreement only in such person's capacity as an officer of such general partner and shall have no personal liability with respect to this Agreement or the transactions contemplated hereby.

    b. Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    c. Integration of Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement of the parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein.

    d. Further Assurances. The parties agree to mutually execute and deliver to each other, at, and from time to time after, the Closing, such other and further documents as may be reasonably required by counsel for the parties to carry into effect the purposes and intents of this Agreement, provided such documents are customarily delivered in similar transactions, and do not impose any material obligations upon any party hereunder except as set forth in this Agreement.

    e. Attorneys' Fees. In the event that any party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses reasonably incurred by the other parties in enforcing or establishing its rights hereunder, including, without being limited to, court costs and reasonable attorneys' fees, charges and disbursements.

    f. Modifications; Counterparts. This Agreement may not be modified, amended, altered or supplemented except by written agreement executed and delivered by the parties hereto. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any delivery of a counterpart signature by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

    g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as if this Agreement was made and to be performed wholly within such State.

    h. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    i. No Waiver. Except as otherwise expressly provided herein, the failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

    j. Headings. The Article and Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

    k. Recordation. No party hereto may record this Agreement. To the extent that any such filing is made in violation of the Agreement, the party effecting such filing shall indemnify, defend and hold the other harmless from and against any damages incurred by the other in connection therewith. The provisions of this paragraph shall survive the termination of this Agreement.

    l. No Modifications to Existing Loan Documents. Except to the extent expressly set forth herein, each of the loan documents executed and delivered in connection with the Lehman Lending Note and the Holdings Note shall remain unmodified and in full force and effect.

    m. Agreement Contingent. This Agreement is contingent upon the consummation of the Sale. In the event the Sale has not been consummated on or before March 31, 1997, this Agreement shall terminate and be of no further force or effect. Borrower, Holdings and Lehman Lending each hereby agrees that this Agreement does not constitute a modification of the Lehman Lending Note or the Holdings Note within the meaning of Treasury Regulation section 1.1001-3.

    IN WITNESS WHEREOF, the parties hereto have executed this Consent and Release Agreement as of the date and year first above written.

                                          UNION SQUARE HOTEL PARTNERS, L.P.,
                                            a Delaware limited partnership

                                          By: Union Square/GP Corp.,
                                             its general partner
                                          By: /s/ Jeffrey C. Carter_____________
                                          Name: Jeffrey C. Carter
                                          Title:  President

                                          LEHMAN BROTHERS HOLDINGS INC.,
                                            a Delaware corporation

                                          By: /s/ Karen Muller__________________
                                          Name: Karen Muller
                                          Title:  Vice President

                                          LEHMAN LENDING CORP.,
                                            a Delaware corporation

                                          By: /s/ Karen Muller__________________
                                          Name: Karen Muller
                                          Title:  Vice President

                                                            EXHIBIT A TO ANNEX C

                                   EXHIBIT A
                         CAPGROWTH ALLOCATION AGREEMENT

                [Reproduced as Annex B to this Proxy Statement.]

--------------------------------------------------------------------------------

                                                               [LOGO]

                                                                         ANNEX D

                                             November 1, 1996

Union Square Hotel Partners, L.P.
c/o Union Square/GP Corp.
3 World Financial Center, 29th Floor
New York, NY 10285

Dear Sirs:

    We understand that Union Square Hotel Partners, L.P. (the "Partnership") proposes to enter into an agreement for the sale (the "Sale") of the Grand Hyatt San Francisco (the "Hotel") to an affiliate of the Hyatt Corporation (the "Buyer"). We understand that the proceeds of the Sale (the "Gross Sales Proceeds") of $126.9 million will be used to repay the obligation of the Partnership to the first lien holder, the Bank of Nova Scotia ("BNS"), in its entirety, and the obligation to the second lien holder, Capital Growth Mortgage Investors, L.P. ("Cap Growth"), in an amount less than the face amount of its debt, based upon an Allocation and Release Agreement (the "Agreement") between Cap Growth and the Partnership. Different affiliates of Lehman Brothers Holdings Inc. serve, respectively, as general partner of the Partnership and Cap Growth as described below.

    The Agreement provides, among other things, that the portion of the Gross Sales Proceeds remaining after the payment of transaction costs and the repayment in full of the BNS first priority mortgage debt (such remaining Gross Sales Proceeds being hereinafter referred to as the "Net Sales Proceeds") will be allocated (the "Allocation") between Cap Growth and the Partnership such that Cap Growth will receive $29.85 million of the Net Sales Proceeds plus $150,000 of expenses in full satisfaction of all obligations of the Partnership to Cap Growth, and the Partnership will retain the remainder of the Net Sales Proceeds, estimated to be approximately $5.0 million if the closing occurred on or about December 31, 1996. The foregoing Allocation may be adjusted under certain circumstances if the Gross Sales Proceeds exceed $126.9 million or if there is a change in the amount necessary to pay off BNS.

    We were retained by the general partner of the Partnership, Union Square/GP Corp. (the "General Partner"), on behalf of the Partnership, to independently negotiate the Allocation with an independent advisor to Cap Growth (the "Cap Growth Advisor") without involvement or participation by the General Partner or the Partnership. The Allocation resulted from the direct negotiations between us and the Cap Growth Advisor and thereafter was submitted to the General Partner for its approval on behalf of the Partnership. The Agreement reached by Cap Growth and the General Partner reflects the results of our negotiation with the Cap Growth Advisor and recommendation to the General Partner.

    You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the Partnership's unitholders of the Allocation and as to whether the amount of the Allocation is at least as favorable to the Partnership as might have been obtained if it were with an unaffiliated lender in similar circumstances.

    In connection with our opinion set forth herein, we have, among other things:

    (i) reviewed the Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "Commission") for the fiscal years ended December 31, 1992 through December 31, 1995 with respect to the Partnership;

    (ii) reviewed the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, and June 30, 1996, filed with the Commission by the Partnership;

   (iii) reviewed such legal documentation as we deemed necessary;

    (iv) reviewed certain internal financial statements and financial operating data concerning the Partnership and the Hotel, prepared, respectively, by the General Partner and management of the Hotel;

    (v) reviewed and discussed with the General Partner certain financial information, including financial forecasts, estimated cash balances at closing, business conditions, earnings, assets and prospects of the Partnership, prepared by the General Partner or its advisors;

    (vi) discussed the past and current relationship between the Partnership and Cap Growth with the General Partner;

   (vii) discussed the prices and trading activity of the Partnership's Units with the General Partner;

  (viii) reviewed the final Agreement, dated as of November 1, 1996; and

    (ix) performed such other analyses and reviewed and analyzed such other information as we deemed appropriate.

    In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Partnership or obtained by us from other sources, and upon the assurance of the General Partner that it is unaware of any information or facts that would make the information provided to us incomplete or misleading. We have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of the Partnership or the Hotel or been furnished with any such appraisals. With respect to financial forecasts furnished to us by the Partnership or its advisors, we have been advised by the General Partner, and we have assumed, that they have been reasonably prepared and reflect the best currently available estimates and judgment of the General Partner as to the expected future financial performance of the Hotel.

    Our opinion is necessarily based upon economic, market and other conditions as they exist on, and the information made available to us as of, the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion expressed herein which may come or be brought to our attention after the date hereof.

    Schroder Wertheim & Co. Incorporated, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for real estate, corporate and other purposes.

    As part of the negotiation with the Cap Growth Advisor, Schroder Wertheim & Co. Incorporated was authorized by the General Partner to divulge to the Cap Growth Advisor the Gross Sales Proceeds.

    The opinion expressed herein does not constitute a recommendation as to any action the Partnership, General Partner or any unitholders of the Partnership should take in connection with the Sale. Such opinion relates solely to the fairness, from a financial point of view, of the Allocation. We express no opinion herein as to the structure, terms or effect of any other aspect of the Sale.

    This letter is for the information of the Partnership and the General Partner for use in their consideration of the fairness, from a financial point of view, of the Allocation. This letter may not be publicly referred to by the Partnership without our prior written consent. Notwithstanding the foregoing, this letter and appropriate accompanying references to this letter and to Schroder Wertheim & Co. Incorporated may be included in communications by the Partnership to its unitholders and/or in any filings or other communications with the Commission or other regulatory agencies; provided, however, that any such accompanying references or descriptions of this letter shall be subject to the prior written consent of Schroder Wertheim & Co. Incorporated, which shall not be unreasonably withheld or delayed.

    Based upon and subject to the foregoing, we are of the opinion, as investment bankers, that the Allocation is fair, from a financial point of view, to the unitholders of the Partnership and in that context, the amount of the Allocation is at least as favorable to the Partnership as might have been obtained if the Allocation had been made with an unaffiliated lender in similar circumstances.

                                          Very truly yours,
                                          SCHRODER WERTHEIM & CO.
                                            INCORPORATED
                                          By:          /s/ MICHAEL GRAD

                                             -----------------------------------

                                                        Michael Grad
                                                      Managing Director

                                                                         ANNEX E
                                                                [CONFORMED COPY]

                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        SHEARSON UNION SQUARE ASSOCIATES
                              LIMITED PARTNERSHIP

                         DATED AS OF SEPTEMBER 1, 1986

                        SHEARSON UNION SQUARE ASSOCIATES
                              LIMITED PARTNERSHIP
                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   -----
ARTICLE I: DEFINED TERMS

     1.1   Defined Terms......................................................................................           1

                                                                                 ARTICLE II: FORMATION: NAME AND OFFICES

      2.1  Formation of the Partnership.......................................................................           5
      2.2  Name and Offices of Partnership....................................................................           5

ARTICLE III: TERM

      3.1  Term of the Partnership............................................................................           6

ARTICLE IV: PURPOSES OF THE PARTNERSHIP

      4.1  Purposes of the Partnership........................................................................           6

ARTICLE V: PRINCIPAL PLACE OF BUSINESS

      5.1  Principal Place of Business........................................................................           6

ARTICLE VI: NAMES AND ADDRESSES OF PARTNERS

      6.1  Name and Address of General Partner................................................................           6
      6.2  Name and Address of Assignor Limited Partner.......................................................           6

ARTICLE VII: CAPITAL CONTRIBUTIONS

      7.1  Initial Contribution...............................................................................           6
      7.2  Public Offering of Units...........................................................................           6
      7.3  Subscriptions......................................................................................           7
      7.4  Escrow Account.....................................................................................           7
      7.5  Distributions from Escrow Account..................................................................           7
      7.6  Assignment of Interests to Unit Holders............................................................           7
      7.7  Purchase of Units by General Partner or Affiliates.................................................           7

ARTICLE VIII: COMPENSATION OF GENERAL PARTNER AND AFFILIATES

      8.1  Acquisition Fees...................................................................................           8
      8.2  Commissions........................................................................................           8
      8.3  Loan Fees..........................................................................................           8
      8.4  Subordinated Disposition Fee.......................................................................           9

ARTICLE IX: INCOME, LOSSES AND CASH DISTRIBUTIONS

      9.1  Distributions of Net Cash Flow.....................................................................           9
      9.2  Distributions of Sale or Refinancing Proceeds......................................................          10
      9.3  Allocations of Profits or Losses...................................................................          11
      9.4  Status of Limited Partners.........................................................................          14
      9.5  Date of Assignment or Transfer.....................................................................          14
      9.6  Capital Accounts...................................................................................          14
      9.7  Conditions Precedent to Return of Capital Contributions............................................          14
      9.8  Interest of General Partner........................................................................          15
      9.9  Allocations and Adjustments to Capital Accounts....................................................          15

                                                                                                                   PAGE
                                                                                                                   -----
     9.10  Consent to Methods of Distribution and Allocation..................................................          15

ARTICLE X: POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER

    10.1   General Partner's Exclusive Authority to Manage Partnership Affairs................................          15
    10.2   Powers of the General Partner......................................................................          15
    10.3   Management Policies................................................................................          16
    10.4   Limitation on General Partner's Obligation to Manage...............................................          17
    10.5   Other Business Activities of the General Partner...................................................          17
    10.6   General Partner's Discretion to Make Certain Elections under the Internal Revenue Code.............          17
    10.7   Capital Reserves...................................................................................          17
    10.8   Fiduciary Obligation of the General Partner........................................................          17
    10.9   Reimbursement of General Partner for Certain Partnership Expenses..................................          17
    10.10  Governmentally Required Reports....................................................................          18
    10.11  General Partner's Fiduciary Responsibility for Partnership Funds and Assets........................          18
    10.12  Nonrecourse Loans..................................................................................          18
    10.13  Limitations on General Partner's Authority.........................................................          18
    10.14  General Partner's Rights in the Event of Certain ERISA Determinations..............................          19
    10.15  General Partner's Authority to List and Delist Units...............................................          19
    10.16  Actions to Preserve Partnership Status for Tax Purposes............................................          19

                                             ARTICLE XI: MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND UNIT HOLDERS

     11.1  Meetings...........................................................................................          19
     11.2  Notice.............................................................................................          19
     11.3  Record Date........................................................................................          20
     11.4  Powers of Limited Partners.........................................................................          20
     11.5  One Interest, One Vote; Voting by Proxy............................................................          21
     11.6  Majority of Interests Includes Unit Holders' Interests.............................................          21
     11.7  No Management by Limited Partners or Unit Holders..................................................          21
     11.8  Voting of Interests Purchased by General Partner, its Affiliates or Employees......................          21

ARTICLE XII: ASSIGNMENT OF ASSIGNED LIMITED PARTNERSHIP INTERESTS TO UNIT HOLDERS AND RIGHTS OF UNIT HOLDERS

     12.1  Assignment of Interests: Timing, Procedures and Rights and Liabilities.............................          21
     12.2  Unit Holders May be Required to Become Limited Partners............................................          22
     12.3  Issuance and Transfer of Receipts..................................................................          23
     12.4  Deferral of Registration of Transfers of Units to Avoid Termination of the Partnership.............          23
     12.5  Transfer Fee.......................................................................................          23

ARTICLE XIII: REMOVAL, BANKRUPTCY, INSOLVENCY, DISSOLUTION OR WITHDRAWAL OF THE GENERAL PARTNER

     13.1  Election of Successor General Partner..............................................................          23
     13.2  Rights of Former General Partner; Purchase of Former General Partner's Partnership Interest........          23
     13.3  Valuation of Former General Partner's Partnership Interest in Event of Voluntary Withdrawal,
             Dissolution or Liquidation.......................................................................          24

ARTICLE XIV: TRANSFER OF A PARTNERSHIP INTEREST

     14.1  Substitute Limited Partners........................................................................          24

                                                                                                                   PAGE
                                                                                                                   -----
    14.2   Assignment of Limited Partnership Interests........................................................          24
    14.3   Conditions Precedent to an Effective Assignment....................................................          25
    14.4   Substitute Limited Partners Subject to This Agreement..............................................          25
    14.5   Amendment to Reflect Change of Limited Partner.....................................................          25
    14.6   Death or Legal Disability of a Limited Partner.....................................................          25
    14.7   Bankruptcy, Insolvency, Dissolution or Other Cessation of a Limited Partner........................          26
    14.8   Transfers in Violation of This Article XIV.........................................................          26
    14.9   Assignment of Units to Unit Holders................................................................          26

ARTICLE XV: INDEMNIFICATION

    15.1   Indemnification of General Partner, Assignor Limited Partner, and Related Parties..................          26
    15.2   Limitations on Indemnification.....................................................................          27
    15.3   Indemnification of Limited Partners and Unit Holders...............................................          27

                                                                                ARTICLE XVI: DISSOLUTION AND TERMINATION

     16.1  Date of Dissolution................................................................................          27
     16.2  Distributions in Liquidation.......................................................................          27
     16.3  Termination........................................................................................          27

ARTICLE XVII: NOTICES

     17.1  Notices............................................................................................          28

ARTICLE XVIII: ACCOUNTING, REPORTS AND STATEMENTS

     18.1  Fiscal Year........................................................................................          28
     18.2  Inspection of Records..............................................................................          28
     18.3  Income Tax Returns.................................................................................          28
     18.4  Quarterly Financial Reports........................................................................          28
     18.5  Annual Financial Reports...........................................................................          29
     18.6  Tax Matters Partner................................................................................          29

ARTICLE XIX: BANK ACCOUNTS

     19.1  Bank Accounts......................................................................................          29

ARTICLE XX: AMENDMENTS

     20.1  Amendments.........................................................................................          29

ARTICLE XXI: SPECIAL POWER OF ATTORNEY

     21.1  Appointment of General Partner as Attorney-in-Fact; Purpose of Special Power of Attorney...........          29
     21.2  Nature and Exercise of Special Power of Attorney...................................................          30

ARTICLE XXII: MISCELLANEOUS

     22.1  Binding Effect.....................................................................................          30
     22.2  Applicable Laws....................................................................................          30
     22.3  Execution in Counterparts..........................................................................          30
     22.4  Severability.......................................................................................          30
     22.5  Headings...........................................................................................          31
     22.6  Singular and Plural; Gender........................................................................          31

                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
              SHEARSON UNION SQUARE ASSOCIATES LIMITED PARTNERSHIP

    This Second Amended and Restated Agreement of Limited Partnership (the "Agreement"), dated as of September 1, 1986 is entered into by and among Shearson Union Square/GP Corp., a Delaware corporation (the "General Partner"), and Shearson Union Square Depositary Corp., a Delaware corporation, as the assignor limited partner (the "Assignor Limited Partner").

                                    RECITALS

    WHEREAS, the General Partner and the Assignor Limited Partner established Shearson Union Square Associates Limited Partnership (the "Partnership") as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware pursuant to an Agreement of Limited Partnership dated as of June 16, 1986 (the "Original Partnership Agreement");

    WHEREAS, the Original Partnership Agreement was amended and restated in its entirety by an Amended and Restated Agreement of Limited Partnership, dated as of July 1, 1986 (the "Existing Partnership Agreement");

    WHEREAS, the General Partner and the Assignor Limited Partner desire to make certain amendments to the Existing Partnership Agreement and to restate their entire agreement in full.

    NOW THEREFORE, in consideration of the premises and mutual agreements herein contained and other and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

    1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

    "ACCOUNTANTS" means Kenneth Leventhal & Company or such other nationally recognized firm of independent certified public accountants as shall be engaged by the General Partner.

    "ACQUISITION EXPENSES" means those expenses including, but not limited to, legal fees and expenses, travel and communications expenses in connection with negotiations, costs of appraisals, accounting fees and expenses, title insurance and miscellaneous expenses related to the acquisition of the Hotel by the Partnership.

    "ACQUISITION FEES" means the total of all fees and commissions paid by any Person to any other Person including the General Partner or its Affiliates in connection with the acquisition of the Hotel by the Partnership, including real estate commissions, selection fees, development fees, nonrecurring management fees, consulting fees and loan placement fees or any other fees or commissions of a similar nature, however designated.

    "AFFILIATE" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person which is an officer, director, partner or general trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or general trustee, or with respect to which the specified Person is an officer, director, partner or general trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person which, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which the specified Person has a substantial beneficial interest and (iv) any relative, spouse, officer, director, partner, general trustee or holder of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified Person. Affiliate of the Partnership or the General Partner does not include a Person who is a partner in a partnership with the Partnership or with any other Affiliate, which person is not otherwise an Affiliate of the Partnership or the General Partner.

    "AGREEMENT" means this Second Amended and Restated Agreement of Limited Partnership.

    "ASSIGN OR LIMITED PARTNER" means Shearson Union Square Depositary Corp., a Delaware corporation, or any successor thereto.

    "CAPITAL ACCOUNT" means, (a) with respect to any Unit, the separate subsidiary Capital Account for each Unit Holder maintained by the Assignor Limited Partner with respect to the Assignor Limited Partner's Capital Account, the initial balance of which shall be the aggregate Capital Contribution with respect to such Unit, and (b) with respect to any general partnership interest and the Interest of the Assignor Limited Partner, the aggregate Capital Contribution of each such Partner, with all such Capital Contributions reduced by (x) any losses allocated with respect to such Unit, Interest or general partnership interest under Article IX and any charge or expense relating to the offering of Units allocated to the Capital Account with respect to such Unit and
(y) any distributions of Net Cash Flow or Sale or Refinancing Proceeds with respect to such Unit, Interest or general partnership interest under Article IX, and increased by any profits allocated with respect to such Unit under Article
IX. In addition to the specific increases and decreases to a Capital Account which are provided to be made under this Agreement, any item which is required to be reflected in a Capital Account under Section 9.6 shall be so reflected. The Capital Account with respect to any Unit, Interest or general partnership interest shall reflect all prior adjustments to the Capital Account of any predecessor holder of such Unit, Interest or general partnership interest.

    "CAPITAL CONTRIBUTION" means, (i) with respect to any Unit, $10 per each full Unit, (ii) with respect to any general partnership interest, the total amount of money and other capital contributed to the Partnership by the General Partner (or the predecessor holder of the interest of the General Partner) and
(iii) with respect to the Interest of any Limited Partner, the total amount of money and other capital contributed to the Partnership by such Partner (or the predecessor holder of the Interests of such Partner) for its Interests.

    "CAPITAL INVESTMENT" means the General Partner's or a Limited Partner's or a Unit Holder's Original Investment, reduced with respect to any calendar year (but not below zero) by the total of all (i) Sale or Refinancing Proceeds and
(ii) Net Cash Flow in excess of Cash Flow from Operations, each to the extent distributed with respect to such year to the General Partner, such Limited Partner or such Unit Holder. For the purpose of making such determination, (i) any such reduction shall become effective only after the close of business on the last day of the calendar year with respect to which such distributions are made, and (ii) any Person making more than a single investment in Units, Interests or general partnership interests shall be treated as having separate Capital Investments in each such investment.

    "CASH FLOW FROM OPERATIONS" means, with respect to any period, the amount equal to (i) all payments of rent received by the Partnership during such period, plus (ii) all interest income paid or payable to the Partnership with respect to such period, plus (iii) the proceeds of the Front-End Expenses Payment Loan (as defined in the Prospectus) to the extent received by the Partnership during such period, minus (iv) all expenditures made directly by the Partnership during such period, plus (v) all expenditures made during such period for furnishings and equipment for the Hotel, but only to the extent that such expenditures for furnishings and equipment, when added to all other expenditures made for such purpose on or after the date of the Partnership's acquisition of the Hotel, exceed the following amounts in the following years (which amounts are to be cumulated to the extent not spent in prior years):

YEAR                                                                AMOUNT
----------------------------------------------  ----------------------------------------------
1986..........................................  $408,250

1987 through 1997.............................  3% of the Hotel's gross receipts for each such year

1998 and thereafter...........................  4% of the Hotel's gross receipts for each such year

    "CODE" means the Internal Revenue Code of 1954, as amended.

    "CLOSING DATE" means such date or dates designated by the General Partner for the recognition of subscribers for Units as Unit Holders and the assignment to them of the beneficial interests in the Interests, including the Initial Closing Date and the Final Closing Date, provided that no such date shall occur later than one year following the immediately preceding such date.

    "DEALER MANAGER" means Shearson Lehman Brothers Inc.

    "DEBT SERVICE" means all payments, if any, required to be made in connection with any loan to the Partnership or any other loan secured by a lien on the Hotel.

    "DEPOSITARY RECEIPT" means a depositary receipt issued by the Assignor Limited Partner to a Unit Holder evidencing the ownership of a Unit.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ESCROW AGENT" means a major bank to be selected by the General Partner.

    "FINAL CLOSING DATE" means such date designated by the General Partner for the purchase of the last Unit by a subscriber, but in no event later than 15 months after the date the Registration Statement is declared effective by the Securities and Exchange Commission (or with respect to any particular state, an earlier date if necessary to comply with the "Blue Sky" laws of any such state).

    "FRONT-END FEES" means the fees and expenses paid by any Person for any services rendered in connection with the organizational or acquisition phase of the Partnership, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses and any other similar fees, however designated.

    "GENERAL PARTNER" means Shearson Union Square/GP Corp., a Delaware corporation having an address at c/o Realty Investment Group, Shearson Lehman Brothers Inc., American Express Tower 12th-Floor, World Financial Center, New York, New York 10285-1230, Attention: A. George Kallop (telephone: (212) 298-2404) or any Person or Persons who, at the time of reference thereto, has been admitted to the Partnership, as herein provided, as a successor to the general partner interest of Shearson Union Square/GP Corp., or as an additional General Partner, in each such Person's capacity as a general partner.

    "HOTEL" means that certain 693-room hotel known as the Hyatt on Union Square, located at the intersection of Post Street and Stockton Street on Union Square in San Francisco, California, and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

    "INITIAL CLOSING DATE" means the date specified by the General Partner on which the minimum of 2,000,000 Units are accepted and received by the General Partner.

    "INTEREST" means a limited partnership interest in the Partnership at $10 per Interest.

    "LIMITED PARTNERS" means all Unit Holders admitted as limited partners in the Partnership upon exchange of a Unit for an Interest in accordance with
Section 12.2. For purposes of Article IX relating to cash distributions and allocations of income, gain, loss, deduction and credit, and as specifically provided for elsewhere in this Agreement or as the context may otherwise require, the term "Limited Partner" shall be used interchangeably with the term "Unit Holder."

    "LIQUIDATION" means (i) when used with reference to the Partnership, the earlier of (a) the date upon which the Partnership is terminated under Section 708(b)(l) of the Code, or (b) the date upon which the Partnership ceases to be a going concern, and (ii) when used with reference to any Partner, the earlier of
(a) the date upon which there is a liquidation (within the meaning of clause (i) above) of the Partnership or (b) the date upon which such Partner's entire interest in the Partnership is terminated other than by transfer, assignment or other disposition.

    "NASAA GUIDELINES" means the guidelines for real estate and mortgage loan programs as adopted by the North American Securities Administrators Association as they exist on the date the Partnership's Registration Statement is declared effective by the Securities and Exchange Commission.

    "NET CASH FLOW" means all cash revenues and funds received by the Partnership (including any reduction in previously provided reserves, other than Sale or Refinancing Proceeds), less the sum of the following to the extent made from such cash revenues and funds received by the Partnership (but not to the extent made from any other sources, including, without limitation, from Sale or Refinancing Proceeds, or cash reserves, and without duplication of any item of deduction with any other item of deduction): (i) principal and interest payments on indebtedness, if any, for which the Partnership is obligated; (ii) all cash expenditures incurred incident to the commencement, operation, administration and unwinding of the Partnership's business and investments, including those expenses of the General Partner reimbursed by the Partnership; and (iii) such additions to cash reserves as the General Partner shall determine are necessary.

    "NOTIFICATION" means a writing, containing the information required by this Agreement to be communicated to any Person, sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of registry thereof or the date of the certified receipt therefor in the case of registered or certified mail shall be deemed the date of receipt of Notification; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notification for all purposes of this Agreement.

    "OFFERING TERMINATION DATE" means the date of termination of the offering of Units contemplated by Section 7.2, which shall be not later than 15 months after the date the Registration Statement is declared effective by the Securities and Exchange Commission (or with respect to any particular state, an earlier date if necessary to comply with the "Blue Sky" laws of any such state).

    "ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred in connection with the formation and qualification of the Partnership, the registration of the Units under applicable Federal and state law and in marketing, distributing and issuing the Units, and any other expenses actually incurred and directly related to the offering and sale of the Units including such expenses as (a) registration fees, filing fees and taxes, (b) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Registration Statement and the Prospectus, including telephone and telegraphic costs, (c) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance and marketing of the Units, including telephone and telegraphic costs, (d) salaries and direct expenses of officers and employees of the General Partner and its Affiliates while directly engaged in organizing the Partnership and in registering, marketing, distributing, processing and establishing records of the Units and establishing records and paying underwriters' commissions, (e) accounting and legal fees incurred in connection therewith, (f) all advertising expenses incurred in connection therewith, including the costs related to investor and broker/dealer sales meetings and (g) interest expense incurred on Partnership indebtedness the proceeds of which have been used or are to be used to pay brokerage fees.

    "ORIGINAL INVESTMENT" means as to Unit Holders, $10 per Unit, as to Limited Partners, $10 per Interest, and as to the General Partner, its total cash contributions to the Partnership.

    "PARTNER" means the General Partner or any Limited Partner.

    "PARTNERSHIP" means the limited partnership created under this Agreement.

    "PERSON" means any individual, partnership, corporation, trust or other entity.

    "PREFERRED RETURN" means the cumulative preferred return to Unit Holders and Limited Partners equal to 12% per annum, compounded annually, on their aggregate Capital Investments payable from Sale or Refinancing Proceeds. Such Preferred Return shall be calculated from the Closing Dates as of which such Capital Investments are made, but all distributions of Net Cash Flow (to the extent not in excess of Cash Flow From Operations) shall count towards the Preferred Return.

    "PROSPECTUS" means the prospectus filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-11 relating to the offering of Units.

    "REGISTRATION STATEMENT" means the Partnership's Registration Statement on Form S-11 filed with the Securities and Exchange Commission as amended from time to time.

    "RESERVES" means, with respect to any fiscal period, payments made or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the General Partner for working capital and to pay taxes, insurance, Debt Service, repairs, replacements or renewals, or other costs and expenses, incident to the ownership or operation of the Hotel.

    "SALE OR REFINANCING PROCEEDS" means the net cash proceeds received by the Partnership as proceeds of the return of capital for any Partnership property or as proceeds of any Partnership property received contemporaneously with, or subsequent to, the refinancing, sale or other disposition of all or a portion of such Partnership property (including, without limitation, all proceeds of sale of the Hotel and all interest and other income earned on such proceeds prior to their distribution) after retirement of any indebtedness applicable thereto and after deducting any other expenses incurred in connection therewith.

    "UNIT" means a beneficial unit of the economic and certain other rights in the Interest assigned by the Assignor Limited Partner in the amount of $10 per Unit as contemplated by Article XII.

    "UNIT HOLDER" means each Person holding Units according to the books and records of the Partnership. For purposes of Article IX relating to the Preferred Return, cash distributions and allocations of income, gain, loss and deduction, and as specifically provided for elsewhere in this Agreement, the term "Unit Holder" shall include a "Limited Partner."

                                   ARTICLE II
                          FORMATION; NAME AND OFFICES

    2.1 FORMATION OF THE PARTNERSHIP. The parties hereto hereby form a limited partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware.

    2.2 NAME AND OFFICES OF PARTNERSHIP. The Partnership shall be conducted under the name and style of Shearson Union Square Associates Limited Partnership. The address of the place of business and principal office of the Partnership, unless changed by the General Partner, shall be c/o Realty Investment Group, Shearson Lehman Brothers Inc., American Express Tower--12th Floor, World Financial Center, New York, New York 10285- 1230. Notification of any such change in the Partnership's place of business and principal office shall be given to all Unit Holders. The address of the Partnership's registered office in the State of Delaware and the name and address of the Partnership's registered agent for service of process in the State of Delaware is the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                  ARTICLE III
                                      TERM

    3.1 TERM OF THE PARTNERSHIP. The Partnership shall commence on the date of first filing, with the appropriate authority of the State of Delaware, of a Certificate of Limited Partnership pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware and shall continue in full force and effect until December 31, 2036 or until dissolution prior thereto pursuant to the provisions hereof.

                                   ARTICLE IV
                          PURPOSES OF THE PARTNERSHIP

    4.1 PURPOSES OF THE PARTNERSHIP. The sole purpose and business of the Partnership is to invest in, acquire, own, hold, maintain, mortgage, improve, develop, sell, lease, enter into contracts for the management and operation of, and otherwise deal with the Hotel for profit (and in connection therewith the Partnership shall have the power to dispose of, in any manner, the Hotel or interests therein) and to engage in any other activities related or incidental to the foregoing. The Partnership shall not engage in any other business or activity.

                                   ARTICLE V
                          PRINCIPAL PLACE OF BUSINESS

    5.1 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be c/o Realty Investment Group, Shearson Lehman Brothers Inc., American Express Tower--12th Floor, World Financial Center, New York, New York 10285-1230, Attention: A. George Kallop. The General Partner may from time to time change the principal place of business, and in the event of any such change, the Unit Holders shall be notified in writing within 30 days prior to or after any such change. In addition, in its discretion, the General Partner may establish additional places of business for the Partnership.

                                   ARTICLE VI
                        NAMES AND ADDRESSES OF PARTNERS

    6.1 NAME AND ADDRESS OF GENERAL PARTNER. The General Partner of the Partnership shall be Shearson Union Square/GP Corp., a Delaware corporation (the "General Partner"), having its principal offices at c/o Realty Investment Group, Shearson Lehman Brothers Inc., American Express Tower--12th Floor, World Financial Center, New York, New York 10285-1230,
Attention: A. George Kallop.

    6.2 NAME AND ADDRESS OF ASSIGNOR LIMITED PARTNER. The Assignor Limited Partner of the Partnership shall be Shearson Union Square Depositary Corp., a Delaware corporation having an address of Realty Investment Group, Shearson Lehman Brothers Inc., American Express Tower--12th Floor, World Financial Center, New York, New York 10285-1230, Attention: A. George Kallop.

                                  ARTICLE VII
                             CAPITAL CONTRIBUTIONS

    7.1 INITIAL CONTRIBUTION. The General Partner shall initially contribute the sum of $1,000 to the Partnership. As of the date hereof, Shearson Union Square Depositary Corp. has been admitted as Assignor Limited Partner to perform the functions set forth below in Article XII. Except as set forth in Section 7.2, the Assignor Limited Partner shall not be required to make any additional capital contributions to the Partnership.

    7.2 PUBLIC OFFERING OF UNITS. The General Partner is authorized to accept capital contributions from the Assignor Limited Partner in connection with the sale of Units. Pursuant thereto, the General Partner shall cause the commencement of a public offering and sale of not fewer than 2,000,000 Units nor more than 7,174,100 Units representing a corresponding number of Interests. The proceeds of such sale will be contributed to the Partnership by the Assignor Limited Partner on behalf of the purchasers of such Units as provided in Section 7.4. If the Initial Closing Date occurs, the General Partner or its Affiliates will purchase any Units remaining unsold at the Offering Termination Date.

    7.3 SUBSCRIPTIONS. The General Partner is authorized to accept subscriptions for Units and to provide for the purchase of such Units on each Closing Date provided, however, that such subscriptions shall comply with the suitability standards and minimum investment requirements set forth in the Prospectus Employee benefit plans, Keogh Plans, or Individual Retirement Accounts will not be allowed to purchase Units on or after the later of December 31, 1986, or the date 120 days after publication by the Department of Labor of final regulations defining "plan assets" for purposes of ERISA.

    7.4 ESCROW ACCOUNT. All subscription proceeds for Units shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent. Subscriptions for Units shall be accepted or rejected by the General Partner within 30 days after their receipt by the Partnership. On the Initial Closing Date and thereafter upon each subsequent Closing Date, the Escrow Agent shall release the subscription proceeds of each subscriber whose subscription is accepted by the General Partner as of such date to the Partnership on behalf of the Assignor Limited Partner, which shall be deemed to have contributed such proceeds to the Partnership in accordance with Article XII. Subscribers shall become Unit Holders of record as of each Closing Date.

    7.5 DISTRIBUTIONS FROM ESCROW ACCOUNT. Until each Closing Date, each subscriber's subscription proceeds shall be placed in escrow with the Escrow Agent. Subscription payments deposited into escrow may not be withdrawn by subscribers. The Escrow Agent shall invest the escrowed funds in bank time deposits, certificates of deposit, money market accounts, government securities and other instruments as the General Partner shall deem prudent. Within 75 days after the end of the fiscal quarter following each Closing Date, the General Partner shall cause distributions to be made to each Unit Holder of interest on its subscription proceeds in an amount equal to the greater of (i) the PRO RATA share of all interest actually earned on such subscription proceeds less escrow fees and expenses or (ii) the PRO RATA share of all interest that would have been earned on such subscription funds had such funds earned interest at a rate equal to 2% per annum in excess of the yield during the same period of the Shearson Daily Dividend Interest Fund. The amount distributable to each Unit Holder shall be determined by applying the weighted average per diem rate of interest of either (i) or (ii) above to each Unit Holder's funds for the period of time beginning when such Unit Holder's funds were received by the Escrow Agent and ending on the release of such Unit Holder's funds to the Partnership. The weighted average per diem rate of interest shall be calculated based on the period of time beginning with the date on which any funds are first deposited into the escrow account and ending on the release of funds from the escrow account. If the earnings on such proceeds are not sufficient to pay the greater of the two amounts, then the excess of the greater amount over the lesser amount shall be paid to such subscribers from the General Partner's own funds and not from the funds of the Partnership.

    7.6 ASSIGNMENT OF INTERESTS TO UNIT HOLDERS. Immediately upon the release by the Escrow Agent of subscription proceeds from subscribers of Units and the contribution of such proceeds to the Partnership, the records of the Partnership shall reflect the number of Interests held in the name of the Assignor Limited Partner and the amount of capital contributions in the amount of such subscription proceeds representing the sale of Units. The Assignor Limited Partner's rights and interest in such Interests shall be deemed to have been transferred and assigned to the Unit Holders in accordance with Article XII.

    7.7 PURCHASE OF UNITS BY GENERAL PARTNER OR AFFILIATES. The General Partner and its Affiliates are not prohibited from purchasing Units. All or a portion of selling commissions may be rebated to the General Partner, its officers, directors and employees and certain Affiliates who purchase Units. Any Units purchased by the General Partner or an Affiliate will count toward reaching the required minimum of 2,000,000 Units.

                                  ARTICLE VIII
                 COMPENSATION OF GENERAL PARTNER AND AFFILIATES

    8.1 ACQUISITION FEES. The General Partner or its Affiliates may receive Acquisition Fees in the aggregate amount of $4,880,000. Such Acquisition Fees represent payment for the following:

        (a) For its services rendered and to be rendered in the acquisition of the Hotel by the Partnership, Stockton Union Square Investors, Inc., an Affiliate of the General Partner shall receive an amount equal to $2,396,875.

        (b) For its services rendered in placing the First Mortgage Loan and the Front-End Expenses Payment Loan, the General Partner shall receive an amount equal to $2,083,125.

        (c) For its services rendered in supervising the refurbishing of the Hotel during the years 1986-1989, the General Partner shall receive an amount equal to $400,000.

    8.2 COMMISSIONS. An Affiliate of the General Partner may receive, as compensation for the sale of Units, a commission as the dealer manager of the offering of up to 7 1/2% of the gross proceeds derived from all sales of Units made directly by such Affiliate or by others and may be reimbursed by the Partnership for actual out-of-pocket expenses. Affiliates of the General Partner may receive, as compensation for the sale of Units, a commission as a participating broker-dealer in the offering of up to 7 1/2% of the gross proceeds derived from all sales made by such Affiliate.

    8.3 LOAN FEES. The General Partner or an Affiliate of the General Partner may receive interest or other financing charges or fees on any loan made to the Partnership, if the interest or other financing charges or fees on any such loan is not in excess of the amount which would be charged by unaffiliated lending institutions on comparable loans for the same purpose in the same locality. Any financing charges or fees on any loan to the Partnership by the General Partner or an Affiliate of the General Partner will be only those incurred by the General Partner or such Affiliate in connection with the making of such loan. No prepayment charge or penalty shall be permitted on any loan made to the Partnership by the General Partner or an Affiliate of the General Partner. Prior to the funding, refinancing, restructuring or renegotiation of any loan to the Partnership by the General Partner or an Affiliate of the General Partner other than the First Mortgage Loan, the Front-End Expenses Payment Loan and the Bridge Financing as described in the Prospectus, the Partnership shall be required to obtain a letter of opinion from an independent and qualified advisor who satisfies the requirements for such advisor contained in the NASAA Guidelines stating that the proposed loan is fair to the Partnership and at least as favorable to the Partnership as that that would be made to an unaffiliated borrower under similar circumstances. All mortgage financing obtained by the Partnership or retained upon acquired properties (other than mortgage financing described in the Prospectus) shall provide for (a) equal periodic payments on a schedule that would be sufficient to fully amortize the loan over not more than a 30-year period; or (b) payments of interest only, or payments of only a portion of the interest and/or principal and accrual of the unpaid portion, in each case for a term of not more than 10 years, provided, that at the end of such ten year period, the payments for the remainder of the term of the financing are equal periodic payments that would be sufficient to fully amortize the then outstanding loan balance (including all accrued interest) over not more than a 20-year period and, further provided, that all accrued interest must be included in calculating the 25% exception referred to below. All such financing (including existing financing on properties, other than the Hotel, acquired by the Partnership) shall provide that no balloon payment may become due sooner than the earlier of (i) ten years from the date the Partnership acquires the property, or (ii) two years beyond the anticipated holding period of the property, but not less than seven years from the date the Partnership acquires the property. Subject to the foregoing limitations, in the case of a financing or refinancing of Partnership property, other than the Hotel, after the date of acquisition, in no event may the balloon payment be due earlier than two years beyond the anticipated holding period of the property (which shall be determined from the date of the financing or refinancing). None of the foregoing restrictions will apply to financing in an aggregate amount of up to 25% of the aggregate of the total purchase price of all partnership properties, or 25% of the fair market value of the properties if the properties are financed subsequent to acquisition, or to interim financing, including construction financing, with a full take-out commitment, or in the event that the Partnership establishes a reserve equal to the amount of the balloon payment and holds the reserve for purposes of making such balloon payment. The foregoing restrictions may be waived or lessened by the General Partner without the consent of the Limited Partners, but only with the prior written consent of the Commissioner of Corporations of the State of California or pursuant to a change in the published Rules of the Commissioner. Notwithstanding the foregoing, and other than with respect to the First Mortgage Loan, the Front-End Expenses Payment Loan and the Bridge Financing as described in the Prospectus, the General Partner and its Affiliates shall be prohibited from providing Financing for the Partnership except as permitted by Section V.I. of the NASAA Guidelines. "Financing" for purposes of the preceding sentence shall mean indebtedness encumbering Partnership properties, the principal amount of which is scheduled to be paid over a period of not less than 48 months and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months; provided, however, that nothing in the foregoing definition of "Financing" shall be construed as prohibiting a bona-fide pre-payment provision in the financing agreement.

    8.4 SUBORDINATED DISPOSITION FEE. The General Partner or an Affiliate of the General Partner may receive a subordinated disposition fee (the "Subordinated Disposition Fee") for providing substantial services in connection with the sale, exchange or other disposition of the Hotel. The Subordinated Disposition Fee shall not exceed an amount equal to the lesser of (i) one-half of the competitive real estate commission in the locality of the Hotel applicable at the date of the sale, exchange or other disposition, or (ii) 3% of the gross proceeds of the sale, exchange or other disposition of the Hotel (including (a) the fair market value of any property other than cash for which the Hotel is sold, exchanged or otherwise disposed and (b) the aggregate amount of indebtedness secured by any liens on the Hotel not satisfied at the time of such sale, exchange or other disposition). The aggregate of all real estate commissions and the Subordinated Disposition Fee payable to all parties in connection with the sale, exchange or other disposition of the Hotel shall not exceed the amount of one real estate commission that is reasonable, customary and competitive in light of the size, type and location of the Hotel and the complexity of the transaction in which the Hotel is sold, exchanged or otherwise disposed of and, in any event, shall not exceed 6% of the gross proceeds of the sale, exchange or other disposition of the Hotel (including (a) the fair market value of any property other than cash for which the Hotel is sold, exchanged or otherwise disposed and (b) the aggregate amount of indebtedness secured by any liens on the Hotel not satisfied at the time of such sale, exchange or other disposition). The Subordinated Disposition Fee shall be paid only to the extent available after making provision for the payment to the Unit Holders of Sale or Refinancing Proceeds at least equal to the amount of their Capital Investment plus their Preferred Return.

                                   ARTICLE IX
                     INCOME, LOSSES AND CASH DISTRIBUTIONS

    9.1  DISTRIBUTIONS OF NET CASH FLOW.

    (a) Subject to the provisions of Section 9.1(b) Net Cash Flow for any calendar month of any fiscal year shall be distributed 99% to the Unit Holders, in proportion to the number of Units held by each Unit Holder, and 1% to the General Partner until the Unit Holders, as a group, have received an aggregate cumulative, compounded distribution of Net Cash Flow for each fiscal year equal to 12% of their Capital Investments, and thereafter 90% to the Unit Holders, in proportion to the number of Units held by each Unit Holder, and 10% to the General Partner. Distributions of Net Cash Flow, to the extent available and permitted to be distributed under the terms of any loan secured by a lien on the Hotel, shall be made quarterly, commencing at the end of the first full fiscal quarter of 1987. The amount of Net Cash Flow to be distributed, if any, shall be calculated as of the last day of each calendar month with respect to the Unit Holders of record as of the last day of each such month, by allocating Net Cash Flow for the calendar quarter to each day in such calendar quarter on a pro-rata basis, and each quarterly distribution of Net Cash Flow shall be in an amount equal to the sum of the amounts so determined for each calendar month within such quarter. At the end of each fiscal year, the aggregate amount of Net Cash Flow distributable pursuant to this Section 9.1(a), not including amounts distributed pursuant to
Section 9.1(b), shall be redetermined on an annual basis for such fiscal year. If, based on such redetermination, it is determined that the General Partner received quarterly distributions for such prior fiscal year in excess of the distribution of Net Cash Flow the General Partner would have been received if such prior distributions had been based on the aggregate Net Cash Flow for the entire prior fiscal year, the General Partner shall pay such excess to the Partnership, and the amount of such excess shall be added to Reserves.

    (b) To the extent that Net Cash Flow for any calendar year exceeds Cash Flow From Operations for such calendar year, such excess shall be distributed, as a return of capital, 99% to the Unit Holders, in proportion to the number of Units held by each Unit Holder, and 1% to the General Partner, and each such distribution shall reduce the Capital Investment of the General Partner, the Assignor Limited Partner and each Unit Holder in the respective amounts of such excess distributed to them, PROVIDED that in no event shall the aggregate of all distributions made by virtue of this Section 9.1(b) to the General Partner or any Unit Holder exceed the General Partner's or such Unit Holder's unreturned Original Investment.

    9.2 DISTRIBUTIONS OF SALE OR REFINANCING PROCEEDS. Sale or Refinancing Proceeds shall be distributed as follows:

    (a) First, all Sale or Refinancing Proceeds shall be distributed 99% to the Unit Holders, in proportion to the number of Units held by each Unit Holder, subject to Section 9.2(d), and 1% to the General Partner until the Unit Holders have received cumulative distributions of (i) Sale or Refinancing Proceeds in an amount equal to their Capital Investment plus (ii) an aggregate amount of Net Cash Flow and Sale or Refinancing Proceeds equal to their aggregate Preferred Return. Distributions of Sale or Refinancing Proceeds shall first be applied to the payment of any unpaid Preferred Return and then to the return of Original Investment.

    (b) Next, any remaining Sale or Refinancing Proceeds shall be applied to the payment of the Subordinated Disposition Fee, if any.

    (c) Next, any remaining Sale or Refinancing Proceeds shall be distributed 90% to the Unit Holders, in proportion to the number of Units held by each Unit Holder, subject to Section 9.2(d), and 10% to the General Partner.

    (d) Notwithstanding any provision to the contrary in this Agreement, if the Capital Accounts with respect to each Unit of all Unit Holders are not equal at the time of any distribution to the Unit Holders of Sale or Refinancing Proceeds, any such distribution of Sale or Refinancing Proceeds distributable to the Unit Holders shall be made as follows:

        (i) first, such amounts shall be distributed with respect to any Unit with a Capital Account immediately prior to such distribution showing a balance which is greater in amount (or lesser in deficit) than the Capital Account for any other Unit until the balance in such Capital Account after such distribution equals the balance in the Capital Account which was next lesser in amount (or greater in deficit) before such distribution;

        (ii) next, such amounts shall continue to be distributed with respect to each successive Unit showing a Capital Account balance which is the then greatest in amount (or least in deficit) as in clause (i) above until either
    (x) the balances of the Capital Accounts with respect to the Units of all Unit Holders are equal or (y) all such amounts have been distributed; and

       (iii) thereafter, such amounts shall be distributed as provided in
    Section 9.2(a), (b) or (c) above, as applicable.

    Distributions of Sale or Refinancing Proceeds shall be made only after all capital account adjustments for the partnership taxable year during which a liquidation occurs, including, but not limited to, distributions of Net Cash Flow and allocations of income, gain, loss and deduction (but before distributions made pursuant to the preceding sentence) have been made.

    Distributions of Sale or Refinancing Proceeds shall be made after the close of each calendar quarter in which Sale or Refinancing Proceeds have been received by the Partnership. The amount of the Sale or Refinancing Proceeds to be distributed, if any, shall be calculated as of the last day of each calendar month in which Sale or Refinancing Proceeds have been received by the Partnership with respect to the Unit Holders of record as of the last day of each such calendar month and each quarterly distribution, if any, of Sale or Refinancing Proceeds shall be in an amount equal to the sum of the amounts so determined for each calendar month within such quarter.

    9.3  ALLOCATIONS OF PROFITS OR LOSSES.

    (a) The profits or losses for tax purposes of the Partnership for any taxable year, other than any profits or losses attributable to the sale or other disposition of all or any substantial part of the Hotel, shall be allocated between the Unit Holders as a class and the General Partner in the same proportion that Net Cash Flow (other than the excess of Net Cash Flow over Cash Flow From Operations, to the extent distributed pursuant to Section 9.1(b)) for such taxable year is allocated between the Unit Holders as a class and the General Partner, or, if there are no distributions of Net Cash Flow for the taxable year, 99% of such profits or losses shall be allocated to the Unit Holders and 1% of such profits and losses shall be allocated to the General Partner, with all profits or losses allocated to the Unit Holders allocated among such Unit Holders in proportion to the number of Units held by each Unit Holder, subject to the provisions in Section 9.3(e) below; provided, however, that the books of the Partnership shall be closed immediately prior to the Initial Closing Date and any such profits or losses incurred prior to the Initial Closing Date shall be allocated 99.99% to the General Partner and .01% to the Assignor Limited Partner. Subject to Section 9.3(e), for purposes of allocating that portion of profits and losses allocable to the Unit Holders as a class among the Unit Holders, commencing with the beginning of the calendar month during which the Initial Closing occurs, the Partnership will determine profits or losses for purposes of this Section 9.3(a) by closing the Partnership's books as of the end of each calendar quarter, and by allocating the portion of such net profit or loss for each calendar quarter that is allocable to the Unit Holders to each day in such calendar quarter on a pro-rata basis.

    (b) The profits of the Partnership from any sale or other disposition of all or any substantial part of the Hotel, after deducting any expenses relating to such sale or other disposition, shall be allocated as follows: first, there shall be allocated to the General Partner an amount equal to the greater of (i) 1% of such profits or (ii) the amount distributable (in excess of the General Partner's net positive Capital Account balance) to the General Partner as Sale or Refinancing Proceeds from such sale or other disposition in accordance with
Section 9.2; and second, all remaining profits shall be allocated among the Unit Holders in accordance with Section 9.3(f). Notwithstanding the allocation in the first sentence of this Section 9.3(b), if, after such allocation, the deficit balance, if any, in the Capital Account of the General Partner would be greater in absolute amount than the Potential Unrealized Gain (as hereinafter defined) of the Partnership on the date of such allocation, then the allocation of profits to the Unit Holders under this Section 9.3(b) shall be reduced and the allocation of profits to the General Partner under this Section 9.3(b) shall be increased to the extent necessary to cause the deficit balance in the Capital Account of the General Partner after such allocation to be equal in absolute amount to such Potential Unrealized Gain. Notwithstanding the allocation in the first sentence of this Section 9.3(b), if, at any time that profits are realized by the Partnership on the sale or other disposition of all or any substantial part of the Hotel, any current or anticipated reduction of the Partnership's indebtedness or any future distribution of cash to the General Partner, as calculated by the General Partner, would cause the deficit balance in the Capital Account of the General Partner to be greater in absolute amount than its share of the Partnership's indebtedness after such reduction or distribution, then an allocation to the General Partner equal in absolute amount to profits under this Section 9.3(b) shall be made to the extent necessary to cause the deficit balance in the General Partner's Capital Account to be equal in absolute amount to the General Partner's share of the Partnership's indebtedness after such reduction or distribution. "Potential Unrealized Gain" shall equal the amount of profits which would be realized by the Partnership for Federal income tax purposes if all assets of the Partnership were sold for their fair market value as determined by the General Partner (and all installment receivables of the Partnership were collected) on the date of such allocation. Notwithstanding anything to the contrary in this Agreement, if the General Partner has a deficit balance in its Capital Account following the Liquidation of its interest in the Partnership, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such Liquidation occurs (other than those made pursuant to this sentence) and after adjusting Capital Accounts for actual or anticipated profits or losses allocable among the Partners in accordance with, or as if there had been, an actual disposition of the Hotel at its fair market value, the General Partner will make a Capital Contribution (the "Deficit Contribution") which, when added to amounts (if any) to be contributed by such General Partner under Section 9.6 at or before the time such General Partner is required to make the Deficit Contribution, is equal to such deficit balance. The amount of the Deficit Contribution shall, upon Liquidation of the Partnership, be distributed to the Unit Holders in accordance with their positive Capital Account balances. The Deficit Contribution shall be made on or before the end of the Partnership taxable year during which such Liquidation occurs (or, if later, within 90 days after the date of such Liquidation).

    (c) The losses of the Partnership from any sale or other disposition of all or any substantial part of the Hotel shall be allocated as follows: 99% of such losses shall be allocated among the Unit Holders in accordance with Section 9.3(g), and 1% of such losses shall be allocated to the General Partner.

    (d) "Profits" or "losses" as used herein include, without limitation, each item of Partnership income, gain, loss and deduction. Any investment tax credit of the Partnership for a fiscal year shall be allocated as profits of the Partnership (other than any profits attributable to the sale or other disposition of all or any substantial part of the Hotel) in accordance with paragraph (a) of this Section 9.3 and shall be allocated only among those Partners who were partners (for Federal income tax purposes) on the date the property with respect to which such credit is earned was placed in service by the Partnership. Any other credit of the Partnership for a fiscal year shall be allocated in the same proportions as the item of income, gain, loss, deduction or other Capital Account adjustment attributable to the receipt or expenditure which gave rise to the credit. Any depreciation recapture resulting from any sale or other disposition of the Hotel shall be allocated in the same manner as were the deductions giving rise to such depreciation recapture. No Partner shall relinquish such Partner's share of "Unrealized Receivables" (as such term is defined in Section 751(c) of the Internal Revenue Code of 1954, as amended, (or any similar provision enacted in lieu thereof)) attributable to depreciation recapture in the case of a distribution or constructive distribution for tax purposes of property arising in connection with a change in a Partner's profit or loss sharing ratio, including as a result of the admission to the Partnership of another Person as a partner.

    (e) The losses from operations of the Partnership allocable to the Unit Holders for the period from the first day of the calendar month in which the Initial Closing Date occurs through December 31, 1986 shall be allocated among such Unit Holders on the basis of interim closings of the Partnership's books as of the close of business on the day preceding the first day of the calendar month in which the Initial Closing Date occurs, as of the close of business on the day preceding the first day of the calendar month in which each subsequent Closing Date occurs in 1986 (if any) and on December 31, 1986. Such losses for each period between such dates (herein called a "Period") shall be allocated among those Unit Holders whose beneficial interests in the Interests were assigned to them by the Assignor Limited Partner at or before the date at the beginning of such Period (herein such Unit Holders are called the "Eligible Unit Holders"), as follows:

        (i) If the Capital Accounts with respect to each Unit of all Eligible Unit Holders are equal at the end of the Period, then such losses shall be allocated among the Eligible Unit Holders in proportion to the number of Units held by each Unit Holder.

        (ii) If the Capital Accounts with respect to each Unit of all Eligible Unit Holders are not equal at the end of the Period, then such losses for such Period shall be allocated first, to each Eligible Unit Holder having a Unit with a Capital Account immediately prior to such allocation showing a balance which is greater in amount (or lesser in deficit) than the Capital Account for any other Unit of an Eligible Unit Holder, until the balance in such Capital Account after such allocation equals the balance in the Capital Account of the Unit of an Eligible Unit Holder which was next greater in amount (or next lesser in deficit) before such allocation; thereafter, such losses shall continue to be allocated to each successive group of Eligible Unit Holders having a Unit with a Capital Account showing a balance which then is the greatest in amount (or least in deficit), as above, until either
    (x) the balances of the Capital Accounts with respect to the Units of all Eligible Unit Holders are equal or (y) all such losses have been allocated.

    Further, in the event that (a) the Capital Account balances with respect to the Units of all Eligible Unit Holders are not equal after all profits or losses for 1986 have been allocated and all cash distributions for such year have been made, or (b) there occurs a Closing Date after 1986, losses from operations for any year after 1986 shall first be allocated in accordance with clause (ii) of this Section 9.3(e) (with each calendar month in such year being treated as a Period) until such Capital Account balances are equal. After such balances are equal, all such losses allocable to the Eligible Unit Holders shall be allocated in accordance with Section 9.3(a).

    (f) The profits of the Partnership from any sale or other disposition of all or any substantial part of the Hotel which are allocable to the Unit Holders shall be allocated among the Unit Holders of record as of the last day of the calendar month in which such profits are reportable for Federal income tax purposes as follows:

        (i) If the Capital Accounts with respect to each Unit are equal at the time such profits are allocated to the Unit Holders, then such profits shall be allocated among the Unit Holders in proportion to the number of Units held by each Unit Holder.

        (ii) If the Capital Accounts with respect to each Unit are not equal at the time such profits are allocated to the Unit Holders, then such profits shall be allocated first, to each Unit Holder having a Unit with a Capital Account immediately prior to such allocation showing a balance which is smaller in amount (or a deficit which is greater in amount) than the Capital Account for any other Unit, until the balance in such Capital Account after such allocation equals the balance in the Capital Account of the Unit which was next smaller in amount (or next greater in deficit) before such allocation; thereafter, such profits shall continue to be allocated to each successive group of Unit Holders having a Unit with a Capital Account showing a balance which then is the smallest in amount (or greatest in deficit), as above, until either (x) the balances of the Capital Accounts with respect to all Units are equal or (y) all such profits have been allocated. After such balances are equal, such profits shall be allocated in accordance with clause (i) above.

    (g) The losses of the Partnership from any sale or other disposition of all or any substantial part of the Hotel which are allocable to the Unit Holders shall be allocated among the Unit Holders of record as of the last day of the calendar month in which such losses are reportable for Federal income tax purposes as follows:

        (i) If the Capital Accounts with respect to each Unit are equal at the time such losses are allocated to the Unit Holders, then such losses shall be allocated among the Unit Holders in proportion to the number of Units held by each Unit Holder.

        (ii) If the Capital Accounts with respect to each Unit are not equal at the time such losses are allocated to the Unit Holders, then such losses shall be allocated first, to each Unit Holder having a Unit with a Capital Account immediately prior to such allocation showing a balance which is greater in amount (or lesser in deficit) than the Capital Account for any other Unit until the balance in such Capital Account after such allocation equals the balance in the Capital Account of the Unit which was next greater in amount (or next lesser in deficit) before such allocation; thereafter, such losses shall continue to be allocated to each successive group of Unit Holders having a Unit with a Capital Account showing a balance which then is the greatest in amount (or least in deficit), as above, until either (x) the balances of the Capital Accounts with respect to all Units are equal or (y) all such losses have been allocated. After such balances are equal, such losses shall be allocated in accordance with clause (i) above.

    9.4 STATUS OF LIMITED PARTNERS. Limited Partners shall be deemed to be Unit Holders for purposes of this Article IX.

    9.5  DATE OF ASSIGNMENT OR TRANSFER.  For purposes of Section 9.1, Section
9.2 and Section 9.3, Unit Holders will be deemed to have been assigned or transferred their beneficial interests in the Interests on the first day of the calendar month in which their beneficial interests in the Interests have been assigned or transferred to them. If the General Partner determines that the Code does not allow the full-month convention described in this Section 9.5 for purposes of allocating taxable items attributable to a Unit, the Partnership shall allocate taxable items attributable to a Unit that is assigned or transferred during a year between the Assignor Limited Partner or transferor and assignee or transferee of such Unit in accordance with the method that the General Partner determines is required by the Code and if the General Partner determines that more than one method is permitted, then by the method that the General Partner determines is preferable, taking into account both the desire to match income and distributions and the ease of administration.

    9.6 CAPITAL ACCOUNTS. The General Partner shall establish and maintain the Capital Accounts in accordance with and as required by Section 704 of the Code and the Treasury Regulations promulgated thereunder, as the same may be amended from time to time. A separate subsidiary Capital Account with respect to the Assignor Limited Partner's Capital Account shall be maintained and adjusted for each Unit Holder in accordance with the principles contained in this section. Upon the liquidation of the Partnership, the General Partner will contribute to the Partnership an amount equal to the lesser of (i) any deficit balance in its Capital Account or (ii) the excess of 1.01% of the total Capital Contributions of the Limited Partners (including contributions by the Assignor Limited Partner) over the amount of capital previously contributed by the General Partner.

    9.7 CONDITIONS PRECEDENT TO RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise expressly provided in this Agreement, a Limited Partner shall not be entitled to the return of any part of its Capital Contribution authorized under this Agreement, nor may the Assignor Limited Partner be entitled to same on behalf of a Unit Holder until:

        (a) The certificate of limited partnership of the Partnership has been cancelled or amended to set forth the withdrawal or reduction of such Limited Partner's Capital Contribution;

        (b) All liabilities of the Partnership, except liabilities to the General Partner and to Limited Partners on account of their contributions, have been paid or there remains property of the Partnership sufficient to pay them; and

        (c) The consent of all the Partners has been obtained in person or through their lawful attorney-in-fact.

    9.8 INTEREST OF GENERAL PARTNER. Notwithstanding anything to the contrary that may be expressed or implied herein, the interests of the General Partner in each item of Partnership income, gain, loss, deduction or credit will be equal to at least 1% of each of those items at all times during the existence of the Partnership. In determining the interest of the General Partner in those items, Interests or Units owned by the General Partner shall not be taken into account.

    9.9 ALLOCATIONS AND ADJUSTMENTS TO CAPITAL ACCOUNTS. It is intended that the allocations in this Article IX effect an allocation for federal income tax purposes in a manner consistent with Sections 704 and 706 of the Code and comply with any limitations or restrictions therein. The General Partner shall have complete discretion to make the allocations pursuant to this Article IX and the allocations and adjustments to capital accounts in any manner consistent with Sections 704 and 706 of the Code. The General Partner may amend the provisions of this Agreement pursuant to Article XX and Article XXI as appropriate as a result of the promulgation of final Treasury Regulations under Sections 704 and 706 of the Code, if in the opinion of counsel such an amendment is advisable to reflect allocations among the Unit Holders and the General Partner consistent with those regulations.

    9.10 CONSENT TO METHODS OF DISTRIBUTION AND ALLOCATION. The methods hereinabove set forth by which distributions and allocations are made and apportioned are hereby expressly consented to by each Partner (including the Assignor Limited Partner on behalf of Unit Holders) as an express condition to becoming a Partner.

                                   ARTICLE X
                POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER

    10.1  GENERAL PARTNER'S EXCLUSIVE AUTHORITY TO MANAGE PARTNERSHIP
AFFAIRS. The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership and the Limited Partners and Unit Holders shall have no right to participate in the making of such Partnership decisions. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided in the Delaware Revised Uniform Limited Partnership Act and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

    10.2 POWERS OF THE GENERAL PARTNER. The General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including, but not limited to, the right, power and authority: (i) to enter into a dealer manager agreement with the Dealer Manager providing for the sale of the Units; (ii) to incur all reasonable expenditures; (iii) to employ and dismiss from employment any and all employees, agents, independent contractors, brokers, attorneys and accountants;
(iv) to invest Partnership funds in the Hotel; (v) to borrow money and as security therefor, if such borrowing is secured, to pledge, mortgage and otherwise encumber Partnership assets; (vi) to own or improve any property incident to the protection of the Hotel or the ownership of property subsequent to the foreclosure of the Hotel; (vii) to do any and all of the foregoing at such price and upon such terms as the General Partner deems proper; (viii) to execute, acknowledge and deliver any and all instruments to effectuate any and all of the foregoing; and (ix) invest any Reserves in such investments as the General Partner shall deem prudent.

    10.3 MANAGEMENT POLICIES. The General Partner shall observe the following policies:

        (a) The General Partner shall act in a manner consistent with the objectives of the Partnership as set forth in the Prospectus.

        (b) Prior to acquisition of the Hotel, the Partnership shall obtain an appraisal of the fair market value of the Hotel by a qualified independent appraiser who is a member of a nationally recognized society of appraisers. Such appraisal shall be based on the value of improvements and other factors that are standard in the industry. Such appraisal shall be maintained in the records of the Partnership for no less than 5 years following the making of the investment in the Hotel and during such period shall be available for inspection by any Limited Partner or Unit Holder upon reasonable notice.

        (c) The Partnership shall not: (i) issue any Units or Interests after the Final Closing Date or issue Units or Interests in exchange for property,
    (ii) make loans to the General Partner or its Affiliates, (iii) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (iv) directly or indirectly pay or award any finders' fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the General Partner shall not be prohibited from paying the normal sales commissions payable to a registered broker- dealer or other properly licensed person for selling Units, (v) make loans or investments in real estate mortgages, (vi) invest in or underwrite the securities of other issuers (provided, however, that the gross offering proceeds may be temporarily invested in money market investments pending investment in the Hotel and any Reserves may be invested in such investments as the General Partner shall deem prudent), (vii) redeem or repurchase Units, (viii) confer upon the General Partner or any Affiliate of the General Partner an exclusive right to sell or exclusive employment to sell the Hotel, (ix) invest in junior trust deeds unless received in connection with the sale of the Hotel, (x) invest in other limited partnerships or joint ventures or enter into joint venture arrangements, (xi) other than the acquisition of the Hotel, purchase or lease any property in which the General Partner or any of its Affiliates has an interest, (xii) sell or lease property to the General Partner or any of its Affiliates, (xiii) acquire property in exchange for Interests or Units, (xiv) reinvest in other properties any Sale or Refinancing Proceeds or Net Cash Flow, (xv) pay, directly or indirectly, a commission or fee (except as permitted by the NASAA Guidelines) to the General Partner or any of its affiliates in connection with the reinvestment or distribution of Sale or Refinancing Proceeds or (xvi) accept the assignment of the Purchase Agreement (as described in the Prospectus) from an Affiliate of the General Partner unless the terms of such assignment are such that (a) the purchase price of the Hotel shall be no greater than the cost of the Hotel to such Affiliate of the General Partner (except for compensation to such Affiliate paid in accordance with Section IV of the NASAA Guidelines), (b) there will be no difference in the interest rates of loans secured by the Hotel at the time the Hotel was acquired by such Affiliate and the time the Hotel will be acquired by the Partnership, and
    (c) there will be no other benefit to such Affiliate arising out of such assignment of the Purchase Agreement apart from compensation otherwise permitted by the NASAA Guidelines, provided, however, that the Partnership may pay an Affiliate of the General Partner the fee described in Section 8.l(a) and a nominal assignment consideration of not more than $100.

        (d) Pursuant to the requirements of the NASAA Guidelines, an amount not less than 80% of the Limited Partners' and Unit Holders' payments for Interests and Units reduced by .1625% for each 1% of "financing" of the Hotel will be committed to investment in the Hotel. As defined under the NASAA Guidelines, such amount is equal to the amount of Limited Partners' and Unit Holders' payments for Interests and Units actually used to invest in the Hotel or actually paid or allocated to the purchase, development, construction or improvement of the Hotel by the Partnership (including the purchase of the Hotel, working capital reserves allocable thereto not in excess of 5% of gross offering proceeds and other cash payments such as interest and taxes, but excluding Front End Fees). "Financing" as defined in the NASAA Guidelines means the indebtedness encumbering the Hotel, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months.

    10.4 LIMITATION ON GENERAL PARTNER'S OBLIGATION TO MANAGE. Subject to the provisions of Section 10.8, the General Partner shall devote such time to affairs of the Partnership as the General Partner, in its sole discretion, shall deem appropriate. Notwithstanding anything contained herein to the contrary, the General Partner shall have no obligation to manage or operate the Hotel on behalf of the Partnership.

    10.5 OTHER BUSINESS ACTIVITIES OF THE GENERAL PARTNER. Subject to the provisions of Section 10.8, the General Partner may have other business interests and may engage in other activities, in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and making of other investments. The pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

    10.6 GENERAL PARTNER'S DISCRETION TO MAKE CERTAIN ELECTIONS UNDER THE INTERNAL REVENUE CODE. The General Partner may, in its sole discretion, make (and if made, may revoke) the election referred to in Section 754 of the Internal Revenue Code of 1954, as amended, or any similar provision enacted in lieu thereof. Each of the Partners and Unit Holders will, upon request, supply the information necessary to properly give effect to such election.

    10.7 CAPITAL RESERVES. The General Partner shall establish and maintain a working capital reserve for operating expenses, contingencies, such additional funding requirements for the Hotel as deemed necessary in the discretion of the General Partner, and other anticipated costs relating to Partnership affairs and operations by initially retaining an amount equal to at least 3% of the aggregate amount of the gross offering proceeds and thereafter funding such reserve with Net Cash Flow and Sale or Refinancing Proceeds in such amounts as determined to be reasonably necessary from time to time by the General Partner. The General Partner shall invest the working capital reserve in such investments as the General Partner shall deem prudent. The General Partner may, in its discretion, distribute from time to time any portion of such reserve which the General Partner determines to be in excess of the amounts required for the purposes enumerated above.

    10.8 FIDUCIARY OBLIGATION OF THE GENERAL PARTNER. The General Partner shall fulfill the same fiduciary obligation to the Unit Holders as that owed to the Limited Partners under this Agreement and applicable state law.

    10.9  REIMBURSEMENT OF GENERAL PARTNER FOR CERTAIN PARTNERSHIP
EXPENSES. All of the Partnership's expenses shall be billed directly to and paid by the Partnership. Reimbursement to the General Partner and its Affiliates shall not be allowed, except for:

        (a) Organizational and Offering Expenses (but not in excess of 15% of the Limited Partners' and Unit Holders' payments for Interests and Units, all of which excess shall be paid by the General Partner from its own funds); and

        (b) (i) the actual cost of goods and materials used for or by the Partnership and obtained from an entity not affiliated with the General Partner or an Affiliate of the General Partner; (ii) the actual cost of administrative services necessary for the prudent operation of the Partnership which could be performed directly for the Partnership by independent parties, including legal, accounting, transfer agent, data processing, duplicating services and administration of investor accounts, and Partnership reports and communications to investors. All such transactions shall be pursuant to the terms of a written contract between the Partnership and the General Partner or its Affiliate which precisely describes the services to be rendered or the goods or materials to be provided and the compensation therefor. No reimbursement shall be permitted for services for which the General Partner or Affiliates receive a separate fee or for (x) salaries, fringe benefits, travel expenses and other administrative items which are incurred by or allocated to any Controlling Person or which are not directly attributable to the rendering of services to the Partnership and (y) any expenses incurred in performing services for the Partnership, such as rent, depreciation, utilities, capital equipment and other administrative items. "Controlling Person," for this purpose, shall mean any person, regardless of title, who performs executive or senior management functions for the General Partner or Affiliates similar to those of chairman or member of the board of directors, officers, executive management and senior management, or any person who either holds 5% or more equity interest in the General Partner or its Affiliates or has the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any person having the power to direct or cause the direction of the management level employees and policies of the General Partner or its Affiliates. In no event shall any amount charged to the Partnership as a reimbursable expense by the General Partner or its Affiliates exceed the lesser of the actual cost of such services or the amount which the Partnership would be required to pay to independent parties for comparable services. "Costs" for purposes of this paragraph shall include the price of goods and materials paid to independent third parties and direct costs incurred by the General Partner or its Affiliates in the transaction, including overhead directly attributable to the transaction but excluding general or administrative overhead. "Costs of Services" for purposes of this paragraph means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time spent on such services, or other method of allocation acceptable to the Partnership's independent certified public accountants.

    10.10 GOVERNMENTALLY REQUIRED REPORTS. The General Partner shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed under applicable laws, rules and regulations.

    10.11 GENERAL PARTNER'S FIDUCIARY RESPONSIBILITY FOR PARTNERSHIP FUNDS AND ASSETS. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner other than for the exclusive benefit of the Partnership nor shall the Partnership's funds be commingled with the funds of any other person.

    10.12 NONRECOURSE LOANS. A creditor who makes a nonrecourse loan to the Partnership shall not have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a creditor or secured creditor, as the case may be.

    10.13 LIMITATIONS ON GENERAL PARTNER'S AUTHORITY. Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to:

        (a) pay for any services performed by the General Partner or Affiliates of the General Partner (except if the General Partner or its Affiliates render services to the Partnership under extraordinary circumstances and the General Partner or its Affiliates are independently engaged in the business of rendering such services and the reimbursement therefor is limited to the lesser of the cost of such services to the General Partner or its Affiliates or 90% of the rate that would be paid to unaffiliated third parties for comparable services as authorized under the NASAA Guidelines and except as permitted in Article VIII); nor shall the General Partner or an Affiliate of the General Partner receive any rebate or give-up in connection with the Partnership's activities (except that selling commissions may be rebated to the General Partner or its Affiliates as provided in Section 7.7), nor shall the General Partner or an Affiliate of the General Partner participate in reciprocal business arrangements which shall circumvent this prohibition;

        (b) do any act in contravention of this Agreement;

        (c) do any act which would make it impossible to carry on the ordinary business of the Partnership;

        (d) confess a judgment against the Partnership;

        (e) execute or deliver any general assignment for the benefit of the creditors of the Partnership;

        (f) possess Partnership property or assign the rights of the Partnership in specific property for other than a Partnership purpose;

        (g) admit a person as a General Partner, except as provided in this Agreement; or

        (h) admit a person as a Limited Partner, except as provided in this Agreement.

    10.14 GENERAL PARTNER'S RIGHTS IN THE EVENT OF CERTAIN ERISA DETERMINATIONS. The General Partner shall have the right, in its sole discretion, in the event interests in the Partnership are determined to be "plan assets" as defined under the Employment Retirement Income Security Act of 1974,
(i) to amend the Partnership Agreement so as to comply with applicable fiduciary requirements to which they or the Partnership might be subject and charge the Partnership for all related expenses, (ii) to apply for a prohibited transaction exemption from the Department of Labor, (iii) to dissolve and terminate the Partnership, or (iv) to withdraw as a General Partner from the Partnership.

    10.15 GENERAL PARTNER'S AUTHORITY TO LIST AND DE-LIST UNITS. The General Partner is authorized to list the Units for trading on any exchange or over-the-counter market, or to remove the Units from listing in its sole discretion.

    10.16 ACTIONS TO PRESERVE PARTNERSHIP STATUS FOR TAX PURPOSES. The General Partner may, upon advice of counsel, take whatever actions are necessary to assure that the Partnership is classified as a partnership, rather than as an association taxable as a corporation, and to avoid a termination of the Partnership for Federal income tax purposes.

                                   ARTICLE XI
                     MEETINGS AND VOTING RIGHTS OF LIMITED
                           PARTNERS AND UNIT HOLDERS

    11.1 MEETINGS. Meetings of the Limited Partners and Unit Holders for any purpose may be called by the General Partner at any time and shall be called by the General Partner upon receipt of a written request for such a meeting signed by 10% or more of the outstanding Interests of the Limited Partners (including the Interests of the Assignor Limited Partner held for the benefit of the Unit Holders). Notice of such meeting shall be sent within 10 days after receipt of such request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at such meeting. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner. The Assignor Limited Partner, for this purpose, shall vote in accordance with the written directions of the Unit Holders.

    11.2 NOTICE. Meetings to be held pursuant to Section 11.1 shall be held not fewer than 15 days nor more than 60 days after receipt by the General Partner of the written request for such meeting as specified in Section 11.1. Notice to be given pursuant to Section 11.1 shall be given either personally or by mail to each Limited Partner and Unit Holder at his record address, or at such other address which he may have furnished in writing to the General Partner. Such notice shall contain a verbatim statement of any resolution proposed by the Limited Partners or Unit Holders and of any proposed amendment to this Agreement. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of Limited Partners holding a majority of the Interests (including those held by the Assignor Limited Partner for the Unit Holders) shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if no such quorum is present, holders of a majority of such Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Limited Partners or Unit Holders need be given to any Limited Partner or Unit Holder who attends in person or is represented by proxy (except when a Limited Partner or Unit Holder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner or Unit Holder entitled to such notice who, in a writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notice.

    11.3 RECORD DATE. For the purpose of determining the Limited Partners entitled to vote and the Unit Holders entitled to direct the voting of the Assignor Limited Partner at any meeting of the Limited Partners, or any adjournment thereof, the General Partner or the Limited Partners and Unit Holders requesting such meeting or vote may designate, in advance, a date as the record date of any such determination of Limited Partners and Unit Holders. Such date shall not be more than 50 days nor less than 10 days before any such meeting. A list of the names and addresses of all Limited Partners and Unit Holders shall be maintained as a part of the books and records of the Partnership and shall be made available upon reasonable request of any Limited Partner or Unit Holder or his representative at his cost. At each meeting of Limited Partners and Unit Holders, the Limited Partners and the Assignor Limited Partner on behalf of the Unit Holders either present or represented by proxy, shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

    11.4 POWERS OF LIMITED PARTNERS. Limited Partners shall have the right to vote only on the following matters, and Limited Partners holding a majority of Interests (including those held by the Assignor Limited Partner for the Unit Holders), without the concurrence of the General Partner, may cause any or all of the following:

        (a) amendment of this Agreement, subject to the conditions that such amendment (i) may not in any manner allow the Assignor Limited Partner, Limited Partners or Unit Holders to take part in the management or control of the Partnership's business or otherwise modify their limited liability, and (ii) may not, without the consent of the General Partner, alter the rights, powers and duties of the General Partner as set forth in Article X, or the interest of such General Partner in items of income, gain, loss, deduction and credit or distributions of Net Cash Flow or Sale or Refinancing Proceeds as set forth in Section 9.1 and 9.2 of this Agreement;

        (b) the approval or disapproval of the sale of the Hotel other than as contemplated by the Prospectus;

        (c) the termination and dissolution of the Partnership; and

        (d) the removal of the General Partner and election of a replacement therefor.

    The rights of Limited Partners to vote upon the matters specified in (a)-(d) above, and the Limited Partners' right to elect a successor General Partner following the removal, bankruptcy, withdrawal or dissolution of the General Partner pursuant to Section 13.1, shall be null and void AB INITIO and of no effect or existence and shall not be exercisable if (a) a court of competent jurisdiction shall have entered a final judgment to the effect that the existence or exercise of such powers is contrary to the provisions of the Delaware Revised Uniform Limited Partnership Act or a comparable statute, or if specific legislation is enacted in Delaware so providing; or (b) if prior to or within 15 days of such vote, the Partnership receives an opinion of counsel (obtained by the General Partner or any Unit Holder), other than counsel for the General Partner or any Affiliate of the General Partner, satisfactory to Limited Partners holding a majority of Interests (including those Interests held by the Assignor Limited Partner for the Unit Holders), to the effect that (i) the existence or exercise of such rights may adversely affect the status of the Unit Holders, the Assignor Limited Partner or the Limited Partners as Limited Partners or Unit Holders, as the case may be, including their limited liability or (ii) the election of a successor General Partner would cause the Partnership to be classified as an association taxable as a corporation for Federal income tax purposes. For purposes of this Section 11.4, counsel will be deemed satisfactory to the Limited Partners holding a majority of Interests (including those Interests held by the Assignor Limited Partner for Unit Holders) if proposed by the General Partner and approved in writing within 45 days by such Limited Partners holding a majority of Interests; provided that if holders of 10% or more of the outstanding Units have proposed counsel for this purpose, such proposed counsel, and not counsel proposed by the General Partner, shall be submitted for such approval. Any such opinion must describe with particularity the specific power interpreted by court ruling or prescribed by statute. The approval of an opinion of counsel or the existence of a final court judgment with respect to a particular contemplated action shall not affect the Limited Partners' or Unit Holders' rights to vote on other or future actions or the existence of such rights as are provided in this Agreement. Notwithstanding the foregoing, any Unit Holder or Limited Partner may independently, and at its own cost and expense, obtain a ruling of a court of competent jurisdiction that the exercise of a particular power by the Unit Holders or Limited Partners will not cause the Unit Holders or Limited Partners to lose their limited liability.

    11.5 ONE INTEREST, ONE VOTE; VOTING BY PROXY. Whenever the Limited Partners are entitled by this Agreement to vote on any particular matter, each Limited Partner shall be entitled to cast one vote per Interest, and a Unit Holder shall be entitled to direct the Assignor Limited Partner to cast one vote per Unit owned by such Unit Holder. Every proxy must be signed by the Limited Partner or Unit Holder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the direction of the Limited Partner or the Unit Holder executing it. Only the votes of Limited Partners of record on the record date, whether at a meeting or otherwise, shall be counted. The Unit Holders may give proxies only to the Assignor Limited Partner. The Assignor Limited Partner will vote separately in accordance with the directions of each Unit Holder.

    11.6 MAJORITY OF INTERESTS INCLUDES UNIT HOLDERS' INTERESTS. For purposes of this Article XI, Limited Partners holding a majority of Interests include the Assignor Limited Partner and the Interests it owns of record and votes at the direction of the Unit Holders.

    11.7 NO MANAGEMENT BY LIMITED PARTNERS OR UNIT HOLDERS. No Limited Partner or Unit Holder shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner or Unit Holder shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership.

    11.8 VOTING OF INTERESTS PURCHASED BY GENERAL PARTNER, ITS AFFILIATES OR EMPLOYEES. For purposes of this Article XI and Section 13.1, neither the General Partner nor any of its Affiliates shall be permitted to vote any Units purchased by the General Partner or such Affiliates pursuant to Section 7.7. Any individual officer, director, shareholder or employee of the General Partner or its Affiliates who acquire any Units in their individual capacities shall be entitled to vote on the matters specified in this Article XI and in Section
13.1. In all other respects and for all other purposes, the General Partner and any of its Affiliates shall be treated as Unit Holders with respect to any Units owned by them.

                                  ARTICLE XII
              ASSIGNMENT OF ASSIGNED LIMITED PARTNERSHIP INTERESTS
                   TO UNIT HOLDERS AND RIGHTS OF UNIT HOLDERS

    12.1  ASSIGNMENT OF INTERESTS: TIMING, PROCEDURES AND RIGHTS AND
LIABILITIES.

    (a) On each Closing Date, the Assignor Limited Partner shall contribute to the Partnership the proceeds of the sale of Units received and accepted by the General Partner on or before such Closing Date, on behalf of the purchasers of Units. The Assignor Limited Partner thereupon shall hold such Interests (and shall keep and simultaneously supply the Partnership with a list containing the name, address and number of Units purchased by each Unit Holder, which list shall be available for inspection by any Unit Holder on written request) and the purchase of such Units shall be entered on the books and records of the Partnership. The Partnership shall, at the request of Unit Holders and upon payment of a nominal fee determined by the General Partner to cover the actual cost of issuance to each such Unit Holder, issue to the order of the respective Unit Holders Depositary Receipts registered in the names of such Unit Holders (or their nominees) in respect of the Units held. By subscribing and tendering payment for Units a Unit Holder shall be deemed to have consented and be obligated to all the terms, condition, rights or obligations set forth herein.

    (b) The Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Unit Holders all of the Assignor Limited Partner's rights and interest in and to the Interests, except as otherwise provided herein, as of the time of release by the Escrow Agent to the Assignor Limited Partner or to the Partnership on behalf of the Assignor Limited Partner of any payments for Units. The rights and interest so transferred and assigned shall include the following:

        (i) all rights to receive distributions of Net Cash Flow and Sale or Refinancing Proceeds pursuant to Section 9.1 and Section 9.2 in respect of Interests;

        (ii) all rights in respect of allocations of items of income, gain, loss and deduction pursuant to Section 9.3;

       (iii) all rights to inspect books and records and to receive reports pursuant to Article XVIII;

        (iv) all rights which Limited Partners have, or may have in the future, under the Delaware Revised Uniform Limited Partnership Act, including the right to sue to enforce obligations of the Partnership, except as otherwise provided herein; and

        (v) the right to instruct the Assignor Limited Partner with respect to the voting of the Interests related to the Units (the Assignor Limited Partner having no right to vote with respect to any Unit or Interest without instructions from the record owners of the applicable Units) and rights to call meetings.

    (c) The General Partner, by the execution of this Agreement, irrevocably consents to and acknowledges that (i) the foregoing transfer and assignment by the Assignor Limited Partner to the Unit Holders of the Assignor Limited Partner's rights and interest in the Interests is effective, and (ii) the Unit Holders are intended to be third party beneficiaries of all rights and privileges of the Assignor Limited Partner with respect to the Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges with respect to Interests may be exercised by the Unit Holders including, without limitation, (i)-(v) in paragraph (b) above.

    (d) The Assignor Limited Partner shall not be liable to any Unit Holder for any action or nonaction by it in reliance upon advice, written notice, request or direction from a Unit Holder believed by the Assignor Limited Partner to be genuine and to have been signed or presented by the proper person(s).

    (e) Each Unit Holder shall be liable for and to the extent of any liability imposed upon the Assignor Limited Partner in its capacity as a Limited Partner of the Partnership with respect to such Unit Holder's Units for returns of Partnership distributions in accordance with The Delaware Revised Uniform Limited Partnership Act.

    12.2 UNIT HOLDERS MAY BE REQUIRED TO BECOME LIMITED PARTNERS. The General Partner may at any time require the Unit Holders to become Limited Partners, and may take such other action with respect to the manner in which Units or Interests are being or may be transferred or traded, as it may deem necessary or appropriate, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for Federal income tax purposes, to prevent termination of the Partnership for Federal income tax purposes, to prevent any violations of Federal or state securities laws arising from such transfers or trading, to insure that Unit Holders will be treated as limited partners for Federal income tax purposes or if, in the judgment of the General Partner, changes in the Federal income tax laws cause the free transferability of the Units to potentially adversely affect a majority of Unit Holders.

    12.3 ISSUANCE AND TRANSFER OF RECEIPTS. Depositary Receipts evidencing the Units shall be issued upon request of a Unit Holder in registered form and shall be freely transferable unless otherwise restricted under applicable federal or state securities or tax laws. The transferee of a Depositary Receipt shall not be recognized as an assignee of Interests unless and until such transfer is accepted and recorded by the transfer agent of the Partnership in respect of the Units.

    12.4 DEFERRAL OF REGISTRATION OF TRANSFERS OF UNITS TO AVOID TERMINATION OF THE PARTNERSHIP. The registration of any transfer (other than a transfer by will or intestacy upon death of the transferor) of a Unit or Interest may be deferred in the discretion of the General Partner if such assignment, when added to the total of all other Interests and Units assigned within the period of 12 consecutive months prior to the proposed date of assignment, would, in the opinion of counsel to the Partnership, result in a termination of the Partnership under Section 708 of the Internal Revenue Code of 1954, as amended. The General Partner will give written notice to all Limited Partners and Unit Holders in the event that registrations of transfer should be suspended for such reason. Any deferred registrations of transfers will be made (in chronological order to the extent practicable) as of the first day of a fiscal semiannual period after the end of any such 12-month period).

    12.5 TRANSFER FEE. The Partnership will charge a transfer fee equal to $150 in connection with the purchase or sale of Units and Interests. Such fee may be increased from time to time upon written notice from the General Partner to Unit Holders and Limited Partners if the General Partner determines that the actual, reasonable and necessary expenses incurred by the Partnership in facilitating such transfers exceed $150. Such fee may be waived in the discretion of the General Partner. Each transfer must comply with applicable state blue sky laws and requirements of the National Association of Securities Dealers, Inc. The Partnership may require evidence that any such applicable laws and standards have been met before agreeing to any transfer of Units.

                                  ARTICLE XIII
                REMOVAL, BANKRUPTCY, INSOLVENCY, DISSOLUTION OR
                       WITHDRAWAL OF THE GENERAL PARTNER

    13.1 ELECTION OF SUCCESSOR GENERAL PARTNER. Upon the removal, adjudication of bankruptcy, insolvency, dissolution or withdrawal of the General Partner, Limited Partners shall have 90 days to elect to continue the business of the Partnership and elect a successor General Partner pursuant to Section 11.4. Except for a withdrawal of the General Partner pursuant to Section 10.14, the General Partner shall not withdraw from the Partnership without giving Limited Partners and Unit Holders 60 days' prior written notice. If the Limited Partners fail to so elect a successor General Partner, the Partnership shall be dissolved and terminated.

    13.2 RIGHTS OF FORMER GENERAL PARTNER; PURCHASE OF FORMER GENERAL PARTNER'S PARTNERSHIP INTEREST. In the event the Partnership is not dissolved and terminated pursuant to Section 13.1, the General Partner shall become a special Limited Partner of the Partnership. In its capacity as such special Limited Partner, such former General Partner shall have no right to participate in the management of the affairs of the Partnership nor shall it have any right to vote in any vote requiring the consent of the Limited Partners or Unit Holders and shall not be entitled to any allocation of income, gain or losses of the Partnership or any distributions, allocable or payable in either case to the Limited Partners or Unit Holders, but shall instead retain the share of the profits, gains, losses, and distributions which it held in its capacity as General Partner under this Agreement, until such time, if at all, as the General Partner's interest is acquired as described in this Agreement. The Partnership or any successor General Partner elected by the Limited Partners shall have the option, but not the obligation, to acquire the interest in the Partnership of any General Partner upon the removal, adjudication of bankruptcy, insolvency, dissolution or involuntary withdrawal of such General Partner upon payment to the former General Partner of the fair market value of such interest, such value to be determined by agreement between the General Partner so removed and the Partnership, or, in the absence of such agreement, by arbitration in accordance with the rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner so removed and the Partnership. Fair market value of the interest of the General Partner so removed shall be the amount the General Partner would receive upon dissolution and termination of the Partnership assuming that such dissolution or termination occurred on the date the General Partner was removed and the assets of the Partnership were sold for their then fair market value without any compulsion on the part of the Partnership to sell such assets. The method of payment to the General Partner shall be fair and reasonable and shall protect the liquidity and solvency of the Partnership, in each case as determined by agreement, as aforesaid, or by arbitration in accordance with the rules of the American Arbitration Association. The method of payment shall be deemed presumptively fair if it provides for payment in the form of an interest bearing promissory note maturing in no fewer than 5 years, payable in equal installments in each year.

    13.3 VALUATION OF FORMER GENERAL PARTNER'S PARTNERSHIP INTEREST IN EVENT OF VOLUNTARY WITHDRAWAL, DISSOLUTION OR LIQUIDATION. In the event of the voluntary withdrawal of the General Partner from the Partnership or the voluntary dissolution or voluntary liquidation of the General Partner, then, upon the election, if any, of the Limited Partners to continue the business of the Partnership and to appoint a successor general partner, the interest in the Partnership of the General Partner shall be valued at One Dollar ($1) and shall be transferred to such successor general partner for One Dollar ($1).

                                  ARTICLE XIV
                       TRANSFER OF A PARTNERSHIP INTEREST

    14.1 SUBSTITUTE LIMITED PARTNERS. The General Partner may, pursuant to this Article XIV, admit as a substitute Limited Partner any successor in interest to a Limited Partner who is either deceased or under legal disability or who is an assignee of a Limited Partner.

    14.2 ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS. Subject to the provisions of this Article XIV, compliance with the suitability standards imposed by the Partnership, applicable "Blue Sky" laws and the applicable rules of any other governmental authority, a Limited Partner shall have the right to assign the whole or any portion of his Interests (but not fewer than 500 Interests unless to an Individual Retirement Account or Keogh Plan and then not fewer than 200 Interests) by a written assignment, the terms of which are not in contravention of any of the provisions of this Agreement. Any assignment in contravention of any provisions of this Article XIV shall be of no force and effect and shall not be binding upon or recognized by the Partnership.

        (a) Except as provided in (b) below, an assignee of an Interest who is not admitted as a substitute Limited Partner shall have no right to require any information or account of the Partnership's transaction or to inspect the Partnership's books; he shall only be entitled to receive distributions from the Partnership and the share of income, gain, loss, deduction and credit attributable to the Interests acquired by reason of such assignment from the first day of the calendar quarter following the calendar quarter in which the written instrument of assignment, executed by the assignor and in form and substance reasonably satisfactory to the General Partner, and other documents reasonably deemed necessary or appropriate by the General Partner (as, for example, evidence that the assignee meets investor suitability standards) shall have been received by the Partnership.

        (b) Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to (i) treat the assignor of such interests as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, loss, deduction or credit for distributions or for transmittal of reports and notices required to be given to holders of Interests, until the first day of the calendar quarter following the calendar quarter in which the Partnership shall have received the written assignment executed by the assignor in form and substance reasonably satisfactory to the General Partner and other documents reasonably deemed necessary or appropriate by the General Partner (including evidence of the assignee's compliance with standards imposed by applicable blue sky laws) or (ii) treat the assignee as a substitute Limited Partner in the place of his assignor, should the General Partner deem in its absolute discretion, that such treatment is in the best interests of the Partnership for any of its purchases or for any of the purposes of this Agreement.

    14.3 CONDITIONS PRECEDENT TO AN EFFECTIVE ASSIGNMENT. No assignee shall have the right to become a substituted Limited Partner in place of his assignor and no assignment of Interests shall be effective unless all of the following conditions are satisfied:

        (a) The General Partner or counsel to the General Partner shall be of the opinion that such assignment (i) complies with applicable state securities laws and with the Partnership's suitability standards, (ii) will not result in the Partnership being classified other than as a partnership for Federal income tax purposes and (iii) will not result in the termination of the Partnership pursuant to Section 708 of the Code;

        (b) The Interests being assigned by the assignor shall consist of at least five hundred (500) Interests (in the case of an IRA or Keogh Plan two hundred (200) Interests or such higher number of Interests as may be required by applicable state law) and if the assignor shall assign less than all of his Interests, such assignor shall retain at least five hundred (500) Interests (in the case of an IRA or Keogh Plan two hundred (200) Interests or such higher number of Interests as may be required by applicable state law);

        (c) The written consent of the General Partner to such substitution (but not such assignment) shall be obtained, the granting of which shall not be unreasonably withheld;

        (d) A duly executed written instrument of assignment setting forth the intentions of the assignor that the assignee shall become a substituted Limited Partner in his place shall have been filed with the Partnership;

        (e) The assignor and assignee shall execute and acknowledge such other instruments as the General Partner reasonably deems necessary or desirable to effect such assignment and admission, including, but not limited to, evidence of the assignee's compliance with standards imposed by any applicable "Blue Sky" laws, the written acceptance and adoption by the assignee of the provisions of this Agreement and his execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are more fully described in Article XXI hereof; and

        (f) The Partnership shall have received from the assignor or assignee a transfer fee equal to $150 (subject to adjustment from time to time in accordance with Section 12.5) to cover the expenses of such transfer, but such transfer fee may be waived by the General Partner, in its discretion.

    14.4 SUBSTITUTE LIMITED PARTNERS SUBJECT TO THIS AGREEMENT. Any person admitted to the Partnership as a substituted Limited Partner shall be subject to all the provisions of this Agreement as if an original party to it.

    14.5 AMENDMENT TO REFLECT CHANGE OF LIMITED PARTNER. The General Partner shall, at the end of each calendar quarter in which there has been a change in the identity of the Limited Partner, amend this Agreement to reflect such change.

    14.6 DEATH OR LEGAL DISABILITY OF A LIMITED PARTNER. Upon the death or legal disability of an individual who is a Limited Partner, his personal representative shall have all of the rights of a Limited Partner for the purpose of settling or managing his estate, and such power as the decedent or incompetent possessed to constitute a successor as an assignee of his interests in the Partnership and to join with such assignee in making application to substitute such assignee as a Limited Partner. However, such personal representative shall not have the right to become a substituted Limited Partner in the place of his predecessor in interest unless the conditions of this Article XIV (other than the requirement that the assignor execute and acknowledge instruments) are first satisfied.

    14.7 BANKRUPTCY, INSOLVENCY, DISSOLUTION OR OTHER CESSATION OF A LIMITED PARTNER. Upon the adjudication of bankruptcy or insolvency, dissolution or other cessation of existence as a legal entity of a Limited Partner which is not an individual, the authorized representative of such entity shall have all of the rights of a Limited Partner for the purpose of effecting the orderly winding up and disposition of the business of such entity and such power as such entity possessed to constitute a successor as an assignee of its interest in the Partnership and to join with such assignee in making application to substitute such assignee as a Limited Partner. However, such representative shall not have the right to become a substituted Limited Partner in the place of his predecessor in interest unless the conditions of this Article XIV (other than the requirement that the assignor execute and acknowledge instruments) are first satisfied.

    14.8 TRANSFERS IN VIOLATION OF THIS ARTICLE XIV. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this
Article XIV shall be void and ineffectual, and shall not bind or be recognized by the Partnership.

    14.9 ASSIGNMENT OF UNITS TO UNIT HOLDERS. The provisions of this Article XV shall not apply to the transfer and assignment by the Assignor Limited Partner of Units to Unit Holders in accordance with Section 12.1.

                                   ARTICLE XV
                                INDEMNIFICATION

    15.1 INDEMNIFICATION OF GENERAL PARTNER, ASSIGNOR LIMITED PARTNER, AND RELATED PARTIES. Neither the General Partner nor the Assignor Limited Partner, nor any officer, director, partner, employee, Affiliate or assign of the General Partner or the Assignor Limited Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Limited Partner or Unit Holder for any loss suffered by the Partnership or any Limited Partner or Unit Holder which arises out of any error in judgment or is incurred by reason of any action or inaction which was taken in good faith in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, if the General Partner or the Assignor Limited Partner determine, in good faith, that such course of conduct is in the best interest of the Partnership and such course of conduct does not constitute fraud, misconduct, breach of fiduciary duty or negligence (gross or ordinary) in accordance with the exercise of reasonable business judgment. The Partnership shall indemnify and save harmless the General Partner and the Assignor Limited Partner, their officers, directors, partners, employees, Affiliates and assigns (herein the "Indemnified Parties") against loss, damage or liability and related expenses (including attorneys' fees) incurred by reason of any such action or inaction performed or omitted in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership if such action or inaction is in the best interest of the Partnership and if such action or inaction does not constitute fraud, misconduct, breach of fiduciary duty or negligence (ordinary or gross). An Affiliate of an Indemnified Party will be indemnified hereunder only to the extent it is acting within the scope of the duties of the General Partner. All judgments against the Partnership and the General Partner or the Assignor Limited Partner, wherein such Partner is entitled to indemnification, must first be satisfied from Partnership assets before such Partner shall be responsible for such obligations. The satisfaction of any indemnification and any saving harmless shall be from and limited to the Partnership assets, and no Limited Partner or Unit Holder shall have any personal liability on account thereof. The Partnership shall not pay for any insurance covering liability of the Indemnified Parties for actions or omissions for which indemnification is not permitted hereunder; provided however, that this shall not preclude the naming of the General Partner, the Assignor Limited Partner or any of their Affiliates as additional insured parties on policies obtained for the benefit of the Partnership to the extent there is no additional cost to the Partnership.

    15.2  LIMITATIONS ON INDEMNIFICATION.  Notwithstanding the provisions of
Section 15.1, (i) the Assignor Limited Partner shall not be indemnified by the Partnership against any loss, damage or liability and related expenses (including attorneys' fees) incurred by reason of any action or inaction performed or omitted by the Assignor Limited Partner in connection with activities of the Assignor Limited Partner exclusively in its capacity as Assignor Limited Partner on behalf of Unit Holders, and (ii) no Indemnified Party or the Partnership shall be indemnified against any liabilities, settlements or related expenses of lawsuits, claims or actions alleging violations of any federal or state securities laws or for expenses incurred in successfully defending such lawsuits, claims or actions unless: (A) the General Partner or other persons or entities seeking indemnification are successful in defending such lawsuit, claim or action and such indemnification of litigation costs is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission, the Commissioner of Corporations of the State of California and other relevant state securities commissioner or administrator regarding indemnification for violations of securities laws or (B) in the case of a settlement, both the settlement is approved and the court finds that indemnification of the settlement and related costs should be made.

    15.3 INDEMNIFICATION OF LIMITED PARTNERS AND UNIT HOLDERS. The Partnership will indemnify, to the extent of Partnership assets, each Limited Partner and Unit Holder against any claim of liability asserted against a Limited Partner or Unit Holder solely because he is a Limited Partner or Unit Holder in the Partnership.

                                  ARTICLE XVI

                          DISSOLUTION AND TERMINATION

    16.1 DATE OF DISSOLUTION. The Partnership shall be dissolved and its business wound up upon the earlier to occur of:

        (a) The Offering Termination Date, if subscriptions for at least 2,000,000 Units have not been received and accepted by the General Partner on or prior to such date;

        (b) The date of disposition of all or substantially all of the assets of the Partnership;

        (c) The date of the removal, adjudication of bankruptcy or insolvency, dissolution or withdrawal of the General Partner, unless the Limited Partners elect to continue the business of the Partnership in accordance with Section 13.1;

        (d) The date on which Limited Partners who hold a majority of Interests vote in favor of dissolution or termination pursuant to Section 11.4; or

        (e) December 31, 2036.

    16.2 DISTRIBUTIONS IN LIQUIDATION. Upon dissolution of the Partnership, and after payment of all of the debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner deems necessary, distributions in liquidation of the Partnership shall be made in the manner of Net Cash Flow in accordance with Section 9.1, or Sale or Refinancing Proceeds in accordance with Section 9.2, as appropriate, when consideration is given to the sources of the funds distributed in the liquidation.

    16.3 TERMINATION. Upon completion of the liquidation of the Partnership, the Partnership shall terminate and the General Partner shall have the authority to execute and record a certificate of cancellation of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

                                  ARTICLE XVII

                                    NOTICES

    17.1 NOTICES. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be deemed to have been given on the earlier to occur of the date of actual delivery, or if mailed, the date mailed, postage prepaid, addressed to the person or persons to whom such notice is to be given (or at such other address as shall be stated in a notice similarly given):

        (a) If to the General Partner, such notice shall be given at c/o Realty Investment Group, Shearson Lehman Brothers Inc., American Express Tower--12th Floor, World Financial Center, New York, New York 10285-1230,
    Attention: A. George Kallop; and

        (b) If to a Limited Partner or a Unit Holder, such notice shall be given at the address shown on the books and records of the Partnership and the Assignor Limited Partner, unless such Limited Partner or Unit Holder shall have requested the Partnership in writing at least 30 days before the date of mailing to send notices to a different address.

                                   ARTICLE XVIII

                         ACCOUNTING, REPORTS AND STATEMENTS

    18.1 FISCAL YEAR. The fiscal year of the Partnership shall end on December 31 of each year.

    18.2 INSPECTION OF RECORDS. Limited Partners and Unit Holders and their designated representatives shall be permitted access to all records of the Partnership at the principal office of the Partnership during reasonable business hours and shall have the right to make copies thereof.

    18.3 INCOME TAX RETURNS. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall prepare, or cause to be prepared, a United States income tax return for the Partnership; and, in connection therewith, shall send to each person who was a Limited Partner or a Unit Holder on the first day of any month during such preceding fiscal year, such tax information as shall be necessary for the preparation by such person of his Federal income tax return and required state income and other tax returns. The General Partner shall pay to each such person a penalty of $.0005 per Unit or Interest held by such person per day for every day after the end of March (or if such period ends on a Sunday or holiday, the next following business day) that such tax information has not been mailed to such person, except that no such penalty shall be payable where any delay is occasioned by events or acts which are beyond the control of the General Partner.

    18.4 QUARTERLY FINANCIAL REPORTS. Commencing with the first full quarter after the Initial Closing Date and within 60 days after the close of each quarter other than the last quarter of the fiscal year, the General Partner shall furnish to each person who was a Limited Partner or Unit Holder at any time during the quarter then ended, a report containing (i) a balance sheet, which may be unaudited, (ii) a statement of income for the quarter then ended, which may be unaudited, and (iii) a cash flow statement for the quarter then ended, which may be unaudited. Such report also shall set forth details with respect to the progress of the Partnership's business and unaudited financial and other relevant information regarding the Partnership and its activities during the quarter, including a statement of any transactions with the General Partner or its Affiliates and of fees, commissions, compensation, reimbursements and other benefits paid or accrued to the General Partner or its Affiliates for such quarter, showing the amount paid or accrued to each recipient and the services performed, and including a statement setting forth in detail the source of any distributions paid to Limited Partners and Unit Holders for or during the quarter, including the amount of distributions made from reserves or from funds generated through operations. The Partnership will also make available to Limited Partners and Unit Holders, upon request with 45 days after the end of each quarter, the quarterly report on Form 10- Q filed by the Partnership with the Securities and Exchange Commission, or a quarterly report containing at least as much information as the report on Form 10-Q.

    18.5 ANNUAL FINANCIAL REPORTS. Within 120 days after the end of each fiscal year, the General Partner will furnish to Limited Partners and Unit Holders (i) an annual report containing audited financial statements of the Partnership, including a balance sheet and statements of income, partner's equity and changes in financial position and a cash flow statement, for the year then ended, all of which, except the cash flow statement, shall be prepared in accordance with generally accepted accounting principles, together with the report of the independent certified public accountants thereon, containing an unqualified opinion or an opinion containing no material qualification, (ii) a statement of any transactions with the General Partner or its Affiliates and of fees, commissions, compensation, reimbursements and other benefits paid or accrued to the General Partner or its Affiliates for the last quarter and for such year, showing the amount paid or accrued to each recipient and the services performed and (iii) a statement setting forth in detail the source of any distributions paid to the Limited Partners and Unit Holders for or during the last quarter and such fiscal year, including the amount of distributions made from reserves, from funds generated through operations or from funds derived from the sale, refinancing or other disposition of the Partnership assets. Such report shall also include a report of the activities of the Partnership during such fiscal year and a table comparing any forecasts previously provided to Limited Partners or Unit Holders with the actual results of the Partnership and the Hotel during such fiscal year. Limited Partners and Unit Holders will also be furnished a reconciliation between the financial information contained in the annual report and the information received for their federal tax returns. The audited financial statements referenced in (i) shall include verification by such accountants of the costs reimbursed to the General Partner and its Affiliates. The method of verification shall be in accordance with generally accepted auditing standards.

    18.6 TAX MATTERS PARTNER. The General Partner is hereby appointed the "Tax Matters Partner" for purposes of section 6231(a)(7)(A) of the Code.

                                  ARTICLE XIX

                                 BANK ACCOUNTS

    19.1 BANK ACCOUNTS. The General Partner shall open and maintain a bank account or accounts into which shall be deposited all funds of the Partnership. Withdrawals from such account or accounts shall be made upon the authorized signature or signatures of such person or persons the General Partner shall designate.

                                   ARTICLE XX

                                   AMENDMENTS

    20.1 AMENDMENTS. This Agreement may be amended at any time and from time to time and, if amended, the General Partner shall file, or cause to be filed, an amendment of the certificate of limited partnership with the appropriate authorities, in the even that the General Partner determines the filing of such amendment to be necessary or appropriate.

                                  ARTICLE XXI

                           SPECIAL POWER OF ATTORNEY

    21.1 APPOINTMENT OF GENERAL PARTNER AS ATTORNEY-IN-FACT; PURPOSES OF SPECIAL POWER OF ATTORNEY. Each Limited Partner and Unit Holder hereby irrevocably makes, constitutes and appoints the General Partner, with full power of substitution, its true and lawful attorney-in-fact, for it and in its name, place and stead, to make, execute, sign, acknowledge, swear to, deliver, record and file any document or instrument which may be considered necessary or desirable by the person executing the same to carry out fully the provisions of this Agreement, including, without limitation, the following:

        (a) The execution of this Agreement, any separate certificate of limited partnership, any certificate of doing business under an assumed name, and any other certificate, instrument or document which may be required to be filed, or which the General Partner deems advisable to file, under the laws of any state or the regulation of any governmental agency, as well as any amendments to the foregoing; and

        (b) Any instrument or documents which may be required or appropriate to effect the continuation of the Partnership, to approve the choice of and to admit any additional or substituted Limited Partners, to dissolve and terminate the Partnership, to consent to the return to the Limited Partners of all or any part of their respective capital contributions or to effect any reduction in the Partnership's capital by reason of distributions to the Partners.

    Notwithstanding the foregoing, this special power of attorney shall not confer the authority on the attorney-in-fact to act on behalf of the principal grantor for purposes of the voting procedures set forth in Section 11.4.

    21.2 NATURE AND EXERCISE OF SPECIAL POWER OF ATTORNEY. The foregoing special power of attorney shall be one which:

        (a) is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or legal incapacity of the grantor;

        (b) may be exercised by the General Partner for each Limited Partner and Unit Holder by facsimile signature or by executing any instrument with a single signature as attorney-in-fact for all Limited Partners and Unit Holders; and

        (c) shall survive the delivery of any assignment of an Interest or Unit, except that where the assignee of the Interests has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner and the transfer of a Unit has been recorded on the books and records of the Partnership, this special power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect the foregoing.

                                    ARTICLE XXII

                                   MISCELLANEOUS

    22.1 BINDING EFFECT. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefits of the parties hereto, their personal representatives, successors and assigns.

    22.2 APPLICABLE LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    22.3 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

    22.4 SEVERABILITY. In the event that any sentence, paragraph, provision, section or article of this Agreement is declared by a court of competent jurisdiction to be void, such sentence, paragraph, provision, section or article shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.

    22.5 HEADINGS. Titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions shall not be construed to define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

    22.6 SINGULAR AND PLURAL; GENDER. Whenever required by the context hereof, the singular shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa.

    IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Agreement of Limited Partnership as of the day and year first above written.

                                          GENERAL PARTNER:
                                          SHEARSON UNION SQUARE/GP CORP.

                                          By:       /s/ ELIZABETH R. HICKS
                                          --------------------------------------
                                          Its:                VICE PRESIDENT

                                          ASSIGNOR LIMITED PARTNER:
                                          SHEARSON UNION SQUARE
                                            DEPOSITARY CORP.
                                          By:       /s/ ELIZABETH R. HICKS
                                          --------------------------------------
                                          Its:                VICE PRESIDENT

                       UNION SQUARE HOTEL PARTNERS, L.P.
         3 WORLD FINANCIAL CENTER, 29TH FLOOR, NEW YORK, NEW YORK 10285
                           PROXY FOR SPECIAL MEETING
                      THIS PROXY IS SOLICITED ON BEHALF OF
            THE GENERAL PARTNER OF UNION SQUARE HOTEL PARTNERS, L.P.


    The undersigned hereby appoints Union Square Depositary Corp. as Proxy, with the power to appoint a substitute, and hereby authorizes it to represent and vote separately in accordance with the directions below, one vote per unit of the economic and certain other rights attributable to the limited partnership interests in Union Square Hotel Partners, L.P. ("the Partnership") held as of record by the undersigned on January 10, 1997, at the Special Meeting of the Partnership to be held on February 7, 1997, or at any adjournment or postponement thereof.


    In its discretion, the Proxy is authorized to vote upon such other business as may properly be brought before the Special Meeting or any postponement or adjournment thereof.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE GENERAL PARTNER'S RECOMMENDATION. PLEASE SIGN AND DATE THIS CARD ON THE REVERSE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE IN RETURNING THIS CARD.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

    THE GENERAL PARTNER RECOMMENDS A VOTE FOR ITEM 1.


    Item 1. A proposal to approve the sale of the Partnership's principal asset, the real property located at 345 Stockton Street, San Francisco, California and the related improvements and personalty commonly known as the "Grand Hyatt San Francisco" (collectively, the "Hotel"), pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 4, 1996, providing for (x) the sale of the Hotel by the Partnership to HT-Hotel Equities, Inc. ("HT-Hyatt"), an affiliate of California Hyatt Corporation (the operator of the Hotel), subject to certain conditions, for $126,900,000 in cash and the assumption by HT-Hyatt of the Partnership's outstanding nonrecourse indebtedness in favor of Hyatt Corporation, which indebtedness is secured by a third deed of trust on the Hotel, and (y) the assumption by HT-Hyatt of all obligations of the Partnership under the lease arrangement pursuant to which California Hyatt Corporation operates the Hotel, all as more fully described in the enclosed Proxy Statement.


            FOR:  / /           AGAINST:  / /           ABSTAIN:  / /

                                              DATE _____________________________

                                              __________________________________
                                                         SIGNATURE(S)

                                              __________________________________
                                                         SIGNATURE(S)
                                              NOTE: Please sign exactly as name
                                              appears hereon. Joint owners
                                              should each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such.


 YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE, AND SIGN THE ABOVE PROXY
     CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.